Exhibit 99.1

OFFICE LEASE

POST MONTGOMERY CENTER
One Montgomery Tower
San Francisco, California

LANDLORD:

POST-MONTGOMERY ASSOCIATES

TENANT:

OPENTABLE, INC.,
a Delaware corporation

OFFICE LEASE

POST MONTGOMERY CENTER
ONE MONTGOMERY TOWER
San Francisco, California

BASIC LEASE INFORMATION

Lease Date:	September 19, 2012.

Landlord:	Post-Montgomery Associates,
a California general partnership.

Tenant:	OPENTABLE, INC., a Delaware corporation.

Premises:

48,161 square feet of rentable area located on a portion of the 5th Floor and all of the 6th and 7th Floors, commonly referred to as Suite 500, Suite 600 and Suite 700, as shown on the Floor Plan(s) attached to this Lease as Exhibit A.

Term:	Eighty four (84) months, commencing on the Commencement Date.

Commencement Date:	May 1, 2013.

Target Delivery Date:

The date that is sixty (60) days after the full execution and delivery of this Lease and the Letter of Credit with respect to that portion of Landlord’s Work (as defined in the Work Letter) other than the 5th Floor Corridor Work (as defined in the Work Letter) and the Post Delivery Work (as defined in the Work Letter) and the date that is ninety (90) days after the full execution and delivery of this Lease and the Letter Credit with respect to the 5th Floor Corridor Work. Each Target Delivery date shall be subject to extension for delays arising from the acts or omissions of Tenant and delays described in Section 31.12.

Expiration Date:	The date which is eighty-four (84) months after the Commencement Date.

Renewal Right:	One option to extend for a period of five (5) years, pursuant to the terms and conditions set forth in Article 33.

Expansion Right:	As set forth in Article 36.

Right of First Offer:	As set forth in Article 35.

Base Rent; Rent Abatement:

	Rentable Square Feet	Annual Base Rent/Sq. Ft.	Annual Base Rent	Monthly Base Rent

Lease Year 1	48,161	$42.50	$2,046,842.50	$170,570.21

Lease Year 2	48,161	$43.50	$2,095,003.50	$174,583.63

Lease Year 3	48,161	$44.50	$2,143,164.50	$178,597.04

Lease Year 4	48,161	$45.50	$2,191,325.50	$182,610.46

Lease Year 5	48,161	$46.50	$2,239,486.50	$186,623.88

Lease Year 6	48,161	$47.50	$2,287,647.50	$190,637.29

Lease Year 7	48,161	$48.50	$2,335,808.50	$194,650.71

*                     As an inducement to Tenant entering into this Lease, Base Rent in the amount of $170,570.21 per month shall be abated for the first three and one-half (3.5) months after the Commencement Date.  During such abatement period, Tenant shall still be responsible for the payment of all of its other monetary obligations under the Lease.

Base Year:	2013, subject to Section 33.2(d).

Tenant’s Percentage Share:	7.17%

Construction Allowance:	Fifty Dollars ($50.00) per rentable square foot of the Premises, pursuant to Section 5.1 of the Work Letter.

Permitted Use:	General corporate and administrative offices consistent with first-class office buildings in the San Francisco downtown financial district.

Letter of Credit Required Amount:	$1,023,421.25, subject to reduction as set forth in Section 34.1.

Building Directory Spaces:	one (1) directory strip, as set forth in Section 31.14.

Parking Spaces:	One space per 3,500 rentable square feet of the Premises.

Tenant’s Address:	Prior to Commencement Date:

799 Market Street, 4th Floor
San Francisco, CA 94103

On and after Commencement Date:

One Montgomery Street, Suite 700
San Francisco, CA 94104

Landlord’s Address:	Post Montgomery Center
One Montgomery Street, Suite 450
San Francisco, CA 94104

Brokers:

Landlord’s Broker:	Cushman & Wakefield of California, Inc.

Tenant’s Broker:	Studley, Inc.

Exhibits:

Exhibit A:  Floor Plan(s) of Premises

Exhibit B:  Rules and Regulations

Exhibit C:  Work Letter

Exhibit C-1:  Space Plan for the Premises

Exhibit D:  Confirmation of Lease Term

Exhibit E:  Letter of Credit Form

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	7.1	Permitted Use	16

	7.2	No Violation of Requirements	16

	7.3	Compliance with Requirements	17

	7.4	No Nuisance	18

	7.5	Compliance With Environmental Laws; Use of Hazardous Materials	18

	7.6	Pre-Existing Hazardous Materials	18

8.	Building Services		19

	8.1	Maintenance of Project	19

	8.2	Building-Standard Services	19

	8.3	Interruption or Unavailability of Services	20

	8.4	Tenant’s Use of Excess Electricity and Water; Premises Occupancy Load	21

	8.5	Provision of Additional Services	22

	8.6	Tenant’s Supplemental Air Conditioning	22

9.	Maintenance of Premises		22

10.	Alterations to Premises		22

	10.1	Landlord Consent; Procedure	22

	10.2	General Requirements	22

	10.3	Landlord’s Right to Inspect	24

	10.4	Tenant’s Obligations Upon Completion	24

	10.5	Repairs	25

	10.6	Ownership and Removal of Alterations	25

	10.7	Minor Alterations	26

	10.8	Landlord’s Fee	26

11.	Liens		26

12.	Damage or Destruction		26

	12.1	Obligation to Repair	26

	12.2	Landlord’s Election	27

	12.3	Tenant’s Election	27

	12.4	Cost of Repairs	27

	12.5	Damage at End of Term	28

	12.6	Waiver of Statutes	28

13.	Eminent Domain		28

	13.1	Effect of Taking	28

	13.2	Condemnation Proceeds	29

	13.3	Restoration of Premises	29

	13.4	Taking at End of Term	29

	13.5	Tenant Waiver	29

14.	Insurance		30

	14.1	Liability Insurance	30

	14.2	Form of Policies	31

	14.3	Vendors’ Insurance	32

15.	Waiver of Subrogation Rights		32

16.	Tenant’s Waiver of Liability and Indemnification		32

	16.1	Waiver and Release	32

	16.2	Indemnification of Landlord	32

17.	Assignment and Subletting		33

	17.1	Compliance Required	33

	17.2	Request by Tenant; Landlord Response	33

	17.3	Standards and Conditions for Landlord Approval	34

	17.4	Costs and Expenses	35

	17.5	Payment of Excess Rent and Other Consideration	35

	17.6	Assumption of Obligations; Further Restrictions on Subletting	36

	17.7	No Release	36

	17.8	No Encumbrance; No Change in Permitted Use	37

	17.9	Right to Assign or Sublease Without Landlord’s Consent	37

18.	Rules and Regulations		37

19.	Entry of Premises by Landlord; Modification to Common Areas		38

	19.1	Entry of Premises	38

	19.2	Modifications to Common Areas	38

	19.3	Waiver of Claims	39

20.	Default and Remedies		39

	20.1	Events of Default	39

	20.2	Tenant Cure Periods	40

	20.3	Landlord’s Remedies Upon Occurrence of Event of Default	40

	20.4	Damages Upon Termination	41

	20.5	Computation of Certain Rent for Purposes of Default	41

	20.6	Landlord’s Right to Cure Defaults	41

	20.7	Waiver of Forfeiture	41

	20.8	Remedies Cumulative	41

	20.9	Landlord’s Default	42

21.	Subordination, Attornment and Nondisturbance		42

	21.1	Subordination and Attornment	42

	21.1	Notice to Encumbrancer	43

	21.2	Rent Payment Direction	43

22.	Sale or Transfer by Landlord; Lease Non-Recourse		43

	22.1	Release of Landlord on Transfer	43

	22.2	Lease Nonrecourse to Landlord; Limitation of Liability	44

23.	Estoppel Certificate		44

	23.1	Procedure and Content	44

	23.2	Effect of Certificate	45

24.	No Light, Air, or View Easement		45

25.	Holding Over		45

26.	Security Deposit		46

	26.1	Application of Security Deposit	46

27.	Waiver		47

28.	Notices; Tenant’s Agent for Service		47

29.	Authority		47

30.	Parking		47

	30.1	Lease of Parking Spaces	47

	30.2	Management of Project Parking Garage	48

	30.3	Waiver of Liability	48

31.	Miscellaneous		48

	31.1	No Joint Venture	48

	31.2	Successors and Assigns	48

	31.3	Construction and Interpretation	49

	31.4	Severability	49

	31.5	Entire Agreement	49

	31.6	Governing Law	50

	31.7	Costs and Expenses	50

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31.8	Standards of Performance and Approvals	50

31.9	Brokers	51

31.10	Memorandum of Lease	51

31.11	Quiet Enjoyment	51

31.12	Force Majeure	51

31.13	Surrender of Premises	52

31.14	Building Directory	52

31.15	Name of Building; Address	52

31.16	Exhibits	52

31.17	Survival of Obligations	53

31.18	Time of the Essence	53

31.19	Waiver of Trial By Jury; Waiver of Counterclaim	53

31.20	Consent to Venue	53

31.21	Financial Statements	53

31.22	Subdivision; Future Ownership	53

31.23	Modification of Lease	54

31.24	Confidential Information	54

31.25	No Option	54

31.26	Independent Covenants	54

31.27	First Source Hiring Program	55

31.28	Compliance with Anti-Terrorism Law	55

31.29	Bankruptcy of Tenant	55

31.30	Rent Not Based on Income	56

31.31	Counterparts	56

31.32	Signage	56

	31.33	Stairways	56

32.	Communications and Computer Lines and Equipment		57

	32.1	Lines and Equipment	57

	32.2	Interference	58

	32.3	General Provisions	58

33.	Option To Extend		60

	33.1	Grant of Extension Option	60

	33.2	Terms Applicable to Premises During Extension Term	60

	33.3	Prevailing Market Rate	60

	33.4	Procedure for Determining Prevailing Market Rate	61

	33.5	General Provisions	62

34.	Letter of Credit		63

	34.1	Letter of Credit	63

	34.2	Delivery of Letter of Credit	64

	34.3	Draws on the Letter of Credit	65

	34.4	Applicable Definitions	66

	34.5	Transfer of Letter of Credit	67

	34.6	Letter of Credit is Not Security Deposit	67

	34.7	Substitute Letter of Credit	68

35.	Tenant’s Right Of First Offer		68

	35.1	Availability Notice	68

	35.2	Specific Offer Space	68

	35.3	Exercise by Tenant	68

	35.4	Terms Applicable to the Specific Offer Space	69

	35.5	No Defaults	70

	35.6	Rights Personal	70

36.	Tenant’s Right Of Expansion		70

	36.1	Expansion Option	70

	36.2	Availability Notice	70

	36.3	Exercise Notice	70

	36.4	Terms Applicable to the Expansion Space	70

	36.5	Effect of Default	71

	36.6	Right Personal	71

	36.7	Effect of Exercise of Other Rights	72

OFFICE LEASE

THIS LEASE is made and entered into by and between Landlord and Tenant as of the Lease Date.

Landlord and Tenant hereby agree as follows:

1.                                      Definitions.

1.1                               Terms Defined.  The following terms have the meanings set forth below.  Certain other terms have the meanings set forth elsewhere in this Lease.

Alterations:  Alterations, additions or other improvements to the Premises made by or on behalf of Tenant (other than the initial leasehold improvements, if any, made by or on behalf of Tenant pursuant to the Work Letter).

Appraisal Panel:  Appraisal Panel shall have the meaning set forth in Article 33.

Anti-Terrorism Law:  Any Requirements relating to terrorism, anti-terrorism, money-laundering or anti-money laundering activities, including without limitation the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, Executive Order No. 13224, and Title 3 of the USA Patriot Act, and any regulations promulgated under any of them.

ASA Appraiser:  ASA Appraiser shall have the meaning set forth in Article 33.

Bankruptcy Code:  Bankruptcy Code shall mean the United States Bankruptcy Code.

Base Building Operating Expenses and Base Building Property Taxes:  The Building Operating Expenses and the Building Property Taxes allocable to the Base Year, including, for purposes of the Base Building Property Taxes, any reduction in Base Building Property Taxes obtained by Landlord after the date hereof as a result of a commonly called Proposition 8 application.

Base Year:  Base Year shall have the meaning set forth in the Basic Lease Information.

Building:  The high-rise office portion of the Project, commonly known as One Montgomery Tower, including related Common Areas and the Project parking garage.  The Building does not include the Galleria, other than the Project parking garage.

Building Holidays:  New Year’s Day, Martin Luther King, Jr. Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day after Thanksgiving, and Christmas Day.

Building Operating Expenses:  Operating Expenses allocable to the Building.  Landlord, in its commercially reasonable discretion, shall determine the portion of Operating Expenses allocable to the Building in accordance with sound real estate accounting and management practices consistently applied; provided, however, that Landlord shall make such allocation in a consistent and nondiscriminatory manner.  If less than ninety-five percent (95%) of the rentable area of the Building is occupied during the Base Year or any subsequent calendar year during the Term, then actual Building Operating Expenses for the Base Year and such subsequent calendar year shall be adjusted to reflect Landlord’s reasonable estimate of Building Operating Expenses as if ninety-five percent (95%) of the entire rentable area of the Building had been occupied. Landlord’s reasonable “gross up” of such Building Operating Expenses shall be final and binding on Tenant, in the absence of manifest error, subject to Section 5.4.  Notwithstanding any provision in this Lease to the contrary, in no event shall the amount of Building Operating Expenses for any calendar year subsequent to the Base Year be deemed to be less than the amount of Base Building Operating Expenses.

Building Property Taxes:  Eighty-eight and Four Tenths Percent (88.4%) of Real Estate Taxes, except that to the extent the Building, or a portion thereof, is separately assessed, then One Hundred Percent (100%) of such separately assessed Real Estate Taxes.  Notwithstanding any provision in this Lease to the contrary, in no event shall the amount of Building Property Taxes for any calendar year subsequent to the Base Year be deemed to be less than the amount of Base Building Property Taxes.

Building Standard Hours:  6:00 a.m. to 6:00 p.m. on weekdays and 8:00 a.m. to 2:00 p.m. on Saturdays (except Building Holidays).

Building Systems:  The life-safety, electrical, mechanical, heating, ventilation, air-conditioning, plumbing, fire-protection, telecommunications, or other utility systems serving the Premises, the Building, the Project or the Galleria, as applicable.

Casualty:  Fire, earthquake, or any other event of a sudden, unexpected, or unusual nature.

Casualty Discovery Date:  Casualty Discovery Date shall have the meaning set forth in Section 12.1.

Claims:  Any and all obligations, losses, claims, actions (including remedial or enforcement actions of any kind and administrative or judicial proceedings, suits, orders or judgments), causes of action, liabilities, penalties, damages (including consequential and punitive damages), costs and expenses (including reasonable attorneys’ and consultants’ fees and expenses).

Common Areas:  Those areas of the Project designated by Landlord, in its sole discretion, from time to time for the nonexclusive use of occupants of the Project, and their agents, employees, customers, invitees and licensees, and other members of the public, including the roof-top garden terrace located in the Project.  Common Areas do not include the exterior windows and walls and the roof of the Project (other than the roof-top garden terrace), or any space in the Project (including in the Premises) used for common shafts, stacks, pipes, conduits, ducts, electrical or other utilities, telecommunication systems, or other installations for Building Systems serving the Project.

Comparable Buildings:  Comparable Buildings shall have the meaning set forth in Article 33.

Comparison Leases:  Comparison Leases shall have the meaning set forth in Article 33.

Confidential Information:  Confidential Information shall have the meaning set forth in Section 31.24.

Construction Guide:  The Post Montgomery Center Construction & Remodeling Guide, as updated, revised and/or superseded from time to time.

Control:  Ownership of more than fifty percent (50%) of all of the voting stock of a corporation or more than fifty percent (50%) of all of the legal and equitable interest in any other business entity.

Encumbrance:  Any ground lease or underlying lease, or the lien of any mortgage, deed of trust, or any other security instrument now or hereafter affecting or encumbering the Project, or any part thereof or interest therein.

Encumbrancer:  The holder of the beneficial interest under an Encumbrance.

Environmental Laws:  All Requirements relating to the environment, health and safety, or the use, generation, handling, emission, release, discharge, storage or disposal of Hazardous Materials.

Equipment:  Equipment shall have the meaning set forth in Section 32.1.

Escalation Rent:  Tenant’s Percentage Share of the total dollar increase, if any, in Building Operating Expenses allocable to each calendar year, or part thereof, after the Base Year, over the amount of Base Building Operating Expenses, and Tenant’s Percentage Share of the total dollar increase, if any, in Building Property Taxes allocable to the tax year or years occurring in each such calendar year over the Base Building Property Taxes for the tax year or years occurring in the Base Year.

Event of Default:  Event of Default shall have the meaning set forth in Section 20.1.

Excess Rent:  Excess Rent shall have the meaning set forth in Section 17.5(a).

Executive Order No. 13224:  Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, and relating to “Blocking Property and Prohibiting

Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism,” as may be amended from time to time.

Extension Option:  Extension Option shall have the meaning set forth in Article 33.

Extension Term:  Extension Term shall have the meaning set forth in Article 33.

Floor:  The entire rentable area of any floor in the Building.

FSHP:  The First Source Hiring Program, as described in Section 31.27.

Galleria:  The retail shopping center portion of the Project, commonly known as The Crocker Galleria, including related Common Areas and the Project parking garage.

Hazardous Materials:  Petroleum, asbestos, polychlorinated biphenyls, radioactive materials, radon gas, mold, or any chemical, material or substance now or hereafter defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “pollutants,” “contaminants,” “extremely hazardous waste,” “restricted hazardous waste” or “toxic substances,” or words of similar import, under any Environmental Laws.

Impositions:  Taxes, assessments, charges, excises and levies, business taxes, license, permit, inspection and other authorization fees, transit development fees, assessments or charges for housing funds, service payments in lieu of taxes and any other fees or charges of any kind at any time levied, assessed, charged or imposed by any Federal, State or local entity, (i) upon, measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures or other personal property located in the Premises, or the cost or value of any Alterations; (ii) upon, or measured by, any Rent payable hereunder, including any gross receipts tax; (iii) upon, with respect to or by reason of the development, possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; or (iv) upon this Lease transaction, or any document to which Tenant is a party creating or transferring any interest or estate in the Premises.  Impositions do not include penalties, interest (unless included as part of an assessment payable over time), profit taxes, business taxes, capital levy taxes, estate taxes, succession taxes, recordation taxes, gift taxes, corporation taxes, documentary stamp taxes, mortgage lien taxes, transfer gains taxes, franchise, transfer, inheritance or capital stock taxes, tax increment financing or recording fees, or income taxes measured by the net income of Landlord from all sources, unless any such taxes are levied or assessed against Landlord as a substitute for, in whole or in part, any Imposition.

Indemnitees:  Indemnitees shall have the meaning set forth in Section 16.1.

Inducements:  Inducements shall have the meaning set forth in Section 4.5.

Interest Rate:  The greater of (i) ten percent (10%) per annum, or (ii) the Prime Rate plus five percent (5%); provided, however, that if such rate of interest shall exceed the maximum rate allowed by law, the Interest Rate shall be automatically reduced to the maximum rate of interest permitted by applicable law.

Interference:  Interference shall have the meaning set forth in Section 32.1.

Land:  The parcel of land shown as Lots 4, 5, 6, 7, 8, 14, 15 and 16 on that certain Parcel Map, filed February 13, 1981, at Page 6, in Book 19, of Parcel Maps, of the Official Records of the City and County of San Francisco, California.

Landlord’s Determination:  Landlord’s Determination shall have the meaning set forth in Article 33.

Lease Year:  Each consecutive twelve (12) month period during the Term of this Lease, provided that the last Lease Year shall end on the Expiration Date.

Lines:  Lines shall have the meaning set forth in Section 32.1.

MAI appraiser:  MAI appraiser shall have the meaning set forth in Article 33.

Major Alterations:  Alterations which (i) may affect the structural portions of the Project, (ii) may affect or interfere with the Project roof, walls, elevators, heating, ventilating, air conditioning, electrical, plumbing, telecommunications, security, life-safety or other Building Systems, (iii) may affect the use and enjoyment by other tenants or occupants of the Project of their premises, (iv) may be visible from outside the Premises, (v) utilize materials or equipment which are inconsistent with Landlord’s standard building materials and equipment for the Project, (vi) result in the imposition on Landlord of any requirement to make any alterations or improvements to any portion of the Project (including handicap access and life safety requirements) in order to comply with Requirements, or (vii) materially increase the cost to clean, maintain or repair, or increase the cost to relet, the Premises.

Minor Alterations:  Alterations (i) that are not Major Alterations, (ii) that do not require the issuance of a building or other governmental permit, authorization or approval, (iii) that do not require work to be performed outside the Premises in order to comply with Requirements, and (iv) the cost of which does not exceed Fifty Thousand Dollars ($50,000.00) in any one instance.

Negotiation Period:  Negotiation Period shall have the meaning set forth in Article 33.

Net Worth:  The excess of total assets over total liabilities, determined in accordance with generally accepted accounting principles, excluding, however, from the determination of total assets, goodwill and other intangibles.

Non-Standard Improvements:  Unusual or atypical office improvements, including without limitation, raised computer room or server room floors, trading floors, floor penetration (other than customary cabling and electrical), server rooms larger than 1,000 rentable square feet in the aggregate, stairways, vaults, restrooms (other than base

Building restrooms), showers (unless otherwise provided in this Lease), and other improvements or alterations which are of such specialized nature or application that they are not reasonably suited for use by a successor occupant of the Premises using the Premises for general office uses.

Operating Expenses:  All costs of management, operation, ownership, maintenance and repair of the Project, including:  (i) salaries, wages, bonuses, other compensation and all payroll burden of employees, payroll, social security, worker’s compensation, unemployment and similar taxes and impositions with respect to such employees, and the cost of providing disability or other benefits imposed by law or otherwise with respect to such employees; (ii) property management fees and expenses, including Landlord’s fees and expenses for any management performed by it; provided, however, that any such fees shall not exceed three percent (3%) of the annual gross revenue of the Project; (iii) rental and other costs and expenses for Landlord’s, property management, and marketing offices in the Project; (iv) electricity, natural gas, water, waste disposal and recycling, sewer, heating, lighting, air conditioning and ventilating and other utilities; (v) janitorial, maintenance, security, life safety and other services, such as alarm service, window cleaning, elevator maintenance, landscaping and uniforms (and the cleaning and/or replacement thereof) for personnel providing services; (vi) materials, supplies, tools and rental equipment; (vii) license, permit and inspection fees and costs; (viii) insurance premiums and costs (including earthquake and/or flood if so elected by Landlord in its sole discretion), and the deductible portion of any insured loss under Landlord’s insurance or the amount that would be the deductible portion of such loss but for self-insurance thereof by Landlord; (ix) sales, use and excise taxes; (x) legal, accounting and other professional services for the Project, including costs, fees and expenses of contesting the validity or applicability of any law, ordinance, rule, regulation or order relating to the Building; (xi) the cost of supplies and services such as telephone, courier services, postage and stationery supplies; (xii) normal repair and replacement of worn-out equipment, facilities and installations; (xiii) depreciation on personal property, including exterior window draperies provided by Landlord and Common Area floor coverings, and/or rental costs of leased furniture, fixtures, and equipment; and (xiv) expenditures for capital improvements made at any time to the Project (A) that are intended in Landlord’s judgment as labor saving devices, or to reduce or eliminate other Operating Expenses or to effect other economies in the operation, maintenance, or management of the Project, or (B) that are necessary or appropriate in Landlord’s judgment for the health and safety of occupants of the Project, or (C) that are necessary under any Requirements which were not applicable to the Project at the time it was constructed, or (D) that are replacements of items which Landlord is obligated to maintain, all amortized over such reasonable period as Landlord shall determine at an interest rate of ten percent (10%) per annum, or, if applicable, the rate paid by Landlord on funds borrowed for the purpose of constructing or installing such capital improvements, except that Landlord may treat as costs chargeable in the calendar year incurred, and not as capital expenditures, any item that is less than two percent (2%) of Operating Expenses estimated by Landlord for the calendar year in question.  Operating Expenses do not include: (1) Real Estate Taxes; (2) legal fees, brokers’ commissions, advertising expenses, tenant improvements, attorneys fees’ and costs and lease concessions (including rental abatement and construction allowances) or other costs incurred in the negotiation, termination, or extension of leases or in proceedings involving a specific tenant including without limitation marketing concessions, tenant improvement allowances, lease takeover payments, third-party consultant fees; (3) depreciation, except as set forth above; (4) except as set forth above, interest, principal, points and fees, amortization or other costs associated with any debt and rent payable under any lease to which this Lease is subject and all costs and expenses associated with any such debt or lease and any ground lease rent, irrespective of whether this Lease is subject or subordinate thereto; costs of alterations, repairs, capital improvements, equipment replacement and other items which under generally accepted accounting principles are properly classified as capital expenditures, except that the annual amortization of these costs shall be included to the extent otherwise expressly permitted in this Lease; (5) capital items, except as set forth above; (6) costs of decorating, redecorating or special cleaning or other services not provided on a regular basis to tenants of the Building; (7) costs related to the entity constituting Landlord from time to time; (8) financing costs, fees and interest, including without limitation payments under any ground lease; (9) the cost of any items for which Landlord is reimbursed by insurance or otherwise compensated by parties other than tenants of the Building pursuant to clauses similar to this paragraph; (10) any operating expense representing an amount paid to an affiliate of, or entity related to, Landlord which is in excess of the amount which would be paid in the absence of such relationship; (11) the cost of alterations of space or tenant improvements in the Building for space leased to other tenants; (12) the costs of any Hazardous Materials removal or remediation required to be performed by Landlord, except for the disposal, removal or remediation of Hazardous Materials brought on the Project in compliance with applicable Requirements performed by Landlord in connection with the ordinary maintenance and operation of the Project; (13) bad debt or rent loss; and (14) costs related to any project or building other than the Building; (15) expenses incurred by Landlord to lease space to new tenants or to retain existing tenants, including leasing commissions, advertising and promotional expenditures; (16) expenses incurred by Landlord to resolve disputes or to enforce or negotiate lease terms with prospective or existing tenants or in connection with any financing, sale or syndication of the Building; (17) expenses incurred for the repair, maintenance or operation of any parking garage, including but not limited to, salaries and benefits of any attendants, and taxes; (18) expenses for the replacement of any item covered under warranty, to the extent of the warranty; (19) costs to correct any penalty or fine incurred by Landlord due to Landlord’s violation of any federal, state or local law or regulation and any interest or penalties due for late payment by Landlord of any of the Operating Expenses; (20) expenses for any item or service not provided to Tenant but exclusively to certain other tenants in the Building; (21) salaries of, benefits and other compensation paid to (a) employees above the grade of building manager, and (b) employees to the extent their time is not spent directly in the operation of the Building; (22) Landlord’s general corporate overhead and administrative expenses; (23) the acquisition cost of sculptures, paintings and other objects of art; (24) costs of repair necessitated by Landlord’s gross negligence or willful misconduct; and (25) costs to remedy a condition existing prior to the Commencement Date which an applicable governmental authority, if it had knowledge of such condition prior to the Commencement Date and if such condition was not subject to a variance or a grandfathered code waiver exception, would have then required to be remedied pursuant to the then current Applicable Laws in their form existing as of the Commencement Date unless and to the extent caused by the acts or omissions of Tenant or the Tenant Parties.  In addition, Operating Expenses for the Base Year shall not include market-wide labor-rate increases due to extraordinary circumstances, such as boycotts and strikes, nor utility rate increases due to extraordinary circumstances, including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages.

Option Notice:  Option Notice shall have the meaning set forth in Article 33.

Pre-Default Inducements:  Pre-Default Inducements shall have the meaning set forth in Section 4.5.

Pre-Existing Hazardous Materials:  Hazardous Materials (classified as such on the Lease Date) existing in or on the Premises or the Project on the date possession of the Premises is delivered to Tenant.

Prevailing Market Rate:  Prevailing Market Rate shall have the meaning set forth in Article 33.

Prime Rate:  The prime rate (or base rate) reported in the Money Rates column or section of The Wall Street Journal as being the base rate on corporate loans at large U.S. money center commercial banks (whether or not such rate has actually been charged by any such bank) on the first day on which The Wall Street Journal is published in the month in which the subject sums are payable or incurred.

Prohibited Person:  (i) A person or entity that is listed in the Annex to Executive Order No. 13224, or a person or entity owned or controlled by an entity that is listed in the Annex to Executive Order No. 13224; (ii) a person or entity with whom Landlord is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; or (iii) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11sdn.pdf, or at any replacement website or other official publication of such list.

Project:  The Land, all buildings and other improvements at any time located on the Land (including the Building and the Galleria), and all appurtenances related thereto, including the roof-top garden terrace and loading dock area, collectively commonly known as Post Montgomery Center.

Real Estate Taxes:  Taxes, assessments and charges now or hereafter levied or assessed upon, or with respect to, the Project, or any personal property of Landlord used in the operation thereof or located therein, or Landlord’s interest in the Project or such personal property, by any Federal, State or local entity, including:  (i) all real property taxes and general, special, supplemental and escape assessments; (ii) charges, fees or assessments for transit, public improvements, employment, job training, housing, day care, open space, art, police, fire or other governmental services or benefits; (iii) service payments in lieu of taxes; (iv) any tax, fee or excise on the use or occupancy of any part of the Project; (v) any tax, assessment, charge, levy or fee for environmental matters, or as a result of the imposition of mitigation measures, such as parking taxes, employer parking regulations or fees, charges or assessments due to the treatment of the Project, or any portion thereof or interest therein, as a source of pollution or stormwater runoff; (vi) any other tax, fee or excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Real Estate Taxes; and (vii) consultants’ and attorneys’ fees and expenses incurred in connection with proceedings to contest, determine or reduce Real Estate Taxes.  Real Estate Taxes do not include:  (A) franchise, transfer, inheritance or capital stock taxes, or income taxes measured by the net income of Landlord from all sources, unless any such taxes are levied or assessed against Landlord as a substitute for, in whole or in part, any Real Estate Tax; and (B) penalties, fines, interest or charges due for late payment of Real Estate Taxes by Landlord.  If any Real Estate Taxes are payable, or may at the option of the taxpayer be paid, in installments, such Real Estate Taxes shall, together with any interest that would otherwise be payable with such installment, be deemed to have been paid in installments, amortized over the maximum time period allowed by applicable law.

Related Company:  (i) An entity which controls, is controlled by, or is under common control with Tenant; (ii) an entity into or with which Tenant is merged or consolidated, by purchase, reorganization, or otherwise; (iii) an entity to which at least sixty percent (60%) of Tenant’s assets are transferred; (iv) an entity created by the sale of Tenant’s stock, pursuant to Section 17.9(a), or (v) Tenant, where Tenant admits additional members in connection with obtaining additional equity investment in Tenant, so long as the identity of the persons responsible for the operation and management of the business of Tenant does not change.

Rent:  Base Rent, Escalation Rent and all other additional charges and amounts payable by Tenant in accordance with this Lease.

Rent Payment Direction:  Rent Payment Direction shall have the meaning set forth in Section 21.3.

Requirements:  All laws, including Environmental Laws, ordinances, rules, regulations, orders, decrees, permits, and requirements of courts and governmental authorities now or hereafter in effect, including the Americans With Disabilities Act (42 U.S.C. § 12101 et seq.) and Title 24 of the California Code of Regulations and all regulations and guidelines promulgated thereunder; the provisions of any insurance policy carried by Landlord or Tenant on any portion of the Project, or any property therein; the requirements of any independent board of fire underwriters; any directive or certificate of occupancy issued pursuant to any law by any public officer or officers applicable to the Project; the provisions of all recorded documents affecting any portion of the Project (including the Declaration of Crocker Properties, Inc., regarding building electric lighting, recorded August 26, 1981, as modified by Amended and Restated Declaration, dated December 5, 1984, recorded December 5, 1984), as any such document may be amended from time to time; and all life safety programs, procedures and rules from time to time or at any time implemented or promulgated by Landlord.

Target Delivery Date:  The date set forth in the Basic Lease Information as the Target Delivery Date.

Tenant Parties:  Tenant, all persons or entities claiming by, through or under Tenant, and their respective employees, agents, contractors, licensees, invitees, representatives, officers, directors, shareholders, partners, and members.

Tenant’s Determination:  Tenant’s Determination shall have the meaning set forth in Article 33.

Tenant Improvements:  Shall have the meaning set forth in the Work Letter.

Tenant’s Percentage Share:  The percentage set forth in the Basic Lease Information as Tenant’s Percentage Share, as adjusted by Landlord from time to time to take into account a remeasurement of or changes in the physical size of the Premises, the Building or the Project, whether such changes in size are due to an addition to or a sale or conveyance of a portion of the Project or otherwise.  Landlord reserves the right to remeasure the Premises and the Building effective upon the commencement of the Extension Term in accordance with the then current measurement standards promulgated by the Building Owners and Managers Association (BOMA) or other generally accepted measurement standards and thereafter to adjust Tenant’s Percentage Share accordingly.

USA Patriot Act:  The “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107-56), as may be amended from time to time.

Wattage Allowance:  Six (6) watts per rentable square foot, with three 200 amp, 208 volt, 3-phase panel boards, with 42 circuits each for Tenant’s outlets and machinery.

Work Letter:  The agreement attached hereto as Exhibit C, which sets forth the respective responsibilities of Landlord and Tenant regarding the design and construction of alterations, additions and improvements to prepare the Premises for occupancy by Tenant.

1.2                               Basic Lease Information.  The Basic Lease Information is incorporated into and made a part of this Lease.  Each reference in this Lease to any Basic Lease Information shall mean the applicable information set forth in the Basic Lease Information, except that in the event of any conflict between an item in the Basic Lease Information and this Lease, this Lease shall control.

1.3                               Certain Defined Terms.  The parties acknowledge that (i) the rentable area of the Premises and the Building have been finally determined by the parties for all purposes under this Lease, including the calculation of Tenant’s Percentage Share, and will not, except as otherwise provided in this Lease, be changed, and (ii) the percentage for allocation of Building Property Taxes is conclusive and binding on the parties. The rentable areas of the Premises and the Building have been measured substantially in accordance with the Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1 — 1996.  If any space is added to or deleted from the Premises, or any abatement of Rent is based on rentable area, the rentable area for the added or deleted space, or such abatement, shall be determined by Landlord.

2.                                      Lease of Premises.  Landlord leases to Tenant and Tenant leases from Landlord the Premises, together with the non-exclusive right to use, in common with others, the Common Areas, subject to the terms, covenants and conditions set forth in this Lease.  Landlord reserves from the leasehold estate hereunder (i) all exterior walls and windows bounding the Premises, (ii) all space located within the Premises for common shafts, stacks, pipes, conduits, ducts, utilities, telecommunications systems, and other installations for Building Systems, the use thereof and access thereto, and (iii) the right to install, remove or relocate any of the foregoing for service to any part of the Project, including the premises of other tenants of the Building; provided that such installation, removal or relocation shall not (A) unreasonably interfere with the use of the Premises, (B) materially and adversely affect the Tenant’s improvements to the Premises, or (C) reduce the square footage of the Premises.

2.1                               Bicycle Storage Room.  The Premises shall include a room for bicycle storage located on the third floor of the Building containing approximately 320 rentable square feet in a location to be reasonably designated by Landlord (the “Bicycle Storage Room”).  Tenant shall pay Base Rent for the Bicycle Storage Room in the amount of $533.33 per month during the first forty-two (42) months of the Term and in the amount of $586.67 per month during the balance of the initial Term. If Tenant exercises the Extension Option, the Base Rent per rentable square foot for the Bicycle Storage Room during the Extension Term shall be equal to 50% of the Prevailing Market Rate per rentable square foot determined for the balance of the Premises pursuant to Article 33 for the same period. The rentable area of the Bicycle Storage Room shall be taken into account as part of the Premises for purposes of determining Tenant’s Percentage Share.  Tenant shall not be entitled to any Construction Allowance or other allowances with respect to the Bicycle Storage Room.  Tenant shall have the right to transport bicycles into and out of the Bicycle Storage Room via the freight elevator for the Building.

3.                                      Term; Condition and Acceptance of Premises.

3.1                               Delivery of Premises; Term Commencement.  This Lease shall be effective as of the Lease Date.  The Term of this Lease shall commence on the Commencement Date and end on the Expiration Date, unless sooner terminated or extended pursuant to the provisions of this Lease.  The design and construction of any alterations, additions or improvements that Tenant may deem necessary or appropriate to prepare the Premises for occupancy by Tenant shall be governed by the Work Letter.  Except as provided in the Work Letter and this Lease, Tenant agrees to accept the Premises in their “as-is” condition, without any representations or warranties by Landlord, and with no obligation of Landlord to make any alterations or improvements to the Premises or to provide any tenant improvement allowance.  If Landlord is responsible for constructing any alterations, additions or improvements pursuant to the Work Letter, then subject to any contrary provisions in the Work Letter, Landlord shall cause the work to be performed by Landlord to be “substantially complete” (as defined in the Work Letter) prior to delivery of possession of the Premises to Tenant, and Landlord and Tenant shall perform a walk-through of the Premises upon Landlord’s substantial completion of the Landlord Work (as defined in the Work Letter), and prior to Tenant’s commencement of the Tenant’s Work (as defined in the Work Letter), in order to identify any punchlist items and any defective work or systems; provided, however, such walk-through shall not bar Tenant from making a later claim for any latent or patent defects in (i) Landlord’s Work, or (ii) the condition of the Premises.  Landlord shall exercise commercially reasonable efforts (without any obligation to engage overtime labor or commence any litigation) to deliver possession of the Premises to Tenant in the condition specified in this Section 3.1 on or before the Target Delivery Date.  If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant in the condition specified in this Section 3.1 on or before the Target Delivery Date, this Lease shall not be void or voidable, and Landlord shall not be in default or liable to Tenant for any loss or damage resulting therefrom, subject to Tenant’s right to extend the Commencement Date, as set forth below.  If Landlord does not deliver the Premises with Landlord’s Work other than the Post Delivery Work and the 5th Floor Corridor Work substantially completed by the Target Delivery Date applicable to it and/or if Landlord does not complete the 5th Floor Corridor Work by the Target Delivery Date applicable to it, then the Commencement Date shall be delayed by one day for each day that Tenant is delayed in completing the Tenant Improvements after May 1, 2013, due to Landlord’s failure to complete the applicable work by the applicable date.  Within ten (10) days after request, Tenant shall execute and deliver to Landlord a Confirmation of Lease Term in the form of Exhibit D attached hereto.

3.2                               Early Entry.  Following the Delivery Date, Tenant shall have the right to enter the Premises prior to the Rent Commencement Date, without the obligation to pay Base Rent or any other Rent (other than specific charges made for additional services requested by Tenant), for the purposes of performing the Tenant Work (as described in the Work Letter), installing Tenant’s furniture, fixtures & equipment (“FF&E”), otherwise preparing the Premises for Tenant’s move-in, and for general early occupancy (collectively, the “Early Entry”).  If Tenant exercises its Early Entry rights, or takes possession of or enters into the Premises prior to the Commencement Date for any other reason, such possession or entry shall be subject to all of the terms, covenants and conditions of this Lease, including Tenant’s insurance obligations contained in Article 14 and Tenant’s indemnity obligations contained in Article 16, but excluding Tenant’s obligation to pay Base Rent or any other Rent (other than specific charges made for additional services requested by Tenant).  In no event will Tenant’s Early Entry constitute or trigger the Rent Commencement Date.

4.                                      Rent.

4.1                               Obligation to Pay Base Rent.  Tenant shall pay Base Rent to Landlord during the Term, in advance, in equal monthly installments, commencing on the Commencement Date, and thereafter on or before the first day of each calendar month during the Term; provided, however, that upon signing this Lease, Tenant shall pay to Landlord an amount equal to the Base Rent for the fifth full month of the Term, which amount shall be applied to the Base Rent owing for the fifth month of the Term.  If the Commencement Date is other than the first day of a calendar month, the installment of prepaid Base Rent for the first month of the Term shall be prorated on the basis of a thirty (30) day month, and the balance shall be credited to Base Rent owing for the second month of the Term.  If the Expiration Date is other than the first day of a calendar month, or if this Lease shall be terminated as of a day other than the last day of a calendar month (except in the case of an Event of Default), the installment of Base Rent for the last fractional month of the Term shall be prorated on the basis of a thirty (30) day month.

4.2                               Manner of Rent Payment.  All Rent shall be paid by Tenant without notice, demand, abatement, deduction or offset, in lawful money of the United States of America, and if payable to Landlord, at Landlord’s Address, or to such other person or at such other place as Landlord may from time to time designate by notice to Tenant.

4.3                               Additional Rent.  All Rent not characterized as Base Rent or Escalation Rent shall constitute additional rent, and if payable to Landlord shall, unless otherwise specified in this Lease, be due and payable fifteen (15) days after Tenant’s receipt of Landlord’s invoice therefor.

4.4                               Late Payment of Rent; Interest.  Tenant acknowledges that late payment by Tenant of any Rent will cause Landlord to incur administrative costs not contemplated by this Lease, the exact amount of which is extremely difficult and impracticable to ascertain based on the facts and circumstances pertaining as of the Lease Date.  Accordingly, if Tenant fails to pay Rent when due (and such failure continues for a period of five (5) business days after receipt by Tenant of a notice of such failure), then Tenant shall pay to Landlord a late charge equal to three percent (3%) of such Rent; provided, however, that the foregoing notice and grace period shall not apply during the remainder of any twelve (12) month period if Landlord has previously sent to Tenant a notice of failure to pay any Rent one (1) time in such twelve (12) month period and during such twelve (12) month period such late charge shall be due if Tenant fails to pay Rent within five (5) business days after such Rent is due.  Any Rent, other than late charges, due Landlord under this Lease, if not paid when due, shall also bear interest at the Interest Rate from the date due until paid.  The parties acknowledge that such late charge and interest represent a fair and reasonable estimate of the administrative costs and loss of use of funds Landlord will incur by reason of a late Rent payment by Tenant, but Landlord’s acceptance of such late charge and/or interest shall not constitute a waiver of an Event of Default with respect to such Rent or prevent Landlord from exercising any other rights and remedies provided under this Lease.

4.5                               Additional Rent Upon Tenant’s Failure to Perform.  Landlord and Tenant acknowledge that to induce Tenant to enter into this Lease, and in consideration of Tenant’s agreement to perform all of the terms, covenants and conditions to be performed by Tenant under this Lease, as and when performance is due during the Term, Landlord has incurred (or will incur) significant costs, including, without limitation, the following:  (i) expenditures incurred to prepare the Premises for Tenant’s occupancy, (ii) commissions to Landlord’s Broker and/or Tenant’s Broker, (iii) attorneys’ fees and related costs incurred and/or paid by Landlord in connection with the negotiation and preparation of this Lease, and/or (iv) rent abatements or concessions (collectively, the “Inducements”).  Landlord and Tenant further acknowledge that Landlord would not have granted the Inducements to Tenant but for Tenant’s agreement to perform all of the terms, covenants, and conditions to be performed by it under this Lease for the entire Term, and that Landlord’s agreement to incur such expenditures and grant such inducements is, and shall remain, conditioned upon Tenant’s faithful performance of all of the terms, covenants and conditions to be performed by Tenant under this Lease for the entire Term.  Accordingly, if an Event of Default shall occur hereunder, Landlord shall be relieved of any unfulfilled obligation to grant Inducements hereunder, or to incur further expenses in connection therewith, and Tenant shall pay as liquidated damages for Landlord’s granting the Inducements and not as a penalty, within thirty (30) days after the occurrence of the Event of Default, as Additional Rent, the unamortized portion of those Inducements incurred or granted prior to the date of the Event of Default (the “Pre-Default Inducements”).  Landlord may or, at Tenant’s request, shall, after the occurrence of an Event of Default, forward a statement to Tenant setting forth the amount of the Pre-Default Inducements, but the failure to deliver such a statement shall not be or be deemed to be a waiver of the right to collect the Pre-Default Inducements or extend the date upon which such amount shall be due and payable.

4.6                               Rent Abatement.  As of the Commencement Date, the first three and one half (3½) months of Base Rent shall be abated.  During such abatement period, Tenant shall be responsible for the payment of all of its other monetary obligations under this Lease.

5.                                      Calculation and Payments of Escalation Rent.  During each full or partial calendar year of the Term subsequent to the Base Year, Tenant shall pay to Landlord Escalation Rent in accordance with the following procedures:

5.1                               Payment of Estimated Escalation Rent.  During December of the Base Year and December of each subsequent calendar year, or as soon thereafter as practicable, Landlord shall give Tenant notice of its estimate of Escalation Rent due for the ensuing calendar year.  On or before the first day of each month during each ensuing calendar year, Tenant shall pay to Landlord in advance, in addition to Base Rent, one-twelfth (1/12th) of such estimated Escalation Rent, unless such notice is not given in December, in which event Tenant shall continue to pay on the basis of the prior calendar year’s estimate until the month after such notice is given, and subsequent payments by Tenant shall be based on Landlord’s notice.  With the first monthly payment based on Landlord’s notice, Tenant shall also pay the difference, if any, between the amount previously paid for such calendar year and the amount which Tenant would have paid through the month in which such notice is given, based on Landlord’s noticed estimate.  If at any time Landlord reasonably determines that the Escalation Rent for the current calendar year will vary from Landlord’s estimate, Landlord may, by notice to Tenant, revise its estimate for such calendar year, and subsequent payments by Tenant for such calendar year shall be based upon such revised estimate.

5.2                               Escalation Rent Statement and Adjustment.  Within one hundred twenty (120) days after the close of each calendar year, or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement of the actual Escalation Rent for such calendar year, showing in reasonable detail (i) the Building Operating Expenses and the Building Property Taxes comprising the actual Escalation Rent, and (ii) payments made by Tenant on account of Building Operating Expenses and Building Property Taxes for such calendar year.  If Landlord’s statement shows that Tenant owes an amount that is more than the payments previously made by Tenant for such calendar year, Tenant shall pay the difference to Landlord within thirty (30) days after delivery of the statement.  If Landlord’s statement shows that Tenant owes an amount that is less than the payments previously made by Tenant for such calendar year, Landlord shall credit the difference first against any sums then owed by Tenant to Landlord and then against the next payment or payments of Rent due Landlord, except that if a credit amount is due Tenant after the termination of this Lease, Landlord shall pay to Tenant any excess remaining after Landlord credits such amount against any sums owed by Tenant to Landlord.  Notwithstanding any provision in this Lease to the contrary, however, in no event shall any decrease in Building Operating Expenses or Building Property Taxes below the Base Building Operating Expenses or Base Building Property Taxes, respectively, entitle Tenant to any refund, decrease in Base Rent, or any credit against sums due under this Lease.  Subject to Section 5.4, all annual statements shall be conclusive and binding upon Tenant; provided, however, that Landlord may revise the annual statement for any calendar year if Landlord first receives invoices from third parties, tax bills or other information relating to adjustments to Building Operating Expenses or Building Property Taxes allocable to such calendar year after the initial issuance of such annual statement, and/or the amount of Building Operating Expenses or Building Property Taxes allocable to the Base Year is subsequently adjusted.

5.3                               Proration for Partial Year.  If the Commencement Date is other than the first day of a calendar year or if this Lease terminates other than on the last day of a calendar year (other than due to an Event of Default), the amount of Escalation Rent for such fractional calendar year shall be prorated on the basis of twelve (12) thirty (30) day months in each calendar year.  Upon such termination, Landlord may, at its option, calculate the adjustment in Escalation Rent prior to the time specified in Section 5.2 above.

5.4                               Audit Right.

(a)                                 Landlord shall respond to any informal inquiries by Tenant regarding the Escalation Rent within thirty (30) days after receipt of same.  In addition, Tenant shall have one hundred twenty (120) days after receipt of Landlord’s Statement (including any revised Landlord’s Statement) to notify Landlord in writing that Tenant disputes the correctness of Landlord’s Statement (“Dispute Notice”).  If Tenant timely delivers a Dispute Notice to Landlord, Tenant’s auditor (“Tenant’s Auditor”) shall have the right, upon reasonable prior notice, during normal business hours, to examine all relevant records of Landlord concerning the year that is covered by Landlord’s Statement at the Building management office or other location in San Francisco designated by Landlord.  Tenant’s Auditor shall be subject to Landlord’s prior written approval, which shall not be unreasonably, withheld or delayed.  Without limiting the generality of the preceding sentence, Tenant’s Auditor must have at least seven (7) years of experience reviewing financial operating records of comparable office buildings in the San Francisco downtown financial district and must not be retained on a contingency fee basis.  The inspection of Landlord’s records must be completed within fifteen (15) business days after Tenant’s Auditor commences its inspection and within sixty (60) days after Landlord’s receipt of the Dispute Notice.  Tenant agrees to keep, and to cause Tenant’s Auditor to keep, all information obtained by Tenant or Tenant’s Auditor confidential.  If requested by Landlord, Tenant shall require Tenant’s Auditor to sign and deliver a confidentiality agreement to Landlord, reasonably acceptable in form and content to Landlord, prior to Landlord making its books and records available for inspection.  If Tenant fails to deliver a Dispute Notice to Landlord within one hundred twenty (120) days after receipt of Landlord’s Statement, Tenant shall have no further right to dispute the correctness of Landlord’s Statement.

(b)                                 If, following the examination of Landlord’s records by Tenant’s Auditor, Tenant continues to object to Landlord’s Statement, the parties shall meet and attempt in good faith to resolve the dispute.  If it is finally determined (by agreement between the parties, voluntary mediation or arbitration, settlement or court order) that Landlord’s Statement was incorrect, the appropriate party shall pay to the other party the deficiency or overpayment, as applicable, within thirty (30) days after said determination, or at Landlord’s option, any overpayment by Tenant shall be credited against the next installment(s) of Rent payable by

Tenant, or refunded to Tenant within sixty (60) days if the Lease has expired or otherwise been terminated.  All costs and expenses of Tenant’s Auditor shall be paid by Tenant unless it is finally determined that Landlord’s Statement overstated the actual Operating Expenses and Real Estate Taxes for the applicable calendar year by five percent (5%) or more, in which case Landlord shall pay the reasonable costs of Tenant’s Auditor for the audit of Landlord’s records, up to a maximum amount of Five Thousand Dollars ($5,000.00).

6.                                      Impositions Payable by Tenant.  Tenant shall pay all Impositions prior to delinquency.  If billed directly, Tenant shall pay such Impositions and concurrently present to Landlord satisfactory evidence of such payments.  If any Impositions are billed to Landlord or included in bills to Landlord for Real Estate Taxes, then Tenant shall pay to Landlord all such amounts within thirty (30) days after receipt of Landlord’s invoice therefor.  If applicable law prohibits Tenant from reimbursing Landlord for an Imposition, but Landlord may lawfully increase the Base Rent to account for Landlord’s payment of such Imposition, the Base Rent payable to Landlord shall be increased to net to Landlord the same return without reimbursement of such Imposition as would have been received by Landlord with reimbursement of such Imposition.

7.                                      Use of Premises.

7.1                               Permitted Use.  The Premises shall be used solely for the Permitted Use and for no other use or purpose.

7.2                               No Violation of Requirements.  Tenant shall not knowingly do or permit to be done, or bring or keep or permit to be brought or kept, in or about the Premises, or any other portion of the Project, anything which (i) is prohibited by, will in any way conflict with, or would invalidate any Requirements; or (ii) would cause a cancellation of any insurance policy carried by Landlord or Tenant, or give rise to any defense by an insurer to any claim under any such policy of insurance, or increase the existing rate of or adversely affect any insurance policy carried by Landlord, or subject Landlord to any liability or responsibility for injury to any person or property; or (iii) will in any way obstruct or interfere with the rights of other tenants or occupants of the Project, or injure or annoy them.  If Tenant does or permits anything to be done which increases the cost of any policy of insurance carried by Landlord, or which results in the need, in Landlord’s commercially reasonable judgment, for additional insurance to be carried by Landlord or Tenant with respect to any portion of the Project, then Tenant shall reimburse Landlord, upon demand, for any such additional premiums or costs, and/or procure such additional insurance, at Tenant’s sole cost and expense. Invocation by Landlord of such right shall not limit or preclude Landlord from prohibiting Tenant’s impermissible use that gives rise to the additional insurance premium or requirement or from invoking any other right or remedy available to Landlord under this Lease.  Tenant shall not bring into the Premises or any portion thereof, any furniture, fixtures and/or equipment, and/or make any Alterations to the Premises, the aggregate weight of which would exceed the specified live load capacity of the Floor or Floors on which the Premises are located.

7.3                               Compliance with Requirements.

(a)                                 Except to the extent of Landlord’s obligations under Section 7.3(b) and the Work Letter, Tenant, at its cost and expense, shall promptly comply with all Requirements applicable to Tenant’s use or occupancy of, or business conducted in, the Premises (exclusive of the Base, Shell and Core), and shall maintain the Premises (exclusive of the Base, Shell and Core) in compliance with all applicable Requirements.  The final unappealable judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding involving Tenant, whether or not Landlord is party thereto, that Tenant is in non-compliance with any Requirement shall be conclusive of that fact.  In addition, Tenant shall make all modifications to any portion of the Project outside the Premises (including whether structural or capital in nature), which are necessitated, in whole or in part, by (i) Tenant’s specific use or occupancy of, or business conducted in, the Premises (other than general office purposes), (ii) any Alterations, or (iii) an uncured Event of Default (each, a “Trigger Event”), or Landlord may elect to perform such modifications at Tenant’s expense.  Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be required to make or pay for any structural changes in order to comply with any Requirements or with any recommendation of Landlord’s fire insurance rating organization unless the same is required by Tenant’s particular use of the Premises or a Trigger Event; provided that this sentence shall not limit the inclusion of the cost of structural changes in Operating Expenses as and to the extent permitted under the definition of Operating Expenses.

(b)                                 Landlord covenants and represents to Tenant that (A) as of the date Landlord delivers the Premises to Tenant, all Building Systems servicing the Premises, including without limitation the HVAC, mechanical, electrical, and plumbing systems, shall be in good working condition and repair, and (B) as of the date hereof, Landlord has not received any written notice from any governmental authority that the Building Systems serving the Premises or the Common Areas of the Project, including the path of travel to the Premises, are in violation of Requirements as currently interpreted, which violation remains uncured.  If any existing violation of applicable Requirements relating to the Building Systems or Common Areas prevents Tenant from obtaining a certificate of occupancy for the Premises or otherwise materially, adversely affects Tenant’s use of or access to the Premises, Landlord shall not be liable to Tenant for any damages, but as Tenant’s sole remedies (i) the Commencement Date shall be extended for each day that the violation of the applicable Requirements prevents Tenant from obtaining final sign off on the permits sufficient to permit occupancy for the Premises, and (ii) Landlord, at no cost to Tenant, shall perform such work or take such other action as may be necessary to cure the violation of Requirements that existed as of the date hereof, provided that nothing contained herein shall be deemed to prohibit Landlord from obtaining a variance or relying upon a grandfathered right in order to achieve compliance with Requirements.  Notwithstanding the foregoing, provided the Commencement Date is not delayed and Tenant’s use and occupancy of the Premises is not interfered with, Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by law, and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by law, and Landlord’s obligation to perform work or take such other action to cure a violation under this Section 7.3(b) shall apply after the exhaustion of any and all rights to appeal or contest.  In addition, notwithstanding any provision in this Section 7.3(b) to the contrary, Landlord’s obligation under this Section 7.3(b) shall not apply to the life safety systems located wholly within and exclusively serving the Premises or any other compliance obligation arising from a Trigger Event, and Tenant, at its sole cost, shall perform any work to ensure the compliance of the life safety systems located wholly within and exclusively serving the Premises with applicable Requirements and perform such other compliance work.

7.4                               No Nuisance.  Tenant shall not (i) do or permit anything to be done in or about the Premises, or any other portion of the Project, which would injure or annoy, or obstruct or interfere with the rights of, Landlord or other occupants of the Project, or others lawfully in or about the Project; (ii) use or allow the Premises to be used in any manner inappropriate for a first-class office building and the Project, or for any improper or objectionable purposes, or do or permit any act which in Landlord’s sole judgment might damage the reputation of the Project; or (iii) cause, maintain or permit any nuisance or waste in, on or about the Premises, or any other portion of the Project.

7.5                               Compliance With Environmental Laws; Use of Hazardous Materials.  Without limiting the generality of Section 7.3 above, Tenant and all other Tenant Parties shall at all times comply with all applicable Environmental Laws with respect to the use and occupancy of any portion of the Project pursuant to this Lease.  Tenant and all other Tenant Parties shall not generate, store, handle, or otherwise use, or allow, the generation, storage, handling, or use of, Hazardous Materials in the Premises or transport the same through the Project, except in accordance with the Rules and Regulations.  In the event of a release of any Hazardous Materials caused by, or due to the act or neglect of, Tenant or any other Tenant Parties, Tenant shall immediately notify Landlord and take such remedial actions as Landlord may direct in Landlord’s sole discretion as necessary or appropriate to abate, remediate and/or clean up the same.  If so elected by Landlord by notice to Tenant, Landlord shall take such remedial actions on behalf of Tenant at Tenant’s sole cost and expense.  In any event, Landlord shall have the right, without liability or obligation to Tenant, to direct and/or supervise Tenant’s remedial actions and to specify the scope thereof and specifications therefor.  Tenant and the other Tenant Parties shall use, handle, store and transport any Hazardous Materials in accordance with applicable Environmental Laws, and shall notify Landlord of any notice of violation of Environmental Laws which it receives from any governmental agency having jurisdiction.  In no event shall Landlord be designated as the “generator” on, nor shall Landlord be responsible for preparing, any manifest relating to Hazardous Materials generated or used by Tenant or any other Tenant Parties.

7.6                               Pre-Existing Hazardous Materials.  Landlord shall be solely responsible for cleanup or remediation of Pre-Existing Hazardous Materials.  Landlord acknowledges that the Building houses a 2,000 gallon diesel fuel tank that services the Building’s emergency generator (the “Fuel Tank”).  Landlord covenants, represents, and warrants that (A) the Fuel Tank complies with all applicable Requirements as of the date of this Lease, and (B) to Landlord’s actual knowledge, there are no known asbestos containing materials in the Project.  Notwithstanding anything to the contrary contained in this Article, in no event shall Tenant be required to clean up, remove or remediate any Pre-Existing Hazardous Materials in or at the Premises or the Project, except to the extent, and only to the extent, that any hazard posed by such Pre-Existing Hazardous Materials is exacerbated by, or the cost to clean up, remove or remediate such Pre-Existing Hazardous Materials is increased as a result of, the acts or omissions of Tenant or any other Tenant Parties after Tenant has been informed in writing of the Pre-Existing Hazardous Materials.

8.                                      Building Services.

8.1                               Maintenance of Project.  Landlord shall maintain the Common Areas, all exterior landscaping, the windows in the Building, the electrical, mechanical, heating, ventilation, air-conditioning, plumbing and fire protection systems serving the Premises and the Building, the telephone cable distribution system serving the Building to the telephone terminal on each Floor, the common shafts, stacks, pipes, conduits, and ducts containing such equipment and systems and the space containing them, and the structure of the Building, in reasonably good order and condition, except for ordinary wear and tear, damage by Casualty or condemnation, or damage occasioned by the act or omission of Tenant or any other Tenant Parties, which damage shall be repaired by Landlord at Tenant’s expense.  Landlord shall have the right, exercised by Landlord in its sole discretion, in connection with its maintenance of the Project hereunder, (i) to change the arrangement and/or location of any Common Area amenity, installation or improvement, or other public parts of the Project, and (ii) to utilize portions of the Common Areas from time to time for entertainment, displays, product shows, leasing of kiosks or such other uses that Landlord may determine are desirable; provided that the Building shall continue to be maintained as a class “A” office building in the downtown San Francisco financial district.

8.2                               Building-Standard Services.  Landlord shall cause to be furnished to Tenant:  (i) tepid and cold water to those points of supply and in volumes provided for general use of tenants in the Building; (ii) electricity up to the Wattage Allowance (on a daily, non-cumulative basis) for lighting and the operation of electrically powered office equipment; (iii) heat, ventilation and air conditioning as reasonably determined by Landlord and in accordance with standards of class “A” office buildings in the downtown San Francisco financial district during Building Standard Hours; (iv) passenger elevator service; (v) freight elevator service subject to then applicable Building-standard procedures and scheduling; (vi) lighting replacement for Building-standard lights; (vii) restroom supplies; (viii) exterior window washing as determined by Landlord in its commercially reasonable judgment, but no less frequently than twice per year; and (ix) janitor service on a five (5) day per week basis (excluding Building holidays), except Landlord shall not be required to clean portions of the Premises used for preparing or consuming food or beverages or provide special treatment or services for above-standard tenant improvements.  Landlord may establish in the Premises or other portions of the Project such measures as it deems necessary or appropriate to conserve energy, including automatic switching of lights and/or more efficient forms of lighting.  When and if so elected by Landlord, in its sole discretion from time to time or at any time, Landlord may also provide security services for the Project (but not individually for Tenant or the Premises) of such scope and type as Landlord may determine in its sole discretion.  Landlord shall not be liable in any manner to Tenant or any other Tenant Parties for any acts (including criminal acts) of others, or for any direct, indirect, or consequential damages, or any injury or damage to, or interference with, Tenant’s business, including, but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, or other loss or damage, bodily injury or death, related to any malfunction, circumvention or other failure of any security services which Landlord elects to provide, or on account of Landlord’s election not to provide any security service or services, or for the failure of any security services to prevent bodily injury, death, or property damage, or loss, or to apprehend any person suspected of causing such injury, death, damage or loss.  Subject to (a) all of the terms and conditions of this Lease, including the Rules and Regulations attached hereto as Exhibit B, (b) emergency situations or other matters outside the reasonable control of Landlord, and (c) applicable Requirements, Tenant shall have access to and use of the Project 24 hours per day, 7 days per week, 365 days per year throughout the Lease Term.

8.3                               Interruption or Unavailability of Services.  Landlord shall not be in default hereunder or liable for any damages directly or indirectly resulting from, Rent shall not be abated, no constructive or other eviction shall be construed to have occurred, and Tenant shall not be relieved from any of its obligations under this Lease, by reason of the failure to furnish or delay in furnishing any maintenance or services under this Article 8, regardless of the cause of such failure.  Landlord shall use commercially reasonable efforts promptly to remedy any failure or interruption in the furnishing of such maintenance or services.  Landlord makes no warranty or representation to Tenant regarding the adequacy or fitness of the heating, air conditioning or ventilation equipment in the Project or the Premises to maintain temperatures that may be required for, or because of, any of Tenant’s fixtures or equipment which uses other than the fractional horsepower normally required for standard office equipment and Landlord shall have no liability for loss or damage suffered by Tenant or others in connection therewith.  Notwithstanding anything contained in this Section 8.3 to the contrary, if (i) there is an interruption in the Essential Services (as defined below) and Tenant supplies Landlord with written notice thereof (the “Interruption Notice”), (ii) such interruption is not the result of an act or omission of Tenant or Tenant’s Parties, (iii) such interruption is not the result of a Casualty (in which case Article 12 of this Lease shall apply), (iv) the repair or restoration of the Essential Service is within the reasonable control of Landlord, and (v) as a result of such interruption the Premises, or a material portion thereof, is rendered untenantable and is in fact not used by Tenant for five (5) consecutive business days, then Tenant’s sole remedy for such interruption shall be as follows:  commencing on the sixth (6th) consecutive business day following the later to occur of the date Tenant ceases to use the Premises (or a material portion thereof) or the date Tenant provides Landlord with an Interruption Notice, the Rent (other than specific charges made for additional services requested by Tenant) payable under this Lease shall abate in proportion to the portion of the Premises that is rendered untenantable on a per diem basis for each day thereafter until the date the Premises becomes tenantable again.  If the conditions described in clauses (i), (ii), (iii) and (v) have been satisfied, but the repair and restoration of Essential Service is not within reasonable control of Landlord, then Tenant’s sole remedy for such interruption shall be as follows:  commencing on the sixth (6th) consecutive business day following the later to occur of the date Tenant ceases to use Premises or a material portion thereof) and the date Tenant provides with an Interruption Notice, the Rent (other than specific charges made for additional services requested by Tenant) payable under this Lease shall abate in proportion to the portion of the Premises that is rendered untenantable on a per diem basis for each day thereafter until the date the Premises becomes tenantable again, but only to the extent Landlord actually receives proceeds from rent loss insurance that is allocable to this Lease and the event or circumstance causing the interruption of Essential Services.  For the purposes of this Section 8.3, “Essential Services” shall mean services provided by the heating, ventilation and air conditioning systems, life safety systems, mechanical systems, elevator, plumbing and waste disposal systems and electrical systems as are reasonably necessary to operate the Premises for its Permitted Use as set forth in Section 7.1 above, to the extent Landlord is required to provide the same under this Lease..

8.4                               Tenant’s Use of Excess Electricity and Water; Premises Occupancy Load.  Tenant shall not, without Landlord’s prior consent, which shall not be unreasonably withheld:  (i) install in the Premises, (A) lighting, equipment, and/or apparatus, the aggregate average monthly power usage of which exceeds the Wattage Allowance, or which requires a voltage other than 277 volts single-phase, (B) heat-generating or heat-sensitive equipment (excluding typical equipment used for general office use in Comparable Buildings), or lighting other than Building-standard lights, (C) supplementary air conditioning facilities, (D) Alterations which reconfigure the Premises, or fixtures or equipment therein, affecting the temperature otherwise maintained by the Building-standard heating, ventilation and air conditioning system, or (E) equipment that requires a separate temperature-controlled room, or (ii) permit occupancy levels in excess of (x) one person per one hundred thirty five (135) feet of rentable area with respect to floors on which Tenant leases all of the rentable area, or (y) one person per one hundred sixty (160) feet of rentable area with respect to floors on which Tenant does not lease all of the rentable area.  If, pursuant to this Section 8.4, Landlord consents to any installation or occupancy pursuant to clauses (i) or (ii) above, Landlord may, at Landlord’s election after notice to Tenant or upon Tenant’s request, install supplementary air conditioning facilities in the Premises, or otherwise modify the heating, ventilation and air conditioning system serving the Premises, and/or increase the supply of electricity to the Premises, in order to maintain the temperature otherwise maintained by the Building heating, ventilation, and air conditioning system, and/or to supply any increase in the electricity demand of the Premises, and/or to serve any separate temperature-controlled room; provided that Landlord agrees that it shall not require the installation of supplementary air conditioning facilities or other modifications of the systems at Tenant’s cost unless Landlord has received from a reputable engineer a recommendation for such installations or modifications in order to meet the load requirements for Tenant’s use of the applicable portions of the Premises.  Tenant shall pay the commercially reasonable cost of any transformers, additional risers, panel boards, and all other facilities if, when and to the extent installed hereunder or required to furnish power for, and all costs of supplying and maintaining, any supplementary air conditioning facilities or modified ventilating and air conditioning equipment.  The capital, maintenance and service costs of installing, supplying, and maintaining any such facilities, utilities, and modifications shall be paid by Tenant as Rent.  Landlord, at its election and at Tenant’s expense, may also install and maintain an electric current meter or water meter (together with all necessary wiring and related equipment) at the Premises to measure the power and/or water usage of electricity and/or such ventilation and air conditioning equipment, or may otherwise cause such usage to be measured by reasonable methods; provided that Landlord agrees that it shall not charge Tenant the cost of the installation of such meters unless, with respect to electric current meters (1) Landlord has received from a reputable engineer an analysis of the use of electricity in the applicable portion of the Premises that indicates that usage in that area exceeds the Wattage Allowance, or (2) the actual measurement of electrical usage made through those meters exceeds the Wattage Allowance, or with respect to water meters (3) Landlord has received from a reputable engineer an analysis of the use of water in the applicable portion of the Premises that indicates that usage in that area exceeds the usage of general office users in the Building, or (4) the actual measurement of water usage made through those meters shows usage in that area exceeds the usage of general office users in the Building.

8.5                               Provision of Additional Services.  If Tenant desires services in amounts additional to or at times different from those set forth in Section 8.2 above, or any other services that are not provided for in this Lease, Tenant shall make a request for such services to Landlord with such advance notice as Landlord may reasonably require.  If Landlord provides such services to Tenant, Tenant shall pay Landlord’s charges for such services (including Landlord’s then Building-standard administrative fee and such indirect costs as engineers’ expenses and a reasonable allowance for wear and tear on the Building Systems) within thirty (30) days after Tenant’s receipt of Landlord’s invoice.

8.6                               Tenant’s Supplemental Air Conditioning.  If Landlord consents to Tenant’s installation of supplementary air conditioning facilities under Section 8.4 above or the Work Letter, Tenant shall have access to and use of the Building’s condenser water up to and not to exceed ten (10) tons per floor for such facilities.  Tenant shall reimburse Landlord for (i) Landlord’s charges for Tenant’s usage of such condenser water, and (ii) Tenant’s Percentage Share of Landlord’s charges for maintaining the system that supplies such condenser water, within thirty (30) days after Tenant’s receipt of Landlord’s invoice, subject to Tenant’s rights as set forth in Section 5.4.  Landlord shall have the right to install, at Tenant’s cost and expense, meters to measure Tenant’s usage hereunder for purposes of calculating the charges payable by Tenant for such condenser water.

9.                                      Maintenance of Premises.  Tenant shall, at Tenant’s cost and expense, keep the Premises in good condition and repair, except for ordinary wear and tear, damage by Casualty or condemnation, and the maintenance and repair to be performed by Landlord pursuant to Section 8.1 above. Except as specifically set forth in this Lease, Landlord (i) has no obligation to alter, remodel, improve, repair, decorate or paint the Premises, or any part thereof, and (ii) has no obligation respecting the condition, maintenance and repair of the Premises or any other portion of the Project.  Tenant hereby waives all rights, including under Subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code and under any similar law now or hereafter in effect, to make repairs which are Landlord’s obligation under this Lease at the expense of Landlord or to receive any setoff or abatement of Rent or in lieu thereof to vacate the Premises or terminate this Lease.

10.                               Alterations to Premises.  All Alterations shall be made in accordance with the Construction Guide, the Building-standard procedures, specifications, and details (including the standard for construction and quality of materials in the Project) as then established by Landlord, all applicable Requirements, and the provisions of this Article 10.  In the event of any conflict between this Article 10 and the Construction Guide, the Building-standard procedures, specifications or details then in effect, the provisions of this Article 10 shall govern.

10.1                        Landlord Consent; Procedure.  Tenant shall not make or permit to be made any Alterations without Landlord’s prior written consent, which as to any Major Alterations may be given or withheld in Landlord’s sole discretion.

10.2                        General Requirements.

(a)                                 Except as otherwise provided in the Work Letter with respect to the initial leasehold improvements to the Premises (if any), all Alterations shall be designed and performed by Tenant at Tenant’s cost and expense; provided, however, that if any Alterations require work to be performed outside the Premises, Landlord may elect to perform such work at Tenant’s expense pursuant to the terms of this Lease; provided that Landlord’s costs therefor shall be commercially reasonable.

(b)                                 All Alterations shall be performed only by contractors, engineers or architects reasonably approved by Landlord, and shall be made in accordance with complete and detailed architectural, mechanical and engineering plans and specifications approved in writing by Landlord.  Landlord shall not unreasonably withhold or delay its approval of any such contractors, engineers, architects, plans or specifications; provided, however, that Landlord may specify contractors, engineers or architects to perform work affecting the structural portions of the Project or the Building Systems.  Tenant shall engage only labor that is harmonious and compatible with other labor working in the Project.  In the event of any labor disturbance caused by persons employed by Tenant or Tenant’s contractor, Tenant shall immediately take all actions necessary to eliminate such disturbance.

(c)                                  Prior to commencement of the Alterations, Tenant shall deliver to Landlord (i) any building or other permit required by Requirements in connection with the Alterations; and (ii) a copy of executed construction contract(s).  In addition, Tenant shall require its general contractor to carry and maintain the following insurance at no expense to Landlord, and Tenant shall furnish Landlord with satisfactory evidence thereof prior to the commencement of construction of the Alterations:  (A) commercial general liability insurance with limits of not less than Five Million Dollars ($5,000,000.00) combined single limit for bodily injury and property damage, including personal injury and death, and contractor’s protective liability, and products and completed operations coverage in an amount not less than Five Million Dollars ($5,000,000.00) in the aggregate; (B) commercial automobile liability insurance with a policy limit of not less than Five Million Dollars ($5,000,000.00) each accident for bodily injury and property damage, providing coverage at least as broad as the Insurance Services Office (ISO) Business Auto Coverage form covering Automobile Liability, code 1 “any auto,” and insuring against all loss in connection with the ownership, maintenance and operation of automotive equipment that is owned, hired or non-owned; and (C) worker’s compensation with statutory limits and employer’s liability insurance with a limit of not less than One Million Dollars ($1,000,000.00) per occurrence.  All insurance required by this Article 10 shall be issued by solvent companies qualified to do business in the State of California, and with a Best & Company rating of A:VIII or better.  All such insurance policies (except workers’ compensation insurance) shall (i) provide that Landlord, Landlord’s managing agent, any Encumbrancer, and any other person requested by Landlord is designated as an additional insured with respect to liability arising out of work performed by or for Tenant’s general contractor without limitation as to coverage afforded under such policy pursuant to an endorsement providing coverage at least as broad as ISO form CG 20 37 10 01 or its equivalent, and (2) specify that such insurance is primary and that any insurance or self-insurance maintained by Landlord shall not contribute with it.  Tenant shall provide Landlord with at least thirty (30) days’ prior written notice of any proposed cancellation of the policy received from Tenant’s insurer.  The insurance limits in this Section can be met using any combination of primary and excess/umbrella liability that Tenant determines, in its sole discretion. Tenant shall cause Tenant’s general contractor to notify Landlord within ten (10) days after any material modification of any policy of insurance required under this Article.  Landlord may inspect the original policies of such insurance coverage at any time.  Upon Landlord’s request, Tenant shall deliver complete certified copies of such policies.  Tenant’s general contractor shall furnish Landlord evidence of insurance for its subcontractors as may be reasonably required by Landlord.  Tenant acknowledges and agrees that Landlord may require other types of insurance coverage and/or increase the insurance limits set forth above if Landlord determines such increase is required to protect adequately the parties named as insureds or additional insureds under such insurance.

(d)                                 Tenant shall give Landlord at least twenty (20) days’ prior written notice of the date of commencement of any construction on the Premises to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall comply with the requirements of Sections 8700 through 8730 of the California Civil Code as the contracting owner, to the extent applicable, and prior to commencement of construction, Tenant shall provide Landlord with evidence of compliance with said statute, if applicable.  Tenant acknowledges that the contractual waiver of the benefits of California Civil Code Sections 8700 through 8730 is expressly declared to be against public policy.

(e)                                  Tenant shall promptly commence construction of Alterations, cause such Alterations to be constructed in a good and workmanlike manner and in such a manner and at such times so that any such work shall not disrupt or interfere with the use, occupancy or operations of other tenants or occupants of the Project, and complete the same with due diligence as soon as possible after commencement, subject to Section 31.12.  All trash which may accumulate in connection with Tenant’s construction activities shall be removed by Tenant at its own expense from the Premises and the Project.

(f)                                   In addition to the foregoing, as a condition of its consent to Alterations hereunder, Landlord may impose any reasonable requirements customarily imposed by comparable landlords that Landlord considers necessary or desirable, including a requirement that, for Alterations costing in excess of $250,000, Tenant provide Landlord with a surety bond, a letter of credit, or other financial assurance that the cost of the Alterations will be paid when due.

10.3                        Landlord’s Right to Inspect.  Landlord or its agents shall have the right (but not the obligation) to inspect the construction of Alterations, and to require corrections of faulty construction or any material deviation from the plans for such Alterations as approved by Landlord; provided, however, that no such inspection shall (i) be deemed to create any liability on the part of Landlord, or (ii) constitute a representation by Landlord that the work so inspected conforms with such plans or complies with any applicable Requirements, or (iii) give rise to a waiver of, or estoppel with respect to, Landlord’s continuing right at any time or from time to time to require the correction of any faulty work or any material deviation from such plans.  In addition, under no circumstances shall Landlord be liable to Tenant for any damage, loss, cost or expense incurred by Tenant on account of Tenant’s plans and specifications, Tenant’s contractors, mechanics or engineers, design or construction of any Alteration, or, except to the extent caused by the gross negligence or willful misconduct of Landlord or its agents, employees or representatives, any delay in completion of any Alteration.

10.4                        Tenant’s Obligations Upon Completion.  Promptly following completion of any Alterations, Tenant shall (i) furnish to Landlord “as-built” drawings and specifications in

CAD format showing the Alterations as made and constructed in the Premises, (ii) cause a timely notice of completion to be recorded in the Office of the Recorder of the County of San Francisco in accordance with Civil Code Section 8182 or any successor statute, and (iii) deliver to Landlord evidence of full payment and unconditional final waivers of all liens for labor, services, or materials in excess of Five Thousand Dollars ($5,000.00) in the aggregate.

10.5                        Repairs.  If any part of the Building Systems shall be damaged during the performance of Alterations, Tenant shall promptly notify Landlord, and Landlord may elect to repair such damage at Tenant’s expense.  Alternatively, Landlord may require Tenant to repair such damage at Tenant’s sole expense using contractors approved by Landlord.

10.6                        Ownership and Removal of Alterations.

(a)                                 Ownership.  All Alterations shall become a part of the Project and immediately belong to Landlord without compensation to Tenant, unless Landlord consents otherwise in writing; provided, however, that equipment and movable furniture shall remain the property of Tenant.

(b)                                 Removal.  Upon submission of any plans for Landlord’s approval, Tenant may request prior to the installation of specific Non-Standard Improvements in the Premises as an Alteration or as part of any Tenant Improvements installed pursuant to the Work Letter, that Landlord agree not to require Tenant to remove such items upon expiration or termination of the Lease or agree to permit Tenant to remove any item it may otherwise not be permitted to remove under the terms of this Lease.  (The scope and condition of the improvements in the Premises as improved with the Tenant Improvements constructed pursuant to the Work Letter, taking into account any Non-Standard Improvements Tenant is obligated to remove pursuant to this Section 10.6(b) or the Work Letter is referred to in this Lease as the “Baseline Condition.)  Such consent, may be granted or denied in Landlord’s sole discretion, and must be granted in writing in order to be binding against Landlord.  If so required by Landlord, Tenant, prior to the expiration of the Term or termination of this Lease, shall, at Tenant’s sole cost and expense, (i) remove any or all Alterations and Non-Standard Improvements, (ii) restore the Premises to the condition existing prior to the installation of such Alterations and Non-Standard Improvements; provided that Tenant shall not be obligated to perform more removal and/or restoration than necessary to restore the Premises to the Baseline Condition, and (iii) repair all damage to the Premises or Project caused by the removal of such Alterations and/or Non-Standard Improvements.  If Tenant fails to remove, restore and repair under this Section, then Landlord, upon fifteen (15) days’ written notice to Tenant, may remove such Alterations and Non-Standard Improvements and perform such restoration and repair, and Tenant shall reimburse Landlord for the commercially reasonable costs and expenses incurred by Landlord in performing such removal, restoration and repair, upon submission of reasonably detailed invoices therefor.  Subject to the foregoing provisions regarding removal, as of the Expiration Date, all Alterations and Tenant Work shall be Landlord’s property and at the expiration of the Term or termination of this Lease shall remain on the Premises without compensation to Tenant.  Notwithstanding anything contained herein to the contrary, Tenant shall not be obligated to remove, at the expiration or termination of this Lease, improvements existing in the Premises as of the Lease Date.

10.7                        Minor Alterations.  Notwithstanding any provision in the foregoing to the contrary, Tenant may construct Minor Alterations in the Premises without Landlord’s prior written consent, but with prior notification to Landlord.  Before commencing construction of Minor Alterations, Tenant shall submit to Landlord such documentation as Landlord may reasonably require to determine whether Tenant’s proposed Alterations qualify as Minor Alterations.  Except to the extent inconsistent with this Section 10.7, Minor Alterations shall otherwise comply with the provisions of this Article 10.  All references in this Lease to “Alterations” shall mean and include Minor Alterations, unless specified to the contrary.

10.8                        Landlord’s Fee.  In connection with installing or removing Alterations, Tenant shall pay Landlord’s then standard charges for review and approval of Tenant’s plans, specifications and working drawings, and administration by Landlord of the construction, installation or removal of Alterations, and restoration of the Premises to their previous condition; provided, however Landlord’s then-standard charges therefor shall not exceed three percent (3%) of the hard construction costs supervised by Landlord.  If necessary, Landlord may hire third parties to review Tenant’s plans, specifications and working drawings and/or to supervise the construction, installation or removal of Alterations from the Premises, in which event Tenant shall reimburse Landlord for the commercially reasonable fees and costs charged by such third parties upon receipt of an invoice therefor in addition to the charges described in the first sentence of this Section 10.8.  Tenant shall pay the amount of all fees and costs owing pursuant to this Section 10.8 within fifteen (15) days after receipt from Landlord of a statement or invoice therefor.  The provisions of this Section 10.8 shall not apply in connection with the initial leasehold improvements described in the Work Letter.

11.                               Liens.  Tenant shall keep the Project free from any liens arising out of any work performed or obligations incurred by or for, or materials furnished to, Tenant pursuant to this Lease or otherwise.  Landlord shall have the right to post and keep posted on the Premises any notices permitted or required by law or which Landlord may deem to be proper for the protection of Landlord and the Project from such liens.  If Tenant does not, within ten (10) business days following the recording of notice of any such lien, cause the same to be released of record or bonded against, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by any means as Landlord shall deem proper, including by payment of the claim giving rise to such lien.  All sums paid by Landlord for such purpose, and all reasonable expenses incurred by it in connection therewith, shall be payable to Landlord by Tenant, as additional rent, on demand, together with interest at the Interest Rate from the date such expenses are incurred by Landlord to the date of the payment thereof by Tenant to Landlord, subject to Landlord’s delivery to Tenant of an itemized invoice for the costs thereof.  The bond permitted under this Section shall be issued by a company reasonably acceptable to Landlord.

12.                               Damage or Destruction.

12.1                        Obligation to Repair.  Except as otherwise provided in this Article 12, if the Premises, or any other portion of the Project necessary for Tenant’s use and occupancy of the Premises, are damaged or destroyed by Casualty, Landlord shall, within ninety (90) days after Landlord obtains actual knowledge of such damage or destruction (“Casualty Discovery Date”) or as soon thereafter as possible, notify Tenant of the estimated time, in Landlord’s reasonable judgment, required to repair such damage or destruction (the “Repair Estimate”).  If Landlord estimates that the necessary repairs can be completed within ninety (90) days after the date of Landlord’s notice, and if Landlord receives insurance proceeds sufficient for such purpose, then (i) Landlord shall repair the Premises, and/or the portion of the Project necessary for Tenant’s use and occupancy of the Premises, to substantially the condition existing immediately before such damage or destruction, to the extent commercially reasonable and as permitted by and subject to then applicable Requirements; (ii) this Lease shall remain in full force and effect; and (iii) to the extent such damage or destruction did not result from the negligence or willful act or omission of Tenant or any other Tenant Parties, Base Rent and items of additional rent relating to Operating Expenses, Real Estate Taxes and insurance, shall abate for such part of the Premises rendered unusable by Tenant in the conduct of its business during the time such part is so unusable, in the proportion that the rentable area contained in the unusable part of the Premises bears to the total rentable area of the Premises.

12.2                        Landlord’s Election.  If Landlord estimates that the necessary repairs cannot be completed within ninety (90) days after the date of Landlord’s notice, or if insurance proceeds are insufficient for such purpose, or if Landlord does not otherwise have the obligation to repair or restore the damage or destruction pursuant to Section 12.1, then in any such event Landlord may elect, in its notice to Tenant pursuant to Section 12.1, to (i) terminate this Lease or (ii) repair the Premises or the portion of the Project necessary for Tenant’s use and occupancy of the Premises pursuant to the applicable provisions of Section 12.1 above.  If Landlord terminates this Lease, then this Lease shall terminate as of the date specified in Landlord’s notice.

12.3                        Tenant’s Election.  If Landlord does not elect to terminate this Lease pursuant to Section 12.2 above, and the Repair Estimate indicates that repairs cannot be completed within two hundred forty (240) days after the Casualty Discovery Date, Tenant may elect to terminate this Lease by giving written notice of such election to Landlord within ten (10) business days after receipt of the Repair Estimate.  If Tenant terminates this Lease, then this Lease shall terminate as of the date specified in Tenant’s notice, but in no event later than thirty (30) days after Landlord’s receipt of Tenant’s termination notice.  Notwithstanding anything to the contrary contained in this Section, (a) if the Repair Estimate indicates that the necessary repairs can be completed within the two hundred forty (240) day time period, or if Landlord fails to timely provide Tenant with the Repair Estimate, and such restoration is not, in fact, substantially completed within such two hundred forty (240) day time period, then Tenant shall have the option to terminate this Lease on thirty (30) days prior notice by giving Landlord notice of such termination within fifteen (15) days after expiration of such two hundred forty (240) day time period, and (b) if the Repair Estimate indicates that the necessary repairs cannot be completed (when such repairs are made without the payment of overtime or other premiums) within the two hundred forty (240) day time period and neither party terminates this Lease, such Repair Estimate to include Landlord’s reasonable estimate of the time required to complete such restoration, and such restoration is not in fact substantially completed within the time period set forth in Landlord’s Repair Estimate, then Tenant shall have the option to terminate this Lease on thirty (30) days prior notice by giving Landlord notice of such termination within fifteen (15) days after expiration of such time period.

12.4                        Cost of Repairs.  Upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under the insurance policies Tenant is required to carry under subsections (ii) and (iii) of Section 14.1(c), other than insurance proceeds attributable to Tenant’s personal property, including without limitation cabling and wiring installed by Tenant in the Premises.  If neither party elects to terminate this Lease pursuant to the provisions of this Article 12, Landlord shall repair the Building Systems and any portion of the Project necessary for Tenant’s use and occupancy of the Premises and, to the extent Landlord receives insurance proceeds therefor, all improvements in the Premises, including Alterations and the Tenant Improvements.  Tenant shall replace or repair, at Tenant’s cost and expense, Tenant’s furniture, equipment, trade fixtures and other personal property in the Premises.

12.5                        Damage at End of Term.  Notwithstanding anything to the contrary contained in this Article 12, if the Premises, or any portion thereof or of the Project, are damaged or destroyed by Casualty within the last twelve (12) months of the Term, and the Repair Estimate indicates that the necessary repairs cannot be completed (when such repairs are made without the payment of overtime or other premiums) so that at least six (6) full calendar months will remain in the Term following completion of the repairs, then either party shall have the right, in its sole discretion, to terminate this Lease by notice to the other party.  Landlord’s notice of termination shall be included in the Repair Estimate.  Tenant’s notice of termination must be given to Landlord within ten (10) business days after Tenant’s receipt of the Repair Estimate.  Such termination shall be effective on the date specified in either party’s termination notice to the other party, but in no event later than thirty (30) days after Tenant’s receipt of the Repair Estimate.

12.6                        Waiver of Statutes.  The respective rights and obligations of Landlord and Tenant in the event of any damage to or destruction of the Premises, or any other portion of the Project, are governed exclusively by this Lease.  Accordingly, Tenant hereby waives the provisions of any law to the contrary, including California Civil Code Sections 1932(2) and 1933(4), providing for the termination of a lease upon destruction of the leased property.

13.                               Eminent Domain.

13.1                        Effect of Taking.  Except as otherwise provided in this Article 13, if all or any part of the Premises is taken as a result of the exercise of the power of eminent domain or condemned for any public or quasi-public purpose, or if any transfer is made in avoidance of such exercise of the power of eminent domain (collectively, “taken” or a “taking”), this Lease shall terminate as to the part of the Premises so taken as of the effective date of such taking.  On a taking of a portion of the Premises, Landlord and Tenant shall each have the right to terminate this Lease by notice to the other given within sixty (60) days after the effective date of such taking, if the portion of the Premises taken is of such extent and nature so as to materially impair Tenant’s business use of the balance of the Premises.  Such termination shall be operative as of the effective date of the taking.  Landlord may also terminate this Lease on a taking of any portion of the Project if Landlord determines in its sole discretion that (i) such taking is of such extent and nature as to render the operation of the remaining Project economically infeasible or to require a substantial alteration or reconstruction of such remaining portion, or (ii) the amount of the award payable to Landlord under Section 13.2 below, after deducting all costs and expenses incurred by Landlord in connection with such taking, is not sufficient to restore the Project (including the Premises) pursuant to Section 13.3 below.  Landlord shall elect termination under clause (i) or (ii) above by notice to Tenant given within ninety (90) days after the effective date of such taking or as soon thereafter as possible, and such termination shall be operative as of the effective date of such taking.  Upon a taking of the Premises which does not result in a termination of this Lease (other than as to the part of the Premises so taken), the Base Rent shall thereafter be reduced as of the effective date of such taking in the proportion that the rentable area of the Premises so taken bears to the total rentable area of the Premises.

13.2                        Condemnation Proceeds.  All compensation awarded or received in connection with a taking shall be the property of Landlord, and Tenant hereby assigns to Landlord any and all elements of said compensation which Tenant would, in the absence of said assignment, have been entitled to receive.  Specifically, and without limiting the generality of the foregoing, said assignment is intended to include:  (i) the “bonus value” represented by the difference, if any, between Rent under this Lease and market rent for the unexpired Term of this Lease, (ii) the value of improvements to the Premises, whether said improvements were paid for by Landlord or by Tenant, (iii) the value of any trade fixtures, and (iv) the value of any and all other items and categories of property for which payment of compensation may be made in any such taking.  Notwithstanding the foregoing, Tenant shall be entitled to receive any award of compensation for loss of or damage to the goodwill of Tenant’s business (but only to the extent the same does not constitute “bonus value”) and for any moving or relocation expenses which Tenant is entitled under the law to recover directly from the public agency which acquires the Premises.

13.3                        Restoration of Premises.  On a taking of the Premises which does not result in a termination of this Lease (other than as to the part of the Premises so taken), Landlord and Tenant shall restore the Premises to substantially the condition existing immediately before such taking, to the extent commercially reasonable and as permitted by and subject to then applicable Requirements.  Landlord and Tenant shall perform such restoration in accordance with the applicable provisions and allocation of responsibility for repair and restoration of the Premises on damage or destruction pursuant to Article 12 above, and both parties shall use any awards received by such party attributable to the Premises for such purpose.

13.4                        Taking at End of Term.  Notwithstanding anything to the contrary contained in this Article 13, if the Premises, or any portion thereof or of the Project, are taken within the last Lease Year of the Term, then Landlord shall have the right, in its sole discretion, to terminate this Lease by notice to Tenant given within ninety (90) days after the date of such taking.  Such termination shall be effective on the date specified in Landlord’s notice to Tenant, but in no event later than the end of such ninety (90) day period.

13.5                        Tenant Waiver.  The rights and obligations of Landlord and Tenant on any taking of the Premises or any other portion of the Project are governed exclusively by this Lease. Accordingly, Tenant hereby waives the provisions of any law to the contrary, including California Code of Civil Procedure Sections 1265.120 and 1265.130, or any similar successor statute.

14.                               Insurance.

14.1                        Liability Insurance.  Tenant, at its cost and expense, shall procure and maintain, from the Lease Date and throughout the Term, the following insurance:

(a)                                 Commercial General Liability Insurance.  Tenant shall maintain a policy(ies) of commercial general liability insurance written on an “occurrence” basis, with limits of liability, in the aggregate, of not less than Five Million Dollars ($5,000,000.00).  Such policy(ies) shall cover bodily injury, property damage, personal injury, and advertising injury arising out of or relating (directly or indirectly) to Tenant’s business operations, conduct, assumed liabilities, or use or occupancy of the Premises or the Project, and shall include all the coverages typically provided by the Broad Form Commercial General Liability Endorsement, including broad form property damage coverage (which shall include coverage for completed operations).  Tenant’s liability coverage shall further include premises-operations coverage, products liability coverage (if applicable), products-completed operations coverage, owners and contractors protective coverage (when reasonably required by Landlord), and blanket contractual coverage including both oral and written contracts.  It is the parties’ intent that Tenant’s contractual liability coverage provide coverage to the maximum extent possible of Tenant’s indemnification obligations under this Lease.

(b)                                 Tenant’s Workers’ Compensation and Employer Liability Coverage.  Tenant shall maintain workers’ compensation insurance as required by law and employer’s liability insurance with limits of no less than One Million Dollars ($1,000,000.00) per occurrence.

(c)                                  Tenant’s Property Insurance.  Tenant shall maintain property insurance coverage, extended coverage and special extended coverage insurance for (i) all office furniture, trade fixtures, office equipment, merchandise, and all other items of Tenant’s property in, on, at, or about the Premises and the Project, (ii) the Tenant Improvements, as that term is defined in the Work Letter (including during installation and after completion), and any other improvements which exist in the Premises as of the date of this Lease, other than the base Building Improvements which are intended to be insured and/or restored by Landlord, and (iii) all Alterations (including during installation and after completion).  Such policy shall (1) be written on an “all risk” (special-causes-of-loss) policy form or an equivalent form reasonably acceptable to Landlord, (2) include an agreed-amount endorsement for no less than the full replacement cost (new without deduction for depreciation) of the covered items and property, and (3) include vandalism and malicious mischief coverage, sprinkler leakage coverage, and earthquake sprinkler leakage coverage.

(d)                                 Business Interruption, Loss of Income, and Extra Expense Coverage.  Tenant shall maintain business interruption, loss of income, and extra expense insurance covering all direct or indirect loss of income and charges and costs incurred arising out of all perils, failures, or interruptions, including any failure or interruption of Tenant’s business equipment (including, without limitation, telecommunications equipment), and the prevention of, or denial of use of or access to, all or part of the Premises or the Project, as a result of those perils, failures, or interruptions.  The business interruption, loss of income and extra expense coverage shall be issued by the insurer that issues Tenant’s property insurance under Section 14.1(c) above.

(e)                                  Other Tenant Insurance Coverage.  Not more often than once every two (2) years and upon not less than thirty (30) days’ prior written notice, Landlord may require Tenant, at Tenant’s sole cost and expense, to procure and maintain other types of insurance coverage and/or increase the insurance limits set forth above if Landlord determines such increase is required to protect adequately the parties named as insureds or additional insureds under such insurance, consistent with the practices of owners of class “A” office buildings in the downtown San Francisco financial district. The limits specified in sections (a) and (b), above, may be met using any combination of primary and excess/umbrella liability coverage, as determined by Tenant in its sole discretion.

14.2                        Form of Policies.  The minimum limits of policies and Tenant’s procurement and maintenance of such policies described in Section 14.1 shall in no event limit the liability of Tenant under this Lease.  All insurance required by this Article 14 shall be issued on an occurrence basis by solvent companies qualified to do business in the State of California, and with a Best & Company rating of A:VIII or better.  Any insurance policy under this Article 14 may be maintained under a “blanket policy,” insuring other parties and other locations, so long as the amount and coverage required to be provided hereunder is not thereby diminished. No policy maintained by Tenant under this Article 14 shall contain a deductible greater than Twenty-Five Thousand Dollars ($25,000.00).  Tenant shall provide Landlord a certificate of each policy of insurance required hereunder certifying that the policies contain the provisions required.  Tenant shall deliver such certificates to Landlord within thirty (30) days after the Lease Date, but in no event later than the date that Tenant or any other Tenant Parties first enter the Premises and, upon renewal, not fewer than ten (10) days prior to the expiration of such coverage.  In addition, Tenant shall deliver to Landlord a copy of each policy of insurance required hereunder upon Landlord’s request, but only if and to the extent reasonably required in connection with a claim on that policy.  All Tenant’s liability insurance shall provide (i) that Landlord, Landlord’s managing agent, any Encumbrancer, and any other person requested by Landlord, is designated as an additional insured without limitation as to coverage afforded under such policy pursuant to an endorsement providing coverage at least as broad as ISO form CG 20 37 10 01 or its equivalent; (ii) for severability of interests or that acts or omissions of one of the insureds or additional insureds shall not reduce or affect coverage available to any other insured or additional insured (if available); (iii) that the aggregate liability applies solely to the Project; and (iv) that Tenant’s insurance is primary and noncontributory with any insurance carried by Landlord.  Tenant shall provide at least thirty (30) days’ prior written notice of cancellation of coverage to all additional insureds (except in the event of a cancellation as a result of nonpayment, in which event the Tenant shall give all additional insureds at least ten (10) days’ prior notice).  Tenant shall notify Landlord within ten (10) days after any material modification of any policy of insurance required under this Article.  Any self insurance or self insured retention provisions under, or with respect to, any insurance policies maintained by Tenant hereunder shall be subject to Landlord’s prior written approval, which Landlord may give or withhold in its sole discretion.

14.3                        Vendors’ Insurance.  In addition to any other provision in this Lease (including, without limitation, Article 10 above), Landlord may require Tenant’s vendors and contractors to carry such insurance as Landlord shall deem reasonably necessary.

15.                               Waiver of Subrogation Rights.  Each party, for itself and, without affecting any insurance maintained by such party, on behalf of its insurer, releases and waives any right to recover against the other party, including officers, employees, agents and authorized representatives (whether in contract or tort) of such other party, that arise or result from any and all loss of or damage to any property of the waiving party located within or constituting part of the Building, including the Premises, to the extent of amounts payable under a standard ISO Commercial Property insurance policy, or such additional property coverage as the waiving party actually carries (with a commercially reasonable deductible), or is required to carry this Lease.  Each party shall have their property insurance policies issued in such form as to waive any right of subrogation as might otherwise exist. This mutual waiver is in addition to any other waiver or release contained in this Lease.

16.                               Tenant’s Waiver of Liability and Indemnification.

16.1                        Waiver and Release.  To the fullest extent permitted by Requirements, neither Landlord nor any of Landlord’s employees, agents, contractors, licensees, invitees, representatives, officers, directors, shareholders, partners, and members (together, the “Indemnitees”) shall be liable to Tenant or any other Tenant Parties for, and Tenant waives as against and releases Landlord and the other Indemnitees from, any and all Claims for loss or damage to any property or injury, illness or death of any person in, upon or about the Premises and/or any other portion of the Project, arising at any time and from any cause whatsoever. The foregoing waiver shall apply to (i) Claims caused in whole or in part by any third party (including any tenant or other occupant of the Project), and (ii) Claims caused in whole or in part by earthquake or earth movement, gas, fire, oil, electricity or leakage from the roof, walls, windows, basement or other portion of the Premises or Project.  The foregoing waiver shall not apply to the extent that a final judgment of a court of competent jurisdiction establishes that a Claim against an Indemnitee was proximately caused by such Indemnitee’s fraud, willful injury to person or property, negligence, or violation of Requirements.  In that event, however, the waiver under this Section 16.1 shall remain valid for all other Indemnitees.  The provisions of this Section 16.1 shall survive the expiration or earlier termination of this Lease until all Claims within the scope of this Section 16.1 are fully, finally, and absolutely barred by the applicable statutes of limitations.  Tenant acknowledges that this Section was negotiated with Landlord, that the consideration for it is fair and adequate, and that Tenant had a fair opportunity to negotiate, accept, reject, modify or alter it.

16.2                        Indemnification of Landlord.

(a)                                 To the fullest extent permitted by Requirements, Tenant shall indemnify, defend, protect and hold Landlord and the other Indemnitees harmless of and from Claims arising out of or in connection with, or related to any of the following, including, but not limited to, Claims brought by or on behalf of employees of Tenant, with respect to which Tenant waives, for the benefit of the Indemnitees, any immunity to which Tenant may be entitled under any worker’s compensation laws:  (i) the making of Alterations, or (ii) injury to or death of persons or damage to property occurring or resulting directly or indirectly from:  (A) the use or occupancy of, or the conduct of business in, the Premises; (B) damage to the telephone distribution system of the Project caused by Tenant; (C) the use, generation, storage, handling, release, transport, or disposal by Tenant or any other Tenant Parties of any Hazardous Materials in or about the Premises or any other portion of the Project; (D) any other occurrence or condition in or on the Premises; and (E) acts, neglect or omissions of Tenant or any other Tenant Parties in or about any portion of the Project.  The foregoing indemnification shall not apply in favor of any particular Indemnitee to the extent that a final judgment of a court of competent jurisdiction establishes that a Claim was proximately caused by the gross negligence or willful misconduct of such Indemnitee.  In that event, however, the indemnification under this Section 16.2 shall remain valid for all other Indemnitees.

(b)                                 Landlord shall have the right to approve legal counsel proposed by Tenant for defense of any Claim indemnified against hereunder or under any other provision of this Lease.  If Landlord disapproves the legal counsel proposed by Tenant for the defense of any Claim indemnified against hereunder, Landlord shall have the right to appoint its own legal counsel, the reasonable fees, costs and expenses of which shall be included as part of Tenant’s indemnity obligation hereunder.

(c)                                  The provisions of this Section 16.2 shall survive the expiration or earlier termination of this Lease until all Claims within the scope of this Section 16.2 are fully, finally, and absolutely barred by the applicable statutes of limitations.

17.                               Assignment and Subletting.

17.1                        Compliance Required.  Except for the Permitted Transfers described in Section 17.9, below, Tenant shall have no right, directly or indirectly, voluntarily or by operation of law, to sell, assign or otherwise transfer this Lease, or any interest herein (collectively, “assign” and “assignment”), or sublet the Premises, or any part thereof, or permit the occupancy of the Premises by any person other than Tenant (collectively, “sublease” and “subletting,” the assignee or sublessee under an assignment or sublease being referred to as a “transferee”) without Landlord’s prior consent, which consent shall not be unreasonably withheld, conditioned or delayed beyond the express time periods in Section 17.2.  Any assignment or subletting made in violation of this Article 17 shall, at Landlord’s option, be void.  As used herein, an “assignment” includes any sale or other transfer (such as by consolidation, merger or reorganization) in one or more transactions of (i) a majority of the voting stock of Tenant, if Tenant is a corporation, or (ii) a majority of the beneficial interests in Tenant, if Tenant is any other form of entity.  Tenant acknowledges that the limitations on assignment and subletting contained in this Article 17 are expressly authorized by California Civil Code Section 1995.010, et seq., and are fully enforceable by Landlord against Tenant.

17.2                        Request by Tenant; Landlord Response.  If Tenant desires to effect an assignment or sublease, Tenant shall submit to Landlord a request for consent together with the identity of the parties to the transaction, the nature of the transferee’s proposed business use for the Premises, the proposed documentation for and terms of the transaction, and all other information reasonably requested by Landlord concerning the proposed transaction and the parties involved therein, including certified financial information for the two (2) year period immediately preceding Tenant’s request, an opportunity to meet and interview the transferee, and Tenant’s good faith estimate of the amount of Excess Rent, if any, payable in connection with the proposed transaction.  Within twenty (20) days after the later of such interview or the receipt of the above information required by Landlord, Landlord shall have the right, by notice to Tenant, to:  (i) consent to the assignment or sublease, subject to the terms of this Article 17; (ii) decline to consent to the assignment or sublease; (iii) in the case of an assignment, other than to a Related Company pursuant to Section 17.9, terminate this Lease as to the entire Premises; or (iv) if any proposed sublease, other than to a Related Company pursuant to Section 17.9, would result in the subleasing, individually or in the aggregate, of ninety percent (90%) or more of the rentable area of the Premises on a single floor for term or terms expiring within the period that is the last ten percent (10%) of the then remaining Term, then Landlord shall have the right to terminate this Lease as to either the portion of the Premises Tenant proposes to sublease or the entire floor on which that proposed sublease space would be located (whether or not the entire floor is or is proposed to be subleased).  If Landlord elects to terminate this Lease or sublease from Tenant as provided in this Section 17.2, then Landlord shall have the additional right to negotiate directly with Tenant’s proposed assignee or subtenant and to enter into a direct lease or occupancy agreement with such party on such terms as shall be acceptable to Landlord in its sole and absolute discretion, and Tenant hereby waives any Claims against Landlord related thereto, including, without limitation, any Claims for any compensation or profit related to such lease or occupancy agreement.  In addition, if Landlord elects to terminate this Lease as to any portion of the Premises as provided in this Section 17.2, (A) Tenant shall execute an amendment to this Lease to that effect within ten (10) days after Landlord’s written request; (B) this Lease shall terminate as to such portion as of the date specified by Tenant as the effective date of the proposed assignment or sublease; (and the Letter of Credit Required Amount will be reduced on a pro rata basis); and (C) Tenant will be relieved of all further obligations hereunder as to such terminated portion as of such date, other than those obligations which survive termination of this Lease.

17.3                        Standards and Conditions for Landlord Approval.

(a)                                 Without limiting the grounds on which it may be reasonable for Landlord to withhold its consent to an assignment or sublease, Tenant acknowledges that Landlord may reasonably withhold its consent in the following instances:  (i) if there exists an Event of Default, subject to applicable notice and cure periods; (ii) if the transferee is a governmental or quasi-governmental agency, foreign or domestic; (iii) if the transferee is an existing tenant in the Building and Landlord has negotiated with such transferee within the previous six (6) months; (iv) if Tenant has not demonstrated to Landlord’s satisfaction that the transferee is financially responsible, with sufficient Net Worth and net current assets, properly and successfully to operate its business in the Premises and meet the financial and other obligations of this Lease; (v) if, in Landlord’s sole judgment, the transferee’s business, use and/or occupancy of the Premises would (A) violate any of the terms of this Lease or the lease of any other tenant in the Project, (B) not be comparable to and compatible with the types of use by other tenants in the Building, (C) fall within any category of use for which Landlord would not then lease space in the Building under its leasing guidelines and policies then in effect, or (D) result in increased density per Floor, as set forth in Section 8.4, or require increased services by Landlord; (vi) in the case of a sublease, it would result in more than six (6) occupancies in the Premises, in each case including Tenant and subtenants; (vii) if the financial condition of the transferee does not meet the requirements applied by Landlord to other tenants in the Building under leases with comparable terms, or in Landlord’s sole judgment the business reputation of the transferee is not consistent with that of other tenants of the Building; or (viii) the transferee is negotiating with Landlord or has negotiated with Landlord (as evidenced by the submittal of a written offer) during the six (6) month period immediately preceding the date Landlord receives Tenant’s request for consent, to lease space in the Building and Landlord has comparable space available in the Building.  If Landlord consents to an assignment or sublease, the terms of such assignment or sublease transaction shall not be modified, and, in the case of a sublease, Tenant shall not voluntarily terminate the sublease, without Landlord’s prior written consent pursuant to this Article 17.  Landlord’s consent to an assignment or subletting shall not be deemed consent to any subsequent assignment or subletting.

(b)                                 Notwithstanding any contrary provision of law, including, without limitation, California Civil Code Section 1995.310, the provisions of which Tenant hereby waives, Tenant shall have no right to terminate this Lease, and no right to damages for breach of contract, in the event Landlord is determined to have unreasonably withheld or delayed its consent to a proposed sublease or assignment, and Tenant’s sole remedy in such event shall be to obtain a determination reversing the withholding of such consent or finding such consent to be deemed given by virtue of such unreasonable delay.

17.4                        Costs and Expenses.  As a condition to the effectiveness of any assignment or subletting under this Article 17 that requires Landlord’s consent, Tenant shall pay to Landlord its actual reasonable costs and expenses, including attorneys’ fees and disbursements (up to a maximum of $1,500.00 per proposed assignment or subletting, so long as Tenant and the assignee or sublessee, as applicable, execute Landlord’s standard form of consent documentation without negotiation), incurred by Landlord in evaluating Tenant’s requests for consent or notifications for assignment or sublease.  Tenant shall pay such costs and expenses to Landlord within ten (10) days after written demand.  Tenant shall also pay to Landlord all costs and expenses incurred by Landlord due to a transferee taking possession of the Premises, including freight elevator operation, security service, janitorial service and rubbish removal.

17.5                        Payment of Excess Rent and Other Consideration.

(a)                                 Tenant shall pay to Landlord, within ten (10) business days after Tenant’s receipt thereof, fifty percent (50%) of any and all rent, sums or other consideration, howsoever denominated (but excluding consideration paid for Tenant’s trade fixtures, furnishings and equipment, and goodwill to the extent of the fair market value thereof), realized by Tenant in connection with any assignment or sublease in excess of the Base Rent and Escalation Rent payable hereunder (if a sublease, prorated to reflect the Rent allocable to the subleased portion of the Premises), after first deducting, (i) in the case of an assignment, the unamortized reasonable cost of Alterations made to the Premises at Tenant’s cost to effect the assignment and reasonable real estate commissions, legal fees, and marketing costs paid by Tenant in connection with such assignment, and (ii) in the case of a sublease, the reasonable cost of Alterations made to the Premises at Tenant’s cost to effect the sublease, and reasonable real estate commissions, legal fees, and marketing costs paid by Tenant in connection with such sublease, both amortized, without interest, over the term of the sublease (the “Excess Rent”).  In determining Excess Rent, the deduction for real estate commissions shall not exceed leasing commissions that are typically paid in the San Francisco market at the time of the subletting or assignment.

(b)                                 Upon Landlord’s request, Tenant shall provide Landlord with reasonable documentation of Tenant’s calculation of Excess Rent.  Landlord or its authorized representatives shall have the right at all reasonable times, but no more frequently than once per year as to each assignment and sublease to audit the books, records and papers of Tenant relating to an assignment or sublease, and shall have the right to make copies thereof.  If the Excess Rent respecting any assignment or sublease shall be found to be understated, Tenant, within ten (10) days after demand, shall pay the deficiency and Landlord’s costs of such audit.

17.6                        Assumption of Obligations; Further Restrictions on Subletting.  Each assignee shall, concurrently with any assignment, assume all obligations of Tenant under this Lease. Each sublease shall be made subject to this Lease and all of the terms, covenants and conditions contained herein.  The surrender of this Lease by Tenant, or a mutual cancellation thereof, or the termination of this Lease in accordance with its terms, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or operate as an assignment to Landlord of any or all such subleases.  Any assignment or subletting by a sublessee shall be subject to Landlord’s prior consent in the same manner as an assignment or subletting by Tenant.  Any assignment by a sublessee of its sublease shall be subject to Landlord’s prior consent in the same manner as an assignment by Tenant.  No sublease, once consented to by Landlord, shall be modified or terminated (other than pursuant to the express terms thereof) without Landlord’s prior consent.  No assignment or sublease shall be binding on Landlord unless the transferee delivers to Landlord a fully executed counterpart of the assignment or sublease which contains (i) in the case of an assignment, the assumption by the assignee as required under this Section, or (ii) in the case of a sublease, recognition by the sublessee, of the provisions of this Section 17.6, and which assignment or sublease shall otherwise be in form and substance satisfactory to Landlord, but the failure or refusal of a transferee to deliver such instrument shall not release or discharge such transferee from the provisions and obligations of this Section 17.6, and shall constitute an Event of Default.

17.7                        No Release.  No assignment or sublease shall release Tenant from its obligations under this Lease, whether arising before or after the assignment or sublease.  The acceptance of Rent by Landlord from any other person shall not be deemed a waiver by Landlord of any provision of this Article 17. On an Event of Default by any assignee of Tenant in the performance of any of the terms, covenants or conditions of this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee.  No consent by Landlord to any further assignments or sublettings of this Lease, or to any modification, amendment or termination of this Lease, or to any extension, waiver or modification of payment or any other obligations under this Lease, or any other action by Landlord with respect to any assignee or sublessee, or the insolvency, bankruptcy or Event of Default of any such assignee or sublessee, shall affect the continuing liability of Tenant for its obligations under this Lease, and Tenant waives any defense arising out of or based thereon, including any suretyship defense of exoneration. Landlord shall have no obligation to notify Tenant or obtain Tenant’s consent with respect to any of the foregoing matters.

17.8                        No Encumbrance; No Change in Permitted Use.  Notwithstanding anything to the contrary contained in this Article 17, (i) Tenant shall have no right to encumber, pledge, hypothecate or otherwise transfer this Lease, or any of Tenant’s interest or rights hereunder, as security for any obligation or liability of Tenant, and (ii) Tenant shall have no right to propose (and Landlord shall have no obligation to consider or approve) any assignment or subletting which entails any change in the Permitted Use.  Without limiting the generality of the foregoing, Tenant expressly agrees that Tenant shall not, and Tenant has no right to, encumber, pledge, or hypothecate any leasehold improvements or Alterations, including fixtures.

17.9                        Right to Assign or Sublease Without Landlord’s Consent.

(a)                                 Notwithstanding the provisions of Section 17.1 above, the provisions of this Article 17 shall not apply to (i) the transfer of stock in Tenant so long as Tenant is a publicly traded corporation, which stock is listed on a national or regional stock exchange or over the counter stock exchange, or (ii) the issuance of stock in Tenant.

(b)                                 Notwithstanding the provisions of Section 17.1 above, Tenant shall have the right, without Landlord’s consent, but with prior notice to Landlord, to assign this Lease to, or sublease the Premises to, or permit occupancy of the Premises by, a Related Company; provided that (i) the original Tenant named herein shall be the assignor or sublessor; (ii) at least fifteen (15) days prior to the effective date of the assignment or sublease, Tenant shall furnish Landlord with the name of the transferee and a written certification from an officer of Tenant certifying that the assignment or sublease qualifies as a transaction under this Section 17.9(b); (iii) in the case of an assignment to a Related Company into or with which Tenant will merge, consolidate, or combine and as a result of such merger, consolidation or combination, the Net Worth of the entity resulting from such merger, consolidation, or combination shall be at least equal to the greater of (A) the Net Worth of Tenant immediately prior to the assignment, or (B) the Net Worth on the Lease Date of the original named Tenant, and proof satisfactory to Landlord of the Net Worth of the entity resulting from such merger, consolidation, or combination shall have been delivered to Landlord at least thirty (30) days prior to the effective date of the proposed assignment; (iv) the assignment or sublease under this Section 17.9(b) is made for a good faith operating business purpose and not as a subterfuge to evade the obligations and restrictions relating to transfers set forth in this Article 17; (v) the proposed transferee’s use of the Premises shall be the Permitted Use; and (vi) in the case of an assignment, Tenant shall deliver to Landlord, prior to the effective date of the assignment, a form of agreement evidencing the assignment and assumption by the assignee of Tenant’s obligations under this Lease.  The effectuation of any transaction under this Section 17.9(b) shall be subject to the limitations specified in clauses (i), (ii), (iv), (v), (vi), (vii), and (viii) of Section 17.3(a) above, and Sections 17.7 and 17.8 above, and require compliance with the provisions of Sections 17.4, 17.5 and 17.6 above.  The transfers permitted without Landlord’s consent pursuant to Section 17.9(a) and Section 17.9(b) shall be referred to as “Permitted Transfers.”

18.                               Rules and Regulations.  Tenant shall observe and comply, and shall cause the other Tenant Parties to observe and comply, with the Rules and Regulations, and, after notice thereof, with all modifications and additions thereto from time to time promulgated in writing by Landlord; provided, however, such modifications and additions shall neither materially increase any of Tenant’s obligations under this Lease nor materially decrease any of Tenant’s rights under this Lease.  A copy of the current Rules and Regulations is attached hereto as Exhibit B.  Landlord shall not be responsible to Tenant, or any of the other Tenant Parties, for noncompliance with any Rules and Regulations by any other tenant, sublessee, or other occupant of the Project and their respective employees, agents, contractors, licensees, invitees, representatives, officers, directors, shareholders, partners, and members.

19.                               Entry of Premises by Landlord; Modification to Common Areas.

19.1                        Entry of Premises.  Landlord and its authorized agents, employees, and contractors may enter the Premises at all reasonable times from time to time, upon 24 hours prior verbal or written notice from Landlord to Tenant (except in an emergency or to provide routine services such as janitorial services), to:  (i) inspect the same; (ii) determine Tenant’s compliance with its obligations hereunder; (iii) exhibit the same to prospective purchasers, Encumbrancers or, during the last twelve (12) months of the Term, prospective tenants; (iv) supply any services to be provided by Landlord hereunder; (v) post notices of nonresponsibility or other notices permitted or required by law; (vi) make repairs, improvements or alterations, or perform maintenance in or to, the Premises or any other portion of the Project, including the Building Systems; and (vii) perform such other functions as Landlord deems reasonably necessary or desirable.  Landlord may also grant access to the Premises to government or utility representatives and bring and use on or about the Premises such equipment as Landlord deems reasonably necessary to accomplish the purposes of Landlord’s entry under this Section 19.1.  Landlord shall have and retain keys with which to unlock all of the doors in or to the Premises, and Landlord shall have the right to use any and all means which Landlord may deem proper in an emergency in order to obtain entry to the Premises, including secure areas.  When exercising its rights under this Section 19.1, Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s ability to conduct its business in the Premises.

19.2                        Modifications to Common Areas.  Landlord shall have the right, in its sole discretion, from time to time, to:  (i) make changes to the Common Areas and/or the Project, including, without limitation, changes in the location, size, shape and number of any Common Area amenity, installation or improvement, such as the roof-top garden terrace, driveways, entrances, parking spaces, parking areas, ingress, egress, direction of driveways, entrances, hallways, corridors, lobby areas and walkways; (ii) close temporarily any of the Common Areas and/or the Project for maintenance purposes so long as reasonable access to the Premises remains available; (iii) add additional buildings and improvements to the Common Areas and/or the Project or remove existing buildings or improvements therefrom; (iv) use the Common Areas and/or the Project while engaged in making additional improvements, repairs or alterations to the Project or any portion thereof; and (v) do and perform any other acts, alter or expand, or make any other changes in, to or with respect to the Common Areas and/or the Project as Landlord may, in its sole discretion, deem to be appropriate.  Without limiting the foregoing, Landlord reserves the right from time to time to install, use, maintain, repair, relocate and replace pipes, ducts, conduits, wires, and appurtenant meters and equipment for service to the Premises or to other parts of the Project which are above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Project that are located within the Premises or located elsewhere in the Project.  In addition, Landlord shall have the right to utilize portions of the Common Areas from time to time for entertainment, displays, product shows, leasing of kiosks or such other uses that in Landlord’s sole judgment tend to attract the public.  Upon ninety (90) days’ prior written notice to Tenant, Landlord also shall have the right to modify the signage of the Premises to conform to any alterations to the overall design for the Project made by Landlord.  All such alterations or modifications by Landlord shall (i) be done within a commercially reasonable time and manner and any damage to the Premises shall be restored to the condition existing prior to such entry, (ii) be performed in a good and workmanlike manner so as to not unreasonably disturb Tenant or its business operations in the Premises, (iii) comply with applicable Requirements, (iv) not reduce the usable area of the Premises, (v) not require any Alterations to be made or paid for by Tenant, and (vi) not reduce parking available to Tenant.

19.3                        Waiver of Claims.  Tenant acknowledges that Landlord, in connection with Landlord’s activities under this Article 19, may, among other things, erect scaffolding or other necessary structures in the Premises and/or the Project, limit or eliminate access to portions of the Project, including portions of the Common Areas, or perform work in the Premises and/or the Project, which work may create noise, dust, vibration, odors or leave debris in the Premises and/or the Project.  Without limiting the generality of Section 16.1 above, Tenant hereby agrees that Landlord’s activities under this Article 19 shall in no way constitute an actual or constructive eviction of Tenant nor entitle Tenant to any abatement of Rent.  Landlord shall not be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from Landlord’s activities under this Article 19 or the performance of Landlord’s obligations under this Lease, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from Landlord’s activities hereunder, or for any inconvenience or annoyance occasioned by such activities.  Landlord shall use commercially reasonable efforts to avoid interference with Tenant’s ability to conduct its business in the Premises in connection with Landlord’s activities under this Article 19.

20.                               Default and Remedies.

20.1                        Events of Default.  The occurrence of any of the following events shall constitute an “Event of Default” by Tenant:

(a)                                 Nonpayment of Rent.  Failure of Tenant to pay when due any sum required to be paid hereunder within five (5) days of receipt of written notice from Landlord; provided, however, that after the first failure to pay any sum required to be paid hereunder in any twelve (12) month period, in the event that Tenant fails a second time to pay when due any sum required to be paid hereunder during such twelve (12) month period, such failure shall be deemed to automatically constitute an Event of Default without any obligation on Landlord to provide any additional written notice.

(b)                                 Unpermitted Assignment.  An assignment or sublease made in contravention of any of the provisions of Article 17 above.

(c)                                  [INTENTIONALLY OMITTED].

(d)                                 Bankruptcy and Insolvency.  A general assignment by Tenant for the benefit of creditors, the liquidation of Tenant, any action or proceeding commenced by Tenant under any insolvency or bankruptcy act or under any other statute or regulation for protection from creditors, or any such action commenced against Tenant and not discharged within thirty (30) days after the date of commencement; the employment or appointment of a receiver or trustee to take possession of all or substantially all of Tenant’s assets or the Premises; the attachment, execution or other judicial seizure of all or substantially all of Tenant’s assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of ten (10) days after the levy thereof; the admission by Tenant in writing of its inability to pay its debts as they become due; or the filing by Tenant of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding or, if within thirty (30) days after the commencement of any such proceeding against Tenant, such proceeding is not dismissed.  For purposes of this Section 20.1(d), “Tenant” means Tenant and any partner of Tenant, if Tenant is a partnership, or any person or entity comprising Tenant, if Tenant is comprised of more than one person or entity, or any guarantor of Tenant’s obligations, or any of them, under this Lease.

(e)                                  Hazardous Materials, Insurance, Subordination, Estoppel, Holding Over, and Security Deposit.  Failure to perform or fulfill any obligation, covenant, condition or agreement required under Section 7.5 (Compliance with Environmental Laws; Use of Hazardous Materials), Article 14 (Insurance), Article 21 (Subordination, Attornment and Nondisturbance), Article 23 (Estoppel Certificate), Article 25 (Holding Over), or Article 26 (Security Deposit), within the respective time periods specified therein (if any).

(f)                                   Other Obligations.  Failure to perform or fulfill any other obligation, covenant, condition or agreement under this Lease (other than those described in Sections 20.1(a) through 20.1(e) above), and such failure continues for ten (10) days after written notice from Landlord or Landlord’s agent, or, if the failure is of a nature requiring more than ten (10) days to cure, then an additional thirty (30) days after the expiration of such ten (10) day period, but only if Tenant commences cure within such ten (10) day period and thereafter diligently pursues such cure to completion within such additional thirty (30) day period; provided, however, that if Tenant has failed to perform any such obligation, covenant, condition or agreement more than two (2) times during the Term, then no cure period shall apply.

20.2                        Tenant Cure Periods.  Any cure periods provided above are in lieu of any other time periods provided by law with respect to curing Tenant’s failure to perform or comply with any covenants, agreements, terms or conditions of this Lease to be performed or observed by Tenant, and Tenant hereby waives any right under law now or hereinafter enacted to any other time or cure period, including notice and cure periods under California Code of Civil Procedure Sections 1161, et seq.

20.3                        Landlord’s Remedies Upon Occurrence of Event of Default.  On the occurrence of an Event of Default, Landlord shall have the right either (i) to terminate this Lease and recover possession of the Premises, or (ii) to continue this Lease in effect and enforce all Landlord’s rights and remedies under California Civil Code Section 1951.4 (by which Landlord may recover Rent as it becomes due, subject to Tenant’s right to assign pursuant to Article 17).  Landlord may, without any liability to Tenant for loss or damage thereto or loss of use thereof, store any property of Tenant located in the Premises at Tenant’s expense or otherwise dispose of such property in the manner provided by law.  If Landlord does not terminate this Lease, Tenant shall in addition to continuing to pay all Rent when due, also pay Landlord’s costs of attempting to relet the Premises, any repairs and alterations necessary to prepare the Premises for such reletting, and brokerage commissions and reasonable attorneys’ fees incurred in connection therewith, less the rents, if any, actually received from such reletting. Notwithstanding Landlord’s election to continue this Lease in effect under clause (ii) above, Landlord may at any time thereafter terminate this Lease pursuant to this Section 20.3.

20.4                        Damages Upon Termination.  If and when Landlord terminates this Lease pursuant to Section 20.3, Landlord may exercise all its rights and remedies available under California Civil Code Section 1951.2, including the right to recover from Tenant the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rent loss that the Tenant proves could have been reasonably avoided.  As used herein and in Civil Code Section 1951.2, “time of award” means either the date upon which Tenant pays to Landlord the amount recoverable by Landlord, or the date of entry of any determination, order or judgment of any court or other legally constituted body determining the amount recoverable, whichever occurs first.

20.5                        Computation of Certain Rent for Purposes of Default.  For purposes of computing unpaid Rent pursuant to Section 20.4 above, Escalation Rent for the balance of the Term shall be projected based upon the average annual rate of increase, if any, in Escalation Rent from the Commencement Date through the time of award.

20.6                        Landlord’s Right to Cure Defaults.  If Tenant commits an uncured Event of Default, then Landlord may, at the expiration of any applicable notice and cure period and without waiving such Event of Default or releasing Tenant from any of its obligations hereunder, make any payment or perform any obligation on behalf of Tenant comprised in such Event of Default.  All reasonable payments so made by Landlord, and all reasonable costs and expenses incurred by Landlord to perform such obligations, shall be due and payable by Tenant as Rent immediately upon receipt of Landlord’s demand therefor, along with supporting invoices.  If Landlord enters the Premises, or any portion thereof, in order to effect cure hereunder, Tenant waives all Claims which may be caused by Landlord’s so entering the Premises, and Tenant shall indemnify, defend, protect and hold Landlord, and the other Indemnitees harmless from and against Claims resulting from any actions of Landlord to perform obligations on behalf of Tenant hereunder.  No entry by Landlord to the Premises or obligations performed by Landlord in the Premises under this Section 20.6 shall constitute a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises, or any portion thereof.

20.7                        Waiver of Forfeiture.  Tenant hereby waives California Code of Civil Procedure Section 1179, California Civil Code Section 3275, and all such similar laws now or hereinafter enacted which would entitle Tenant to seek relief against forfeiture in connection with any termination of this Lease.

20.8                        Remedies Cumulative.  The rights and remedies of Landlord under this Lease are cumulative and in addition to, and not in lieu of, any other rights and remedies available to Landlord at law or in equity.  Landlord’s pursuit of any such right or remedy shall not constitute a waiver or election of remedies with respect to any other right or remedy.

20.9                        Landlord’s Default.  Notwithstanding anything to the contrary set forth in this Lease, Landlord shall not be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease unless Landlord fails to perform such obligation within thirty (30) days after the receipt by Landlord of written notice from Tenant specifying in detail Landlord’s alleged failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it commences such performance within such thirty (30) day period and thereafter diligently pursues the same to completion.  In no event shall Tenant have the right to terminate or rescind this Lease as a result of Landlord’s failure to perform any covenant or agreement contained in this Lease.  Tenant hereby waives such remedies of termination and rescission and hereby agrees that Tenant’s remedies for Landlord’s failure to perform hereunder and for breach of any promise or inducement shall be limited to a suit for specific performance, damages and/or injunction.

21.                               Subordination, Attornment and Nondisturbance.

21.1                        Subordination and Attornment.  This Lease and all of Tenant’s rights hereunder shall be subordinate to any and all Encumbrances, to all renewals, modifications, consolidations, replacements and extensions thereof, and to any and all advances made or hereafter made on the security thereof or Landlord’s interest therein, unless an Encumbrancer requires in writing that this Lease be superior to its Encumbrance; provided, however, that any subordination shall be conditioned upon the receipt by Tenant of a nondisturbance agreement from the Encumbrancer in commercially reasonable form and content.  Landlord represents that there is no Encumbrance affecting the Building as of the date of this Lease.  If any proceeding is brought for the foreclosure of any such Encumbrance (or if any ground lease is terminated), and if requested by such purchaser or Encumbrancer, Tenant (i) shall attorn, without any deductions or set-offs whatsoever, to the Encumbrancer or purchaser or any successors thereto upon any foreclosure sale or deed in lieu thereof (or to the ground lessor), and (ii) shall recognize such purchaser or Encumbrancer as the lessor under this Lease, provided such purchaser or Encumbrancer accepts this Lease and does not disturb Tenant’s occupancy, so long as Tenant timely pays Rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant.  Landlord’s interest herein may be assigned as security at any time to any Encumbrancer. Within ten (10) business days after request by Landlord or any Encumbrancer, Tenant shall execute such further commercially reasonable instruments or assurances which are consistent with the provisions of this Article 21 to evidence or confirm the subordination or superiority of this Lease to any such Encumbrance.  Tenant waives the provisions of any Requirement which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the tenant hereunder in the event of any foreclosure proceeding or sale. Tenant agrees with Encumbrancer that if Encumbrancer or any foreclosure sale purchaser shall succeed to the interest of Landlord under this Lease, Encumbrancer shall not be (i) liable for any action or omission of any prior Landlord under this Lease, or (ii) subject to any offsets or defenses which Tenant might have against any prior Landlord, or (iii) bound by any Rent which Tenant might have paid for more than the current month to any prior Landlord, or (iv) liable for any Security Deposit not actually received by such Encumbrancer, or (v) bound by any future modification of this Lease not consented to by such Encumbrancer.  The foregoing shall not release Encumbrancer of the obligation to cure any continuing default of Landlord’s repair obligations under this Lease.

21.1                        Notice to Encumbrancer.  Notwithstanding anything to the contrary contained in this Lease, including, without limitation, Article 28, upon receipt by Tenant of notice from any Encumbrancer or from Landlord, which notice sets forth the address of such Encumbrancer, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such Encumbrancer at the appropriate address therefor (as specified in the above-described notice or at such other places as may be designated from time to time in a notice to Tenant in accordance with Article 28), and the curing of any of Landlord’s defaults by such Encumbrancer within a reasonable period of time after such notice from Tenant (including a reasonable period of time to obtain possession of the Building if such Encumbrancer elects to do so) shall be treated as performance by Landlord.

21.2                        Rent Payment Direction.  From and after Tenant’s receipt of written notice from an Encumbrancer or from a receiver appointed pursuant to the terms of an Encumbrance (a “Rent Payment Direction”), Tenant shall pay all Rent under this Lease to such Encumbrancer or as such Encumbrancer shall direct in writing.  Tenant shall comply with any Rent Payment Direction notwithstanding any contrary instruction, direction or assertion from Landlord.  An Encumbrancer’s delivery to Tenant of a Rent Payment Direction, or Tenant’s compliance therewith, shall not be deemed to:  (i) cause such Encumbrancer to succeed to or to assume any obligations or responsibilities of Landlord under this Lease, all of which shall continue to be performed and discharged solely by Landlord unless and until such Encumbrancer or a foreclosure sale purchaser succeeds to Landlord’s interest hereunder, or (ii) relieve Landlord of any obligations under this Lease.  Tenant shall be entitled to rely on any Rent Payment Direction, and Landlord irrevocably directs Tenant to comply with any Rent Payment Direction, notwithstanding any contrary direction, instruction, or assertion by Landlord, and Landlord acknowledges and agrees that Tenant shall not incur any liability or obligation to Landlord in connection with Tenant’s compliance with a Rent Payment Direction.

22.                               Sale or Transfer by Landlord; Lease Non-Recourse.

22.1                        Release of Landlord on Transfer.  Landlord may at any time transfer, in whole or in part, its right, title and interest under this Lease and/or in the Project, or any portion thereof.  If the original Landlord hereunder, or any successor to such original Landlord, transfers (by sale, assignment or otherwise) its right, title or interest in the Building, all liabilities and obligations of the original Landlord or such successor under this Lease shall terminate, the original Landlord or such successor shall automatically be released therefrom, and thereupon all such liabilities and obligations shall be binding upon the new owner.  Tenant shall attorn to each such new owner; provided such new owners recognize this Lease and all of Tenant’s rights hereunder.  If in connection with any transfer effected by the then Landlord hereunder, such Landlord transfers to the subsequent landlord any Security Deposit or other security provided by Tenant to Landlord for the performance of any obligation of Tenant under this Lease, then such Landlord shall be released from any further responsibility or liability for such Security Deposit or other security.

22.2                        Lease Nonrecourse to Landlord; Limitation of Liability.  Landlord’s liability to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount that is equal to the lesser of (i) the interest of Landlord in the Building, or (ii) the equity interest Landlord would have in the Building if the Building were encumbered by third-party debt in an amount equal to eighty percent (80%) of the value of the Building (as such value is determined in good faith by Landlord).  Neither Landlord, any of Landlord’s employees, agents, contractors, licensees, invitees, or representatives, nor the persons or entities comprising Landlord (whether partners, members, shareholders, officers, directors, trustees, or otherwise) shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all other Tenant Parties.  The limitations of liability contained in this Section 22.2 shall inure to the benefit of Landlord, its present and future employees, agents, contractors, licensees, invitees, representatives, officers, directors, shareholders, partners, and members, and their respective partners, heirs, successors and assigns.  Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease.  Notwithstanding any contrary provision herein, neither Landlord nor any of Landlord’s employees, agents, contractors, licensees, invitees, representatives, officers, directors, shareholders, partners, and members shall be liable under any circumstances for any indirect or consequential damages or any injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.  Notwithstanding any contrary provision herein other than Article 25, neither Tenant nor any of Tenant’s sublessees, predecessors or assigns, or its or their employees, agents, contractors, licensees, invitees, representatives, officers, directors, shareholders, partners, and members shall be liable under any circumstances for any indirect or consequential damages or any injury or damage to, or interference with, Landlord’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring; provided nothing in this sentence or otherwise in this Lease shall limit Tenant’s liability for indirect or consequential damages as provided in Article 25.

23.                               Estoppel Certificate.

23.1                        Procedure and Content.  Within ten (10) days after Landlord’s request therefor, Tenant shall execute, acknowledge, and deliver to Landlord certificates as specified by Landlord certifying:  (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and identifying each modification); (ii) the Commencement Date if such date is not specified as a date certain in the Basic Lease Information, and the Expiration Date; (iii) that Tenant has accepted the Premises (or the reasons Tenant has not accepted the Premises), and if Landlord has agreed in the Work Letter to make any alterations or improvements to the Premises, that Landlord has properly completed such alterations or improvements (or the reasons why Landlord has not done so); (iv) the amount of the Base Rent and current Escalation Rent, if any, and the date to which such Rent has been paid; (v) that, to Tenant’s actual knowledge, there exists no Event of Default, except as to any Events of Default specified in the certificate, and whether there are any existing defenses against the enforcement of Tenant’s obligations under this Lease; (vi) that no default of Landlord under this Lease is claimed by Tenant, except as to any defaults specified in the certificate; and (vii) such other matters as may be requested by Landlord; provided that nothing in the certificate shall have the effect of amending this Lease.  If requested by Landlord, Tenant shall attach to any such certificate a copy of this Lease, and any amendments thereto, and include in such certificate a statement by Tenant that such attachment is a true, correct and complete copy of this Lease, including all modifications thereto.  In addition, at Landlord’s request, any guarantor of Tenant’s obligations hereunder shall execute, acknowledge, and deliver to Landlord certificates as specified by Landlord reaffirming such guarantor’s guaranty of Tenant’s obligations.

23.2                        Effect of Certificate.  Any such certificate may be relied upon by any prospective purchaser of any part or interest in the Project or Encumbrancer and, at Landlord’s request, Tenant shall deliver such certificate to any such person or entity and shall agree to such notice and cure provisions and such other matters as such person or entity may reasonably require.  In addition, at Landlord’s request, Tenant shall provide to Landlord for delivery to any such person or entity such information, including financial information, that may reasonably be requested by any such person or entity.  Any such certificate shall constitute a waiver by Tenant of any Claims Tenant may have in contravention of the information contained in such certificate and Tenant shall be estopped from asserting any such claim.  If Tenant fails or refuses to give a certificate hereunder within the time period herein specified, then the information contained in such certificate as submitted in good faith by Landlord shall be deemed correct for all purposes, but Landlord shall have the right to treat such failure or refusal as an Event of Default.  In addition, without waiving any other remedies Landlord may have against Tenant, if Tenant fails or refuses to give a certificate within ten (10) days after Landlord’s request, Landlord may give Tenant a second notice specifically referencing this Section 23.2 and prominently stating in capital or bold letters that Tenant will be obligated to pay Landlord an administrative fee of Five Hundred Dollars ($500.00) for each day that Tenant is delinquent in delivering a certificate unless Tenant delivers such certificate within five (5) business days after receipt of such second notice.  If Tenant fails or refuses to deliver the certificate within five (5) business days after receipt of such second notice, Tenant shall pay to Landlord an administrative fee of Five Hundred Dollars ($500.00) for each day after said five (5) business day period that Tenant is delinquent in delivering a certificate hereunder.

24.                               No Light, Air, or View Easement.  Nothing contained in this Lease shall be deemed, either expressly or by implication, to create any easement for light and air or access to any view. Any diminution or shutting off of light, air or view to or from the Premises by any structure which now exists or which may hereafter be erected, whether by Landlord or any other person or entity, shall in no way affect this Lease or Tenant’s obligations hereunder, entitle Tenant to any reduction of Rent, or impose any liability on Landlord.  Further, under no circumstances at any time during the Term shall any temporary darkening of any windows of the Premises or any temporary obstruction of the light or view therefrom by reason of any repairs, improvements, maintenance or cleaning in or about the Project in any way impose any liability upon Landlord or in any way reduce or diminish Tenant’s obligations under this Lease.

25.                               Holding Over.  No holding over by Tenant shall operate to extend the Term.  If Tenant remains in possession of the Premises after expiration or termination of this Lease:  (i)

Tenant shall become a tenant at sufferance upon all the applicable terms and conditions of this Lease, except that Base Rent shall be increased to equal the greater of (A) one hundred fifty percent (150%) of the Base Rent then in effect or (B) one hundred fifty percent (150%) of the fair market rent for the Premises, as determined by Landlord in good faith; (ii) Tenant shall indemnify, defend, protect and hold harmless Landlord, the other Indemnitees, and any tenant to whom Landlord has leased all or part of the Premises, from Claims (including loss of rent to Landlord or additional rent payable by such tenant and reasonable attorneys’ fees) suffered or incurred by Landlord, such other Indemnitees, or such tenant resulting from Tenant’s failure timely to vacate the Premises; and (iii) such holding over by Tenant, without Landlord’s express written consent, shall constitute an Event of Default.  Landlord’s acceptance of Rent if and after Tenant holds over shall not convert Tenant’s tenancy at sufferance to any other form of tenancy or result in a renewal or extension of the Term of this Lease, unless otherwise specified by notice from Landlord to Tenant.

26.                               Security Deposit.

26.1                        Application of Security Deposit.  If at any time any amount deposited by Tenant or held by Landlord is determined to be a security deposit, then the provisions of this Article 26 shall apply and the amount so held shall be referred to as the “Security Deposit.”  The Security Deposit shall be held by Landlord as security for the performance by Tenant of all its obligations under this Lease.  If Tenant fails to pay any Rent when due or otherwise fails to perform or fulfill any obligation, covenant, condition or agreement under this Lease on a timely basis, Landlord, without notice to Tenant, may (but shall not be obligated to) use, apply or retain all or any portion of the Security Deposit for the payment of any Rent or for the payment of any other amounts expended or incurred by Landlord by reason of such failure, or to compensate Landlord for any loss or damage which Landlord may incur thereby, including, without limitation, prospective damages and damages recoverable pursuant to California Civil Code Section 1951.2.  Exercise by Landlord of its rights hereunder shall not constitute a waiver of, or relieve Tenant from any liability for, Tenant’s failure to perform hereunder.  If Landlord so uses or applies all or any portion of the Security Deposit, Tenant shall, within ten (10) days after demand by Landlord, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its full amount.  If Tenant performs all of Tenant’s obligations hereunder, the Security Deposit, or so much thereof as has not been applied by Landlord, shall be returned, without interest, to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest under this Lease) within thirty (30) days after the later of (i) the expiration of the Term or earlier termination of this Lease (other than on account of an Event of Default) and (ii) Tenant’s vacation of the Premises in the condition specified by this Lease. Tenant waives the provisions of California Civil Code Section 1950.7, or any similar or successor laws now or hereinafter in effect, that restrict Landlord’s use or application of the Security Deposit, or that pertain to the return of the Security Deposit. Landlord’s receipt and retention of the Security Deposit shall not create any trust or fiduciary relationship between Landlord and Tenant, and Landlord need not keep the Security Deposit separate from its general accounts. Landlord’s return of the Security Deposit or any part thereof shall not be construed as an admission that Tenant has performed all of its obligations under this Lease.  Upon termination of the original Landlord’s (or any successor landlord’s) interest in this Lease, the original Landlord (or such successor landlord) shall be released from further liability with respect to the Security Deposit upon the original

Landlord’s (or such successor landlord’s) compliance with California Civil Code Section 1950.7, or successor statute.

27.                               Waiver.  Failure by Landlord to declare an Event of Default upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such Event of Default, but Landlord shall have the right to declare such Event of Default at any time after its occurrence and prior to Tenant’s cure of same, subject to applicable notice and cure periods.  To be effective, a waiver of any provision of this Lease, or any default, shall be in writing and signed by the waiving party.  Any waiver hereunder shall not be deemed a waiver of subsequent performance of any such provision or subsequent defaults.  The subsequent acceptance of Rent hereunder, or endorsement of any check by Landlord, shall not be deemed to constitute an accord and satisfaction or a waiver of any preceding Event of Default, except as to the particular Rent so accepted, regardless of Landlord’s knowledge of the preceding Event of Default at the time of acceptance of the Rent.  No course of conduct between Landlord and Tenant, and no acceptance of the keys to or possession of the Premises by Landlord before the Expiration Date, shall constitute a waiver of any provision of this Lease or of any Event of Default, or operate as a surrender of this Lease.

28.                               Notices; Tenant’s Agent for Service.  All notices, approvals, consents, demands and other communications from one party to the other given pursuant to this Lease shall be in writing and shall be made by personal delivery, by use of a reputable courier service or by deposit in the United States mail, certified, registered or express, postage prepaid and return receipt requested.  Notices shall be addressed if to Landlord, to Landlord’s Address, and if to Tenant, to Tenant’s Address.  Landlord and Tenant may each change their respective Addresses from time to time by giving written notice to the other of such change in accordance with the terms of this Article 28, at least ten (10) days before such change is to be effected; provided, however, that any such address shall be a street address (and not a post office box).  Any notices given in accordance with this Article 28 shall be deemed to have been given (i) on the date of personal delivery or (ii) on the earlier of the date of delivery or attempted delivery (as shown by the courier service delivery record or return receipt) if sent by courier service or mailed.

29.                               Authority.  Each party represents and warrants to the other that (i) such party is a duly formed, authorized and existing entity, (ii) such party is qualified to do business in California, (iii) such party has the full right and authority to enter into this Lease and to perform all of the obligations of such party hereunder, and (iv) each person signing on behalf of such party is authorized to do so.

30.                               Parking.

30.1                        Lease of Parking Spaces.  Tenant has the right to lease up to the number of parking spaces in the Project parking garage as specified in the Basic Lease Information throughout the Term, and any extension thereof, subject, however, to the provisions of this Section 30.1.  Tenant shall pay the parking rental being charged for such spaces, as the same may be increased from time to time, in advance, as Rent, on the first day of each month.  The parking rental payable by Tenant hereunder may include taxes imposed on the use of the parking spaces by any governmental or quasi-governmental authority. The use of such spaces shall be for the parking of motor vehicles used by Tenant, its officers and employees only, and shall be subject to applicable Requirements.  Parking spaces may not be assigned or transferred separate and apart from this Lease.  Upon the expiration or earlier termination of this Lease, Tenant’s rights with respect to all leased parking spaces shall immediately terminate.  Further, if Tenant fails to pay parking rental when the same shall be due, then, upon written notice from Landlord, in addition to all other remedies available to Landlord, Tenant’s rights with respect to all leased parking spaces shall immediately terminate.  Tenant shall have the right, upon at least thirty (30) days’ prior written notice to Landlord, to elect not to lease some or all of the parking spaces specified in the Basic Lease Information.  If Tenant so relinquishes its rights to any allotted parking spaces, upon Tenant’s written request to Landlord at any time, Tenant shall be eligible to re-lease its relinquished parking spaces on a first-come, first-serve basis.

30.2                        Management of Project Parking Garage.  The Project parking garage shall be subject to the reasonable control and management of Landlord, who may, from time to time, establish, modify and enforce reasonable rules and regulations with respect thereto.  If parking spaces are not assigned pursuant to the terms of this Lease, Landlord reserves the right at any time to assign parking spaces, and Tenant shall thereafter be responsible to insure that its officers and employees park in the designated areas. Tenant shall, if requested by Landlord, furnish to Landlord a complete list of the license plate numbers of all vehicles operated by Tenant, any transferee, or their respective officers and employees.  Landlord reserves the right to change, reconfigure, or rearrange the Project parking garage, to reconstruct or repair any portion thereof, and to restrict or eliminate the use of any Project parking garage and do such other acts in and to such areas as Landlord deems necessary or desirable, without such actions being deemed an eviction of Tenant or a disturbance of Tenant’s use of the Premises, and without Landlord being deemed in default hereunder, provided that Landlord shall use commercially reasonable efforts (without any obligation to engage overtime labor or commence any litigation) to minimize the extent and duration of any resulting interference with Tenant’s parking rights. Landlord may, in its sole discretion, convert the Project parking garage to a reserved and/or controlled parking facility, or operate the Project parking garage (or a portion thereof) as a tandem, attendant assisted and/or valet parking facility. Landlord may delegate its responsibilities with respect to the Project parking garage to a parking operator, in which case such parking operator shall have all the rights of control and management granted to Landlord.  In such event, Landlord may direct Tenant, in writing, to enter into a parking agreement directly with the operator of the Project parking garage, and to pay all parking charges directly to such operator.

30.3                        Waiver of Liability.  Landlord shall not be liable for any damage of any nature to, or any theft of, vehicles, or contents thereof, in or about the Project parking garage.  At Landlord’s request, Tenant shall cause its or any transferee’s officers and employees using Tenant’s parking spaces to execute an agreement confirming the foregoing.

31.                               Miscellaneous.

31.1                        No Joint Venture. This Lease does not create any partnership or joint venture or similar relationship between Landlord and Tenant.

31.2                        Successors and Assigns.  Subject to the provisions of Article 17 regarding assignment, all of the provisions, terms, covenants and conditions contained in this Lease shall bind, and inure to the benefit of, the parties and their respective successors and assigns.

31.3                        Construction and Interpretation.  The words “Landlord” and “Tenant” include the plural as well as the singular.  If there is more than one person comprising Tenant, the obligations under this Lease imposed on Tenant are joint and several.  References to a party or parties refer to Landlord or Tenant, or both, as the context may require.  The captions preceding the Articles, Sections and subsections of this Lease are inserted solely for convenience of reference and shall have no effect upon, and shall be disregarded in connection with, the construction and interpretation of this Lease.  Use in this Lease of the words “including,” “such as,” or words of similar import, when following a general matter, shall not be construed to limit such matter to the enumerated items or matters whether or not language of nonlimitation (such as “without limitation”) is used with reference thereto.  All provisions of this Lease have been negotiated at arm’s length between the parties and after advice by counsel and other representatives chosen by each party and the parties are fully informed with respect thereto.  Therefore, this Lease shall not be construed for or against either party by reason of the authorship or alleged authorship of any provision hereof, or by reason of the status of the parties as Landlord or Tenant, and the provisions of this Lease and the Exhibits hereto shall be construed as a whole according to their common meaning in order to effectuate the intent of the parties under the terms of this Lease.

31.4                        Severability.  If any provision of this Lease, or the application thereof to any person or circumstance, is determined to be illegal, invalid or unenforceable, the remainder of this Lease, or its application to persons or circumstances other than those as to which it is illegal, invalid or unenforceable, shall not be affected thereby and shall remain in full force and effect, unless enforcement of this Lease as so invalidated would be unreasonable or grossly inequitable under the circumstances, or would frustrate the purposes of this Lease.

31.5                        Entire Agreement.  This Lease and the Exhibits hereto identified in the Basic Lease Information contain all the representations and the entire agreement between the parties with respect to the subject matter hereof and any prior negotiations, correspondence, memoranda, agreements, representations or warranties are replaced in total by this Lease and the Exhibits hereto.  Neither Landlord nor Landlord’s employees, agents, contractors, licensees, invitees, representatives, officers, directors, shareholders, partners, and members have made any warranties or representations with respect to the Premises or any other portion of the Project, except as expressly set forth in this Lease. Tenant acknowledges that all brochures and informational materials, as well as all communications from Landlord and Landlord’s employees, agents, contractors, licensees, invitees, representatives, officers, directors, shareholders, partners, and members prior to the execution of this Lease, including without limitation, statements as to the identity or number of other tenants in the Project, the lease terms applicable to any such tenants or potential tenants, anticipated levels (or any matters which may affect anticipated levels) of expected business or foot traffic, demographic data, and the suitability of the Premises for Tenant’s intended uses, are and were made for informational purposes only, and Tenant agrees that such communications (i) are not and shall not be construed to be representations or warranties of Landlord, Landlord’s employees, agents, contractors, licensees, invitees, representatives, officers, directors, shareholders, partners, or members as to the matters communicated, (ii) have not and will not be relied upon by Tenant, and (iii) have been the subject of independent investigation by Tenant.  Without limiting the generality of the foregoing, Tenant is not relying on any representation, and Landlord does not represent, that any specific retail or office tenant or occupant or number of tenants shall occupy any space or remain open for business in the Project at any time during the Term, and Landlord reserves the right to effect such other tenancies in the Project as Landlord shall determine in the exercise of its sole judgment.

31.6                        Governing Law.  This Lease shall be governed by and construed pursuant to the laws of the State of California.

31.7                        Costs and Expenses.

(a)                                 If either party hereto fails to perform any of its obligations under this Lease beyond applicable notice and cure periods, or if the parties commence any litigation or arbitration to interpret the Lease or resolve any dispute thereunder, then the party failing to so perform or the party not prevailing in such dispute, as the case may be, shall pay any and all reasonable costs and expenses incurred by the other party on account of such failure and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys’ fees and disbursements.  Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Lease shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Lease and to survive and not be merged into any such judgment.

(b)                                 Without limiting the generality of Section 31.7(a) above, if Landlord utilizes the services of an attorney for the purpose of collecting any Rent due and unpaid by Tenant or in connection with Tenant’s failure to perform any of its obligations hereunder, beyond all applicable notice and cure periods hereunder Tenant agrees to pay Landlord actual attorneys’ fees as determined by Landlord for such services, regardless of the fact that no legal action may be commenced or filed by Landlord.

(c)                                  Except as otherwise set forth herein, whenever Tenant requests Landlord’s consent under this Lease, or submits documents to Landlord for Landlord’s review, Tenant shall pay to Landlord all reasonable out of pocket costs and expenses, including attorneys’ fees and disbursements, incurred by Landlord in connection therewith; provided, however, that (I) the provisions of Section 17.4 shall apply in lieu of this Section 31.7(c) with respect to assignment and subletting under Article 17, (II) the provisions of Section 10.8 shall apply in lieu of this Section 31.7(c) with respect to the installation of Alterations or the removal of Alterations and/or Non-Standard Improvements, and (III) Tenant shall have no obligation to pay any Landlord fees or third party costs and expenses (A) incurred by Landlord in connection with the execution and delivery of an SNDA or estoppel certificate hereunder, (B) incurred by Landlord in connection with the Tenant Improvements, or (C) for which Landlord has already collected administrative fees, interest or late charges hereunder, including without limitation per Section 4.4 or any items included in the definition of Operating Expenses hereunder.

31.8                        Standards of Performance and Approvals.  Unless otherwise provided in this Lease, whenever approval, consent or satisfaction (collectively, an “approval”) is required of a party pursuant to this Lease or an Exhibit hereto, such approval shall not be unreasonably withheld or delayed.  Unless provision is made for a specific time period, approval (or disapproval) shall be given within thirty (30) days after receipt of the request for approval.

Nothing contained in this Lease shall limit the right of a party to act or exercise its business judgment in a subjective manner with respect to any matter as to which it has been (i) specifically granted such right, (ii) granted the right to act in its sole discretion or sole judgment, or (iii) granted the right to make a subjective judgment hereunder, whether “objectively” reasonable under the circumstances, and any such exercise shall not be deemed inconsistent with any covenant of good faith and fair dealing implied by law to be part of this Lease.  The parties have set forth in this Lease their entire understanding with respect to the terms, covenants, conditions and standards pursuant to which their obligations are to be judged and their performance measured, including the provisions of Article 17 with respect to assignments and sublettings.

31.9                        Brokers.  Landlord shall pay to each of Landlord’s Broker and Tenant’s Broker a commission in connection with such Broker’s negotiation of this Lease pursuant to a separate agreement.  Other than such Brokers, Landlord and Tenant each represent and warrant to the other that no broker, agent, or finder has procured, or was involved in the negotiation of, this Lease and no such broker, agent or finder is or may be entitled to a fee, commission or other compensation in connection with this Lease. Landlord and Tenant shall each indemnify, defend, protect and hold the other harmless from and against Claims that may be asserted against the indemnified party in breach of the foregoing warranty and representation.

31.10                 Memorandum of Lease.  Tenant shall, upon request of Landlord or any Encumbrancer, execute, acknowledge and deliver a short form memorandum of this Lease (and any amendment hereto) in form suitable for recording.  In no event shall this Lease or any memorandum thereof be recorded by Tenant.

31.11                 Quiet Enjoyment.  Upon paying the Rent and performing all its obligations under this Lease, Tenant may peacefully and quietly enjoy the Premises during the Term as against all persons or entities claiming by or through Landlord, subject, however, to the provisions of this Lease and any Encumbrances.

31.12                 Force Majeure.  Notwithstanding anything contained in this Lease to the contrary, if Landlord is unable to perform or delayed in performing any of its obligations under this Lease on account of strikes, lockouts, inclement weather, labor disputes, inability to obtain labor, materials, fuels, energy or reasonable substitutes therefor, governmental restrictions, regulations, controls, actions or inaction, civil commotion, fire or other acts of God, national emergency, acts of war or terrorism or any other cause of any kind beyond the reasonable control of Landlord (except financial inability), Landlord shall not be in default under this Lease and such inability or delay shall in no way constitute a constructive or actual eviction of Tenant nor entitle Tenant to any abatement of Rent.  Notwithstanding anything contained in this Lease to the contrary, if Tenant is unable to perform or delayed in performing any of its obligations under this Lease on account of strikes, lockouts, inclement weather, labor disputes, inability to obtain labor, materials, fuels, energy or reasonable substitutes therefor, governmental restrictions, regulations, controls, actions or inaction, civil commotion, fire or other acts of God, national emergency, acts of war or terrorism or any other cause of any kind beyond the reasonable control of Tenant (except financial inability), Tenant shall not be in default under this Lease. Nothing in this Section 31.12 shall limit or otherwise modify or waive Tenant’s obligation to pay Base Rent and Escalation Rent as and when due pursuant to the terms of this Lease.

31.13                 Surrender of Premises.  Upon the Expiration Date or earlier termination of this Lease, Tenant shall quietly and peacefully surrender the Premises to Landlord in the condition called for by this Lease, shall deliver to Landlord any keys to the Premises, or any other portion of the Project, and shall provide to Landlord the combination or code of locks on all safes, cabinets, vaults and security systems in the Premises.  On or before the Expiration Date or earlier termination of this Lease, Tenant, at its cost and expense, shall remove all of its personal property from the Premises and repair all damage to the Project caused by such removal.  In addition, Tenant, at its cost and expense, shall remove all Lines installed by or for Tenant that are located within the Premises or, in the case of Lines exclusively serving the Premises, anywhere in the Project, including, without limitation, the Building plenum, risers and all conduits, and repair all damage to the Project caused by such removal as follows:  (i) in the case of the expiration of the Term, Tenant shall remove such Lines and repair such damage on or before the Expiration Date, unless Landlord notifies Tenant, at least thirty (30) days prior to the Expiration Date, that such Lines shall be surrendered with the Premises; and (ii) in the case of the earlier termination of this Lease, Tenant shall remove such Lines and repair such damage promptly after receipt of a notice from Landlord requiring such removal and repair.  Any Lines not required to be removed pursuant to this Section shall become the property of Landlord (without payment by Landlord), and shall be surrendered in good condition and working order, lien free, and properly labeled with an identification system reasonably approved by Landlord.  All personal property of Tenant not removed hereunder shall be deemed, at Landlord’s option, to be abandoned by Tenant and Landlord may, without any liability to Tenant for loss or damage thereto or loss of use thereof, store such property in Tenant’s name at Tenant’s expense and/or dispose of the same in any manner permitted by law.

31.14                 Building Directory.  Landlord shall reserve on the Building directory, or in any computerized Building directory, up to the number of Building Directory Spaces specified in the Basic Lease Information for purposes of identifying Tenant’s name, divisions and/or principal employees. All costs for the initial strips or inputting of names shall be borne by Landlord and all costs for replacement of such strips or inputting shall be borne by Tenant.

31.15                 Name of Building; Address.  Landlord shall have the right at any time and from time to time to select the name of the Project, the Building and/or the Galleria and to make a change or changes to the name(s).  Landlord shall have the right to install, affix and maintain any and all signs on the exterior and on the interior of the Project, the Building and/or the Galleria as Landlord may desire in Landlord’s sole discretion.  Tenant shall not refer to the Project , the Building, or the Galleria by any name other than:  (i) the names as selected by Landlord (as same may be changed from time to time), or (ii) the postal address approved by the United States Post Office.  Tenant shall not use the name of the Project, the Building, or the Galleria or use pictures or illustrations of the Project, the Building, or the Galleria in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.  Tenant shall, in connection with all correspondence, mail or deliveries made to or from the Premises, use the official Building address specified from time to time by Landlord.

31.16                 Exhibits.  The Exhibits specified in the Basic Lease Information are by this reference made a part hereof.

31.17                 Survival of Obligations.  The waivers of claims or rights, the releases and the obligations under this Lease to indemnify, protect, defend and hold harmless Landlord and other Indemnitees shall survive the expiration or earlier termination of this Lease, and so shall all other obligations or agreements hereunder which by their terms survive the expiration or earlier termination of this Lease.

31.18                 Time of the Essence.  Time is of the essence of this Lease and of the performance of each of the provisions contained in this Lease.

31.19                 Waiver of Trial By Jury; Waiver of Counterclaim.  TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS, LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE OR ANY EMERGENCY OR STATUTORY REMEDY.  IF LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NON-PAYMENT OF RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, AND ANY SUCH COUNTERCLAIM SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

31.20                 Consent to Venue.  Tenant hereby waives any objection to venue in the City and County of San Francisco, and agrees and consents to the personal jurisdiction of the courts of the State of California with respect to any action or proceeding (i) brought by Landlord, Tenant or any other party, relating to (A) this Lease and/or any understandings or prior dealings between the parties hereto, or (B) the Premises, the Project, or any part thereof, or (ii) to which Landlord is a party.

31.21                 Financial Statements.  Within ten (10) business days after Landlord’s request, Tenant shall deliver to Landlord the then current financial statements of Tenant (including a balance sheet and profit and loss statement for the most recent prior fiscal year for which annual statements are available and financial statements for interim periods following the end of the last fiscal year for which annual statements are available), together with a certificate of Tenant’s auditor (or if audited financial statements are not available, then a certificate of Tenant’s Chief Financial Officer) to the effect that such financial statements were prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial condition and operations of Tenant for, and as of the end of, such fiscal year.  In addition, within ten (10) days after Landlord’s request, Tenant shall provide Landlord with such other information as Landlord reasonably deems necessary to evaluate Tenant’s financial condition.  Notwithstanding the foregoing, Landlord agrees not to request copies of financial statements more often than once in every twelve-month period, unless required in connection with a proposed sale or financing.

31.22                 Subdivision; Future Ownership.  Landlord reserves the right to subdivide all or a portion of the Project.  Tenant agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from such subdivision and Landlord shall, within thirty (30) days of receipt of an invoice, reimburse Tenant for all reasonable fees, costs and expenses incurred by Tenant in connection therewith.  In addition, if the Building, the Galleria, the Project parking garage, or other portions of the Project are at any time owned by an entity other than Landlord, Landlord, at its option, may enter into agreements with such other owners to provide for (i) reciprocal rights of access and/or use, including in connection with repairs, maintenance, construction and/or excavation (ii) common management, operation, maintenance, improvement and/or repairs, and (iii) the allocation of operating expenses and taxes.

31.23                 Modification of Lease.  This Lease may be modified or amended only by an agreement in writing signed by both parties.  Should any Encumbrancer require a modification of this Lease, or should Landlord be advised by counsel that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then and in either such event, Tenant agrees that this Lease may be modified as requested by the Encumbrancer or as may be required to avoid such characterization as unrelated business income, as the case may be, and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) business days following a request therefor; provided, however, that any such modification shall not increase any expense payable by Tenant hereunder or in any other way materially and adversely change the rights and obligations of Tenant hereunder.

31.24                 Confidential Information.  Tenant agrees to keep the terms and conditions of this Lease, and any information in connection with this Lease (including, without limitation, information regarding any sublease or assignment) (“Confidential Information”) in the strictest confidence.  Tenant shall not disclose any Confidential Information to any third parties except as expressly permitted herein, and will take commercially reasonable measures necessary to safeguard such information in order to preserve its confidentiality.  Without limiting the generality of the foregoing, Tenant may not disclose Confidential Information to any third parties, other than to the other Tenant Parties (as may be necessary for Tenant to operate in the ordinary course of business) or as may be required by law, provided that Tenant agrees to use diligent efforts to prevent all Tenant Parties from making any unauthorized disclosure of the Confidential Information.

31.25                 No Option.  The submission of this Lease to Tenant for review or execution does not create an option or constitute an offer to Tenant to lease the Premises on the terms and conditions contained herein, and this Lease shall not become effective unless and until it has been executed and delivered by both Landlord and Tenant.

31.26                 Independent Covenants.  This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent, and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

31.27                 First Source Hiring Program.  The City and County of San Francisco adopted a City-wide “First Source Hiring Program” on August 3, 1998 by Ordinance No. 264-98, codified at San Francisco Administrative Code Sections 83.1-83.18.  The First Source Hiring Program (“FSHP”) is designed to identify entry level positions associated with commercial activities and provide first interview opportunities to graduates of City-sponsored training programs.  Tenant acknowledges that its activities on the Premises are or may be subject to FSHP.  Although Landlord makes no representation or warranty as to the interpretation or application of FSHP to the Premises, or to Tenant’s activities thereon, Tenant acknowledges that (i) FSHP may impose obligations on Tenant, including good faith efforts to meet requirements and goals regarding interviewing, recruiting, hiring and retention of individuals for entry level positions; (ii) FSHP requirements could also apply to certain contracts and subcontracts entered into by Tenant regarding the Premises, including construction contracts; and (iii) FSHP requirements, if applicable, may be imposed as a condition of permits, including building permits, issued for construction or occupancy of the Premises.

31.28                 Compliance with Anti-Terrorism Law.  Tenant represents to Landlord that Tenant is not in violation of any Anti-Terrorism Law, and that Tenant is not, as of the date hereof:  (i) conducting any business or engaging in any transaction or dealing with any Prohibited Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person; (ii) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (iii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in, any Anti-Terrorism Law.  In addition, Tenant represents that neither Tenant nor any of its affiliates, officers, directors, shareholders, members or lease guarantor, as applicable, is a Prohibited Person.  If at any time any of the foregoing representations becomes false, it shall be considered a material default under this Lease.

31.29                 Bankruptcy of Tenant.  For purposes of Section 365(f)(2)(B) of the Bankruptcy Code (11 U.S.C. §365(f)(2)(B)), the parties agree that the term “adequate assurance of future performance” with respect to any assumption or assignment of this Lease shall include, but not be limited to, the following:

(a)                                 In order to ensure Landlord that the proposed assignee will have the resources with which to pay all Rent payable pursuant to the terms hereof, any proposed assignee must have, as demonstrated to Landlord’s reasonable satisfaction, a net worth (defined in accordance with generally accepted accounting principles consistently applied) equal to the greater of (i) the net worth of Tenant at the time this Lease was executed, or (ii) a net worth consistent with the standards customarily applied by Landlord with respect to comparable tenancies in the Building.

(b)                                 Any proposed assignee must have been engaged in the conduct of business for the five (5) years prior to any such proposed assignment, which business must be consistent with the Permitted Use specified in the Basic Lease Information.

(c)                                  At Landlord’s option, the proposed assignee must provide, in favor of Landlord, a letter of credit and/or a cash security deposit or other security for the performance of the obligations to be performed by Tenant or such assignee hereunder, equal to at least twelve (12) months’ Base Rent.

31.30                 Rent Not Based on Income.  No Rent or other payment in respect of the Premises shall be based in any way upon net income or profits from the Premises.  Tenant may not enter into or permit any sublease or license or other agreement in connection with the Premises which provides for a rental or other payment based on net income or profit.

31.31                 Counterparts.  This Lease may be executed in counterpart.  All such executed counterparts shall constitute the same agreement, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

31.32                 Signage.  As part of the Tenant Improvements, Tenant shall have the right to install its logo and above-Building standard signage in the elevator lobby on the 6th and 7th floors of the Building and any other floor on which it leases all of the rentable area.  The material, typeface, graphic format and proportions of Tenant’s sign, as well as the precise location of such sign, shall be subject to Landlord’s approval, which shall not be unreasonably withheld, and any approval required under Requirements.  Tenant’s signs shall strictly conform to all Requirements and Landlord’s signage standards in effect at the time, and shall be installed and removed at Tenant’s expense.  Notwithstanding the foregoing, Tenant acknowledges that if Tenant occupies space on a multi-tenant floor in the Building, all signage for such space must comply with then Building standard signage for multi-tenant floors.  Tenant, at its sole expense, shall maintain all of its signs in good condition and repair during the Term.  Prior to the expiration or earlier termination of this Lease, Landlord, at Tenant’s cost, shall remove all of Tenant’s signage and repair any and all damage caused to the Building by such signs and/or the removal of such signs from the Building.

31.33                 Stairways.  So long as Tenant leases and occupies all of the leasable area on at least two (2) contiguous floors of the Building, Tenant shall be entitled to (i) use the base Building fire stairs connecting such contiguous floors (i.e., in between such contiguous floors) for Tenant’s use as a communicating stairway among such floors, and (ii) install an electronic access system with computerized card access to provide access to the Premises on each such floor from the stairwell, provided (a) such use of the stairway and installation of such electronic access system is permitted by all Requirements, (b) such security system is constructed and installed in accordance with the terms of this Lease, (c) such security system must be compatible with and linked with the Building’s current and future access control system and fire life-safety system, and (d) Tenant installs at Tenant’s cost a time delayed door-open alarm sensor approved by Landlord and compatible with all current and future building systems.  Tenant shall be solely responsible for the cost of installing that security system and for maintaining, repairing and upgrading that system as necessary to maintain its compatibility with any Building security system. Tenant shall be solely responsible for the cost of maintenance and repairs of the portions of the stairwell used by Tenant as permitted by this Section, including any janitorial, painting and repairs of doors and related access control systems. Tenant shall, upon the request of Landlord, immediately discontinue and terminate its use of the base Building fire stairway between any floors of the Building (and any electronic access system on such floors) if at any time during the Term Tenant does not lease and occupy all of the leasable area of such floors. At the expiration or earlier termination of the Lease or upon discontinuance and termination of the right to use the base Building stairways and/or the electronic access system as provided above, at Landlord’s option and Tenant’s sole cost, the electronic access system and all equipment relating thereto (including wiring and cabling) shall be removed and the area where such items were located shall be restored to its condition existing prior to such installation in a manner or other reasonable condition and with materials as determined by Landlord. Landlord shall bear no liability for use by Tenant of such stairways and Tenant shall indemnify, protect, defend and hold harmless the Indemnified Parties from and against all loss, cost, damage, expense and liability (including without limitation reasonable attorneys’ fees) arising from or in connection with Tenant’s use of such stairway systems. All such use by Tenant shall be subject to Landlord’s reasonable and non-discriminatory rules and regulations regarding such use, including without limitation any rules or regulations intended to minimize unreasonable interference with other tenants of the Building.  Without limiting the generality of the foregoing, Tenant agrees that (i) in no event shall fire doors be propped open, (ii) Tenant shall not permit any eating, drinking or transportation of food in or on the stairwell areas by its employees or other persons given access to the stairwells by the Tenant, and (iii) Tenant shall not permit any smoking or loitering in or on the stairwell areas by its employees or other persons given access to the stairwells by the Tenant.  In the event Tenant violates any of the rules or regulations established with respect to the use of the stairways or otherwise fails to comply with the terms of this Section 31.33, Landlord may terminate Tenant’s rights under this Section 31.33 by written notice to Tenant.

32.                               Communications and Computer Lines and Equipment.

32.1                        Lines and Equipment.  Tenant may install, maintain, replace, remove or use communications or computer wires and cables (collectively, “Lines”) at the Project to serve the Premises, and may install, maintain, replace, remove or use telecommunications or other signal or data reception or transmission equipment (collectively, “Equipment”) in the Premises, provided that (i) Tenant shall obtain Landlord’s prior written consent, use the contractor reasonably approved by Landlord (which contractor may, but need not be, the entity managing the Building’s risers (the “Riser Manager”)), and comply with all of the other provisions of this Lease and such other rules and procedures as may be established by Landlord from time to time, (ii) Lines and Equipment shall comply with all applicable Requirements and shall be subject to all other provisions of this Lease, (iii) Lines and Equipment shall not cause any electrical, electromagnetic, radio frequency, or other interference with the Building Systems or any equipment of any party (including any telecommunication or other signal or data reception or transmission equipment and/or system in or serving the Project, its occupants, and/or Landlord), or otherwise interfere with the use and enjoyment of the Project by Landlord, any tenant of the Project, or any person or entity that has entered or will enter into an agreement with Landlord to install telecommunications or other signal or data reception or transmission equipment in the Project (collectively, “Interference”), (iv) Landlord shall not be required to grant separate access to the Building to Tenant’s telecommunications services and equipment provider in connection with Lines and Equipment, (v) any right granted to Tenant to install, maintain and use Lines and Equipment shall be non-exclusive, (vi) Tenant shall pay all costs in connection with this Article 32, and (vii) in the case of Lines, (A) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord’s reasonable opinion, (B) Lines (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, and shall be surrounded by a protective conduit reasonably acceptable to Landlord, and (C) in the case of the installation of new Lines, Tenant, at the time of installation, shall label such Lines, on each floor through which they pass, with an identification system reasonably approved by Landlord.  If Tenant does not use the Riser Manager, Tenant’s contractor’s work must be coordinated with and approved by the Riser Manager; provided that Tenant shall not be obligated to pay any coordination or oversight fee to the Riser Manager.

32.2                        Interference.

(a)                                 Tenant’s Interference.  Upon notice of any Interference which Landlord in good faith believes to be caused by Tenant or Tenant’s Lines.  Tenant shall immediately cooperate with Landlord to identify the source of the Interference and shall, within twenty-four (24) hours, if requested by Landlord, cease all operations of Lines and Equipment (except for intermittent testing as approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed) until the Interference has been corrected to the reasonable satisfaction of Landlord, unless Tenant reasonably establishes prior to the expiration of such twenty-four (24) hour period that the Interference is not caused by Tenant’s Lines or Equipment, in which case Tenant may operate its Lines or Equipment pursuant to the terms of this Lease.  Tenant shall be responsible for all costs associated with any tests deemed reasonably necessary to resolve any and all Interference as set forth in this Article.  If such Interference has not been corrected within ten (10) business days after notice to Tenant of its occurrence, Landlord may (i) require Tenant to remove the specific Line or Equipment causing such Interference pursuant to the terms of Section 32.3(c) below, or (ii) eliminate the Interference at Tenant’s expense, provided such Interference is actually caused by Tenant’s Lines or Equipment.

(b)                                 Other Party’s Interference.  If the lines or equipment of any other party causes Interference with Tenant’s Lines or Equipment, Tenant shall reasonably cooperate with such other party to resolve such Interference in a mutually acceptable manner.

32.3                        General Provisions.

(a)                                 Consultation with Landlord.  Tenant shall consult with Landlord in advance of any installation of any Lines or Equipment that may cause any Interference at the earliest practicable stage of consideration of such installation.

(b)                                 Landlord’s Rights.  Landlord may, but shall not have the obligation to, reasonably direct, monitor, and/or supervise the installation, maintenance, replacement and removal of any Lines or Equipment.  The foregoing sentence shall not be a limitation to any other rights Landlord may have under applicable Requirements or otherwise.

(c)                                  Removal. Landlord reserves the right to require Tenant, upon written or verbal notice, to remove any Lines or Equipment located in or serving the Premises which (i) are or were installed in violation of these provisions, or (ii) are at any time in violation of any applicable Requirements, or (iii) present a dangerous or potentially dangerous condition, or (iv) present a threat to the structural integrity of the Building, or (v) threaten to overload the capacity of, or affect the temperature otherwise maintained by, the air conditioning system, or the capacity of the Building’s electrical system, or (vi) have caused Interference that has not been corrected in accordance with Section 32.2(a) above.  In addition, Tenant shall remove Lines and Equipment upon the expiration or earlier termination of this Lease in accordance with Section 31.13 above.  The removal of Lines or Equipment shall be subject to the supervision of the Riser Manager; provided that Tenant shall not be obligated to pay any supervision fee to the Riser Manager.  If Tenant fails to remove any Lines or Equipment as required by Landlord in a diligent and expeditious manner, or if Tenant violates any other provision of this Article 32, Landlord may, after three (3) days’ written notice to Tenant, remove such Lines and/or Equipment, as the case may be, or remedy such other violation, at Tenant’s expense (without limiting Landlord’s other remedies available under this Lease or applicable Requirements); provided, however, that Landlord shall have the right to remove any such Lines and/or Equipment immediately, without notice to Tenant, in the event of an emergency.

(d)                                 Approval by Landlord.  Landlord’s approval of, or requirements concerning, Lines and Equipment, the plans, specifications or drawings related thereto or Tenant’s contractors, subcontractors, or service provider, shall not be deemed a warranty as to the adequacy thereof, and Landlord hereby disclaims any responsibility or liability for the same.  Landlord further disclaims all responsibility for the condition, security or utility of Lines and Equipment, and makes no representation regarding the suitability of any such Lines or Equipment for Tenant’s intended use or the adequacy or fitness of the Building Systems for any such Lines or Equipment.

(e)                                  Waiver of Claims.  Landlord shall have no liability for damages arising from, and Landlord does not warrant that Tenant’s use of any Lines or Equipment will be free from, the following: (i) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, replacement, use or removal of Lines and/or Equipment by or for other tenants or occupants of the Project, by any failure of the environmental conditions or the power supply for the Building to conform to any requirements for the Lines and/or Equipment, or any other problems associated with any Lines and/or Equipment by any other cause; (ii) any failure of any Lines and/or Equipment to satisfy Tenant’s requirements; (iii) any eavesdropping or wire-tapping by unauthorized parties; or (iv) any Interference with Tenant’s Lines and/or Equipment caused by the lines and/or equipment of any other party.  Without limiting the generality of any other provision of this Lease, in no event shall Landlord be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from the foregoing occurrences.  Tenant further waives any right to claim that any occurrence described in clauses (i), (ii) and (iii) above constitutes grounds for a claim of abatement of Rent, actual or constructive eviction, or termination of this Lease.

(f)                                   Acknowledgment.  Tenant acknowledges that Landlord has granted and/or may grant lease rights, licenses, and other rights to other tenants and occupants of the Project and to telecommunications service providers.

(g)                                  No Solicitation.  Tenant shall not solicit, suffer, or permit other tenants or occupants of the Project to use its Lines or Equipment (including, without limitation, its wireless intranet, Internet and other communications network).

33.                               Option To Extend.

33.1                        Grant of Extension Option.  Subject to the terms and conditions set forth in this Article 33, Landlord hereby grants Tenant an option (the “Extension Option”) to extend the Term of this Lease for one additional period of five (5) years commencing immediately following the Expiration Date of the initial Term (the “Extension Term”).  The Extension Option may be exercised only by Tenant giving Landlord irrevocable and unconditional written notice (the “Option Notice”) thereof not less than twelve (12) full calendar months or more than fifteen (15) full calendar months prior to the expiration of the initial Term, the time of such exercise being of the essence.  The Option Notice shall be given as provided in Article 28 hereof.

33.2                        Terms Applicable to Premises During Extension Term.  Tenant’s possession of the Premises during the Extension Term shall be upon all of the terms and conditions contained in this Lease, except as follows:

(a)                                 The Monthly Base Rent payable during the Extension Term shall be the Prevailing Market Rate (as defined below) of the Premises.

(b)                                 There shall be no further extension options.

(c)                                  Tenant shall accept the Premises during the Extension Term in their then existing “as is” condition, without any obligation of Landlord to re-paint, re-carpet, remodel, or otherwise alter the Premises, or to provide a tenant improvement allowance; provided, however, that Landlord, in its sole discretion, may elect to provide Tenant with a refurbishment allowance equal to Ten Dollars ($10.00) per rentable square foot.

(d)                                 During the Extension Term, Tenant shall continue to pay Escalation Rent in accordance with Article 5 of this Lease, except that the Base Year during the Extension Term shall be calendar year 2020.

33.3                        Prevailing Market Rate.  As used in this Lease, the phrase “Prevailing Market Rate” means the amount that a landlord under no compulsion to lease the Premises, and a tenant under no compulsion to lease the Premises, would agree upon at arm’s length as Base Rent for the Premises for the Extension Term, as of the commencement of the Extension Term.  The Prevailing Market Rate shall be based upon non-sublease, non-encumbered, non-equity new lease transactions recently entered into for space in the Building and in Comparable Buildings (“Comparison Leases”) and including periodic increases.  Rental rates payable under Comparison Leases shall be adjusted to account for variations between this Lease and the Comparison Leases with respect to: (i) the length of the Extension Term compared to the lease term of the Comparison Leases; (ii) rental structure, including additional rent, and taking into consideration any “base year” or “expense stops”; (iii) the size of the Premises compared to the size of the premises under the Comparison Leases; (iv) utility, location, floor levels, views and efficiencies of the floor(s) of the Premises compared to the premises under the Comparison Leases; (v) the age and quality of construction of the Building; (vi) tenant improvement and refurbishment allowance granted in the Comparison Leases and the value of existing leasehold improvements to Tenant (excluding Tenant’s improvement in the Premises in excess of the Construction Allowance); and (vii) the financial condition and credit history of Tenant compared to the tenants under the Comparison Leases.  In determining the Prevailing Market Rate, no consideration shall be given to (i) any rental abatement period granted to tenants in Comparison Leases in connection with the design and construction of tenant improvements, and (ii) whether Landlord or the landlords under Comparison Leases are paying real estate brokerage commissions in connection with Tenant’s exercise of the Extension Option or in connection with the Comparison Leases.  For purposes of this Article, Comparable Buildings shall mean other Tier 1 Class A buildings in the Downtown San Francisco Central Business District.

33.4                        Procedure for Determining Prevailing Market Rate.

(a)                                 If Tenant timely exercises the Extension Option, not later than six (6) months prior to the commencement of the Extension Term, Landlord shall deliver to Tenant a good faith written proposal of the Prevailing Market Rate for the Premises for the Extension Term.  Within thirty (30) days after receipt of Landlord’s proposal, Tenant shall notify Landlord in writing that (i) Tenant accepts Landlord’s proposal or (ii) Tenant rejects Landlord’s proposal.  If Tenant does not give Landlord a timely notice in response to Landlord’s proposal, Landlord’s proposal of Prevailing Market Rate for the Extension Term shall be binding upon Tenant.

(b)                                 If Tenant timely rejects Landlord’s proposal, Landlord and Tenant shall first negotiate in good faith in an attempt to agree upon the Prevailing Market Rate for the Extension Term.  If Landlord and Tenant are able to agree within thirty (30) days following Landlord’s receipt of Tenant’s notice rejecting Landlord’s proposal (the “Negotiation Period”), such agreement shall constitute a determination of Prevailing Market Rate for purposes of this Article.  If Landlord and Tenant are unable to agree upon the Prevailing Market Rate during the Negotiation Period, then within fifteen (15) days after expiration of the Negotiation Period, the parties shall meet and concurrently deliver to each other their respective written estimates of the Prevailing Market Rate for the Extension Term, supported by the reasons therefor (respectively, “Landlord’s Determination” and “Tenant’s Determination”).  Landlord’s Determination may be more or less than its initial proposal of Prevailing Market Rate.  If either party fails to deliver its Determination in a timely manner, then the Prevailing Market Rate shall be the amount specified by the other party.  If the higher of such Determinations is not more than one hundred five percent (105%) of the lower of such Determinations, then the Prevailing Market Rate shall be the average of the two Determinations.  If the Prevailing Market Rate is not resolved by exchange of the Determinations, the Prevailing Market Rate shall be determined as follows, each party being bound to its Determination and such Determinations constituting the only two choices available to the Appraisal Panel (as hereinafter defined).

(c)                                  Within ten (10) days after the parties exchange Landlord’s and Tenant’s Determinations, the parties shall each appoint an appraiser who shall be certified as an MAI or ASA appraiser and shall have at least ten (10) years’ experience, immediately prior to his or her appointment, as a real estate appraiser of commercial properties in the City and County of San Francisco, including significant experience appraising high rise office space in the San Francisco Downtown Financial District.  For purposes hereof, an “MAI” appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or, if there is no successor organization, the organization and designation most similar), and an “ASA” appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, if there is no successor organization, the organization and designation most similar).  If either Landlord or Tenant fails to appoint an appraiser within said ten (10) day period, the Prevailing Market Rate for the Extension Term shall be the Determination of the other party.  If two appraisers are appointed, Landlord’s and Tenant’s appraisers shall work together in good faith to agree upon which of the two Determinations more closely reflects the Prevailing Market Rate of the Premises for the Extension Term.  The Determination selected by such appraisers shall be binding upon Landlord and Tenant.  If the two appraisers cannot agree upon which of the two Determinations more closely reflects the Prevailing Market Rate within forty-five (45) days after appointment of the second appraiser to be appointed, then, within ten (10) days after expiration of such forty-five (45) day period, the two appraisers shall select a third appraiser meeting the criteria set forth above and notify the parties of such appointment.  If the third appraiser has not been so selected by the end of such ten (10) day period, then either party, on behalf of both, may request such appointment by the American Arbitration Association (or any successor organization), or in the absence, failure, refusal or inability of such organization to act, then either party may apply to the presiding judge for the San Francisco Superior Court, for the appointment of such an appraiser, and the other party shall not raise any question as to the court’s full power and jurisdiction to entertain the application and make the appointment.

(d)                                 Within five (5) days following notification of the identity of the third appraiser, Landlord and Tenant shall submit copies of Landlord’s Determination and Tenant’s Determination to the third appraiser.  The three appraisers are referred to herein as the “Appraisal Panel.”  The Appraisal Panel shall conduct a hearing, at which Landlord and Tenant may each make supplemental oral and/or written presentations, with an opportunity for rebuttal by the other party and for questioning by the members of the Appraisal Panel, if they so wish.  Within thirty (30) days following the hearing, the Appraisal Panel, by majority vote, shall select either Landlord’s Determination or Tenant’s Determination as the Prevailing Market Rate of the Premises for the Extension Term, and shall have no right to propose a middle ground or to modify either of the two proposals or the provisions of this Lease.  The decision of the Appraisal Panel shall be final and binding upon the parties, and may be enforced in accordance with the provisions of California law.  In the event of the failure, refusal or inability of any member of the Appraisal Panel to act, a successor shall be appointed in the manner that applied to the selection of the member being replaced.

(e)                                  Each party shall pay the fees and expenses of the appraiser appointed by such party, and one-half of the fees and expenses of the third appraiser and the expenses incident to the proceedings of the Appraisal Panel (excluding attorneys’ fees and similar expenses of the parties which shall be borne separately by each of the parties).

33.5                        General Provisions.  The following general provisions shall apply to the Extension Option:

(a)                                 The Extension Option shall be exercised, if at all, only with respect to the entire Premises.

(b)                                 Once the Monthly Base Rent payable during the Extension Term is determined, the parties shall promptly execute an amendment to this Lease extending the Term, stating the amount of the Monthly Base Rent, and making any other appropriate modifications.

(c)                                  If the Prevailing Market Rate is not known as of the commencement of the Extension Term, Tenant shall pay Monthly Base Rent in an amount equal to Landlord’s Determination.  Once the Prevailing Market Rate is determined, Landlord shall credit any overpayment against Tenant’s next installment of Monthly Base Rent, or Tenant shall pay any deficiency to Landlord within ten (10) days after written request.

(d)                                 Subject to the provisions of this Article, after exercise of the Extension Option, all references in this Lease to the Term shall be deemed to refer to the Term as extended, unless the context clearly provides to the contrary.

(e)                                  Notwithstanding anything to the contrary contained herein, all option rights of Tenant pursuant to this Article shall, at Landlord’s election, be null and void if (i) an uncured Event of Default (as defined in Section 20.1 of this Lease) exists at the time of exercise of the Extension Option or at the time of commencement of the Extension Term, or (ii) Landlord has given Tenant two (2) or more notices respecting a default during the twelve (12) month period immediately preceding Tenant’s exercise of the Extension Option, whether or not the default is subsequently cured, or (iii) late charges have become payable pursuant to Section 4.4 of this Lease three (3) or more times during the twenty-four (24) month period immediately preceding Tenant’s exercise of the Extension Option.

(f)                                   The Extension Option is personal to, and may be exercised only by, the original Tenant under this Lease (the “Original Tenant”) or a Related Company to which Tenant has assigned its entire interest in this Lease pursuant to an assignment permitted under Section 17.9 (the “Permitted Assignee”), and only if the Original Tenant (or the Permitted Assignee occupies the entire Premises at the time of exercise and shall intend to use the Premises for the conduct of its own business during the Extension Term.  No assignee (other than the Permitted Assignee) or subtenant shall have any right to exercise the Extension Option, neither the Original Tenant nor the Permitted Assignee shall have any right to exercise the Extension Option on behalf of an assignee or subtenant.

(g)                                  If Tenant shall fail to properly exercise the Extension Option, the Extension Option shall terminate and be of no further force and effect.  If this Lease shall terminate for any reason, then immediately upon such termination, the Extension Option shall simultaneously terminate and become null and void.

34.                               Letter of Credit.

34.1                        Letter of Credit.  Tenant agrees to provide, at Tenant’s sole cost and expense, a Letter of Credit (as defined below) in the Letter of Credit Required Amount (as defined below) as additional security for the faithful performance and observance by Tenant of all of the provisions of this Lease, on the terms and conditions set forth below.  The use, application or retention of the Letter of Credit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to proceed against the Letter of Credit and the Letter of Credit shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.  As used herein the term “Letter of Credit Required Amount” initially means $1,023,421.25.  Subject to the remaining terms of this Article 34, and provided the Reduction Conditions (as defined below) have been satisfied at the particular reduction effective date, Tenant shall have the right to reduce the Required Amount so that the new Required Amount shall be $852,851.04 effective as of the first day of the twenty fifth (25th) month of the Term, $682,280.83 effective as of the first day of the thirty seventh (37th) month of the Term and $511,710.63 effective as of the first day of the forty ninth (49th) month of the Term.  If Tenant is not entitled to reduce the Required Amount as of a particular reduction effective date due to the failure of one or more of the Reduction Conditions, then any subsequent reduction(s) Tenant is entitled to hereunder shall be reduced by the amount of the reduction Tenant would have been entitled to had all of the Reduction Conditions been satisfied.  If Tenant is entitled to a reduction in the Required Amount, Tenant shall provide Landlord with written notice requesting that the Required Amount be reduced as provided above (the “Reduction Notice”).  If Tenant provides Landlord with a Reduction Notice, and Tenant is entitled to reduce the Required Amount as provided herein, the reduction shall be effectuated by Tenant replacing the Letter of Credit then being held by Landlord with a new Letter of Credit in the new Required Amount or amending the then-existing Letter of Credit to that new Required Amount.  The term “Reduction Conditions” means the following conditions which have been satisfied in the Tenant’s annual audited financial statement for the immediately preceding fiscal year:

(a)                                 Cash and cash equivalents (as defined by, and determined in accordance with, GAAP) is not less than $30,000,000.00.

(b)                                 Net income (as defined by, and determined in accordance with, GAAP) is not less than $22,000,000.00.

(c)                                  Total stockholders’ equity is not less than $100,000,000.00.

(d)                                 No Event of Default shall have occurred and be continuing under this Lease.

34.2                        Delivery of Letter of Credit.  (a) Tenant shall cause a Letter of Credit, in the amount of the Letter of Credit Required Amount to be issued by the L/C Bank (as defined below) in favor of Landlord, and its successors, assigns and transferees; (b) Tenant will cause the Letter of Credit to remain in full force and effect during the entire Term and thereafter until thirty (30) days after expiration or earlier termination of the Lease; and (c) the initial Letter of Credit will be delivered to Landlord upon the execution and delivery of this Lease by Tenant.  So long as no Event of Default then exists, Landlord shall return the Letter of Credit to Tenant within 30 days after the Expiration Date, or the earlier termination of this Lease; provided in the event of an earlier termination of this Lease, that Landlord has no claims thereto pursuant to this Lease.  The specific requirements for the Letter of Credit and the rights of Landlord to make draws thereon will be as set forth in this Article 34.  All of Tenant’s rights and all of Landlord’s obligations under this Lease are strictly contingent on Tenant’s delivering and thereafter causing the Letter of Credit to remain in full force and effect during the entire Term.

34.3                        Draws on the Letter of Credit.  Immediately upon, and at any time or from time to time after, the occurrence of any one or more Draw Events (as defined below), Landlord will have the unconditional right to draw on the Letter of Credit in accordance with this Article 34.  Upon the payment to Landlord of the Draw Proceeds, Landlord will hold the Draw Proceeds in its own name and for its own account, without liability for interest, to use and apply any and all of the Draw Proceeds only (a) to cure any Event of Default by Tenant; (b) to pay any other sum to which Landlord becomes obligated by reason of Tenant’s failure to carry out its obligations under this Lease; or (c) to compensate Landlord for any monetary loss or damage which Landlord suffers thereby arising from Tenant’s failure to carry out its obligations under this Lease.  In addition, if the Draw Event is the failure of Tenant to renew the Letter of Credit as required hereunder, then Landlord shall be entitled to draw the entire Letter of Credit as a cash security deposit, held as a pledge under the California Uniform Commercial Code to secure Tenant’s obligations under this Lease.  Among other things, it is expressly understood that the Draw Proceeds will not be considered an advance payment of Base Rent or Additional Rent or a measure of Landlord’s damages resulting from any Event of Default hereunder (past, present or future).  Further, immediately upon the occurrence and during the continuance of any one or more Draw Events, Landlord may, from time to time and without prejudice to any other remedy, use the Draw Proceeds (whether from a contemporaneous or prior draw on the Letter of Credit) to the extent necessary to make good any arrearages of Base Rent or Additional Rent, to pay to Landlord any and all amounts to which Landlord is entitled in connection with the pursuit of any one or more of its remedies hereunder, and to compensate Landlord for any and all other damage, injury, expense or liability caused to Landlord by any and all such Events of Default.  Any delays in Landlord’s draw on the Letter of Credit or in Landlord’s use of the Draw Proceeds as provided in this Article 34 will not constitute a waiver by Landlord of any of its rights hereunder with respect to the Letter of Credit or the Draw Proceeds.  Following any such application of the Draw Proceeds, Tenant will either pay to Landlord on demand the cash amount so applied in order to restore the Draw Proceeds to the full amount thereof immediately prior to such application or cause the Letter of Credit to be replenished to its full amount thereunder.  Failure to either pay that cash amount or cause the Letter of Credit to be replenished to its full amount thereunder within five (5) business days after receipt of written notice from Landlord regarding such application of the Draw Proceeds shall constitute an Event of Default without the right to any notice or cure period (or, if Landlord is prevented from giving notice by application of the bankruptcy code’s automatic stay, any failure of Tenant to either pay that cash amount or cause the Letter of Credit to be replenished to its full amount thereunder within five (5) business days after that application of the Draw Proceeds shall constitute an Event of Default without the right to any notice or cure period).  Landlord will not be liable for any indirect, consequential, special or punitive damages incurred by Tenant arising from a claim that Landlord violated the bankruptcy code’s automatic stay in connection with any draw by Landlord of any Draw Proceeds, Landlord’s liability (if any) under such circumstances being limited to the reimbursement of direct costs as and to the extent expressly provided in this Section 34.3.  Nothing in this Lease or in the Letter of Credit will confer upon Tenant any property rights or interests in any Draw Proceeds; provided, however, that upon the expiration or earlier termination of this Lease, and so long as there then exist no Draw Events or Events of Default hereunder, Landlord agrees to return of any remaining unapplied balance of the Draw Proceeds then held by Landlord to Tenant, and the Letter of Credit itself (if and to the extent not previously drawn in full) to the L/C Bank.  Landlord may draw on the Letter of Credit and/or apply any Security Deposit in any order.

34.4                        Applicable Definitions.

“Draw Event” means each of the following events:

(a)                                 the occurrence of any one or more of the following which shall have also been preceded, simultaneously accompanied, or succeeded by an Event of Default under this Lease regardless of the absence of any notice of default which might otherwise be required with respect to an Event of Default if the giving of notice to Tenant about such breach by Tenant is stayed or barred due to one of the following events:  (i) Tenant’s filing of a petition under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted, or Tenant’s making a general assignment or general arrangement for the benefit of creditors, (ii) the filing of an involuntary petition under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted, or the filing of a petition for adjudication of bankruptcy or for reorganization or rearrangement, by or against Tenant and such filing not being dismissed within sixty (60) days, (iii) the entry of an order for relief under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted, (iv) the appointment of a “custodian,” as such term is defined in the Bankruptcy Code (or of an equivalent thereto under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted), for Tenant, or the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease and possession not being restored to Tenant within sixty (60) days, or (v) the subjection of all or substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease to attachment, execution or other judicial seizure and such subjection not being discharged within sixty (60) days;

(b)                                 the failure of Tenant, not less than thirty (30) days prior to the stated expiration date of the Letter of Credit then in effect, to cause an extension, renewal or replacement issuance of the Letter of Credit, to be effected, which extension, renewal or replacement issuance will be made by the L/C Bank, will otherwise meet all of the requirements of the initial Letter of Credit hereunder, subject to any applicable reduction in the Letter of Credit Required Amount, which failure will be an Event of Default under this Lease;

(c)                                  the failure of Tenant to make when due any payment of Base Rent, of any monthly installment of any Additional Rent, or pay any other monetary obligation within five (5) days after the amount is due; provided that in the event Tenant is entitled to a notice prior to the occurrence of an Event of Default for non-payment of Base Rent pursuant to Section 20.1, this Draw Event shall not be deemed to have occurred until expiration of five (5) days after that notice (or, if Landlord is prevented from giving notice by application of the bankruptcy code’s automatic stay, any failure of Tenant to make when due any payment of Base Rent, of any monthly installment of any Additional Rent, or to pay any other monetary obligation within five (5) days after the amount is due);

(d)                                 the payment by Landlord of any sum to cure a failure by Tenant to comply with any non-monetary obligation hereunder which Tenant has not cured within thirty (30) days after notice thereof by Landlord (or, if Landlord is prevented from giving notice by application of the bankruptcy code’s automatic stay, the payment of Landlord of any sum to cure a failure by Tenant to comply with any non-monetary obligation hereunder that Tenant has not cured within thirty (30) days from the date of the breach).

“Draw Proceeds” means the proceeds of any draw or draws made by Landlord under the Letter of Credit, together with any and all interest accruing thereon.

“L/C Bank” means any United States bank which is approved by Landlord in Landlord’s sole discretion.

“Letter of Credit” means that certain one-year irrevocable letter of credit, in the Letter of Credit Required Amount, subject to any applicable reductions, issued by the L/C Bank, as required under Section 34.2 and, if applicable, as extended, renewed, replaced or modified from time to time in accordance with this Lease, which letter of credit will be transferable and in substantially the same form as attached Exhibit E.

34.5                        Transfer of Letter of Credit.  The Letter of Credit shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant.  Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Premises and the Building and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the Letter of Credit and/or the Draw Proceeds to the transferee or mortgagee, and in such event, Tenant shall look solely to such transferee or mortgagee for return of the Letter of Credit and/or the Draw Proceeds so transferred.  Tenant shall pay all fees and charges of the L/C Bank with respect to any transfer of the Letter of Credit.  Tenant shall, within five (5) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm Landlord’s transfer or assignment of the Letter of Credit and/or the Draw Proceeds to such transferee or mortgagee.

34.6                        Letter of Credit is Not Security Deposit.  Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit, any renewal thereof or substitute therefor or the proceeds thereof be (i) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a “security deposit” within the meaning of such Section 1950.7.  The parties hereto (A) recite that the Letter of Credit is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.  Notwithstanding the foregoing, to the extent California Civil Code 1950.7 in any way:  (a) is determined to be applicable to this Lease or the Letter of Credit (or any proceeds thereof); or (b) controls Landlord’s rights to draw on the Letter of Credit or apply the proceeds of the Letter of Credit to any amounts due under this Lease or any damages Landlord may suffer following termination of this Lease, then Tenant full and irrevocably waives the benefits and protections of Section 1950.7 of the California Civil Code, it being agreed that Landlord may recover from the Letter of Credit (or its proceeds) all of Landlord’s damages under this Lease and California law including, but not limited to, any damages accruing upon the termination of this Lease in accordance with this Lease and Section 1951.2 of the California Civil Code.

34.7                        Substitute Letter of Credit.  In the event the L/C Bank is declared insolvent by the FDIC or is closed for any reason, Tenant shall immediately provide a substitute Letter of Credit meeting the requirements of this Article 33 from another United States bank which is approved by Landlord in Landlord’s sole discretion.

35.                               Tenant’s Right Of First Offer.

35.1                        Availability Notice.  As used herein, “Offer Space” means space on the 2nd and 5th floors of the Building.  From and after the date that is six (6) months after the Commencement Date, Tenant may inform Landlord (the “Request Notice”) not more than twice in any calendar year that Tenant desires to lease additional space.  Landlord shall, within fifteen (15) business days of receiving the properly given Request Notice, deliver to Tenant a written notice (the “First Offer Availability Notice”) identifying the particular Offer Space (the “Specific Offer Space”) that is Available (as defined below) or that Landlord in good faith determines will become Available during the twelve (12) month period after the First Offer Availability Notice.  As used herein, “Available” means that the space (i) is not part of the Premises, (ii) is not then subject to a lease, (iii) is not then subject to any rights of tenant to renew their lease or expand their premises as set forth in their lease, (iv) is not then subject to any negotiations between Landlord and a prospective tenant or an existing tenant in the space and (v) is vacant.  For purposes of this Article 35, space that is unleased as of the Commencement Date shall be considered to become Available only after the date that is six (6) months after the Commencement Date.  Until that date, Landlord shall have the right to lease such space without triggering Tenant’s right of first offer.

35.2                        Specific Offer Space.  The location and configuration of the Specific Offer Space shall be determined by Landlord in its reasonable discretion; provided that Landlord shall have no obligations to designate Specific Offer Space that would result in any space not included in the Specific Offer Space being not Configured For Leasing (as defined below).  For purposes of this Lease, “Configured For Leasing” means the applicable space must have convenient access to the central corridor on the applicable floor and must have a size and configuration that complies with all applicable building codes and other laws and is such that Landlord judges, in its reasonable discretion, that Landlord will be able to lease such space to a third party.  The First Offer Availability Notice shall:

(a)                                 Describe the particular Specific Offer Space (including rentable area, usable area and location);

(b)                                 Include an attached floor plan identifying such space; and

(c)                                  State the date (the “Specific Offer Space Delivery Date”) the space will be available for delivery to Tenant.

35.3                        Exercise by Tenant.  If Tenant wishes to exercise Tenant’s rights set forth in this Article 35 (the “First Offer Right”) with respect to the Specific Offer Space, then Tenant shall deliver irrevocable written notice to Landlord (the “First Offer Exercise Notice”) of Tenant’s exercise of its First Offer Right no later than the date (the “First Offer Exercise Date”) that is fifteen (15 business days after the date upon which Landlord give the First Offer Availability Notice.

35.4                        Terms Applicable to the Specific Offer Space.  If Tenant timely and validly give the First Offer Exercise Notice, then Tenant shall lease the Specific Offer Space from Landlord for the remaining Term of the Lease, including any extension thereof, on the following terms:

35.4.1              The Base Year for the Specific Offer Space shall be the calendar year in which the Specific Offer Space Delivery Date falls.

35.4.2              The Base Rent, shall be the Prevailing Market Rate determined in accordance with Sections 33.3 and 33.4 (excluding clause (a) of Section 33.4) of the Lease, except that (a) each reference therein to the “Extension Option” shall be deemed a reference to the “First Offer Right” (b) each reference therein to the “Extension Term” shall be deemed a reference to the period of time from the date (the “Specific Offer Space Commencement Date”) that is four (4) months after Specific Offer Space Delivery Date to the expiration of the then effective Term of this Lease, (c) the determination of the Prevailing Market Rate shall take into account the four-month construction period provided for in clause (b) of this Section 35.4.2 and (d) the first two sentences of Section 33.4(b) shall be modified to read as follows:

“Landlord and Tenant shall first negotiate in good faith in an attempt to agree upon the Prevailing Market Rate for the term of the leasing of the applicable Specific Offer Space.  If Landlord and Tenant are able to agree within thirty (30) days following Landlord’s receipt of the First Offer Exercise Notice (the “Negotiation Period”), such agreement shall constitute a determination of Prevailing Market Rate for purposes of this Article.”

35.4.3              The amount of the Letter of Credit that Tenant must provide shall be increased by an amount equal to the Base Rent for the Specific Offer Space for the six (6) months which is 84 and the numerator of which is the number of months remaining in the Term after the Specific Offer Space Commencement Date (the “Original Specific Offer LC Increase Amount”), that portion of the amount of the Letter of Credit shall be reduced annually by 1/6th of the Original Specific Offer LC Increase Amount on the first, second and third anniversaries of the Specific Offer Space Commencement Date, but those reductions shall not reduce that portion of the Letter of Credit to less than one-half of the Original Specific Offer LC Increase Amount and the reduction of that portion of the Letter of Credit shall be conditioned upon the Reduction Condition being satisfied at the particular reduction effective date and the last four sentences of Section 34.1 shall apply to that reduction.  The increase in the Letter of Credit under this Section 35.4.3 shall be made upon the Specific Offer Space Delivery Date for the applicable Specific Offer Space.

35.4.4              The Specific Offer Space shall be leased to Tenant in an “as-is” condition and Landlord shall not be required to construct improvements in, or contribute any tenant improvement allowance for, the Specific Offer Space, except as determined as part of

Prevailing Market Rent.  Tenant’s construction of any improvements in the Specific Offer Space shall comply with the terms of this Lease concerning alterations.

35.5                        No Defaults.  Tenant’s rights and Landlord’s obligations under this Article 35 are expressly subject to and conditioned upon there not existing an Event of Default by Tenant under this Lease.

35.6                        Rights Personal.  It is understood and agreed that Tenant’s rights under this Article 35 are personal to the Original Tenant and any Permitted Assignee and not transferable.  In the event of any assignment or subletting of the Premises or any part thereof (other than to a Permitted Assignee), this expansion right shall automatically terminate and shall thereafter be null and void.

36.                               Tenant’s Right Of Expansion.

36.1                        Expansion Option.  From the third anniversary of the Commencement Date through and including the fourth anniversary of the Commencement Date (the “Expansion Period”), Tenant shall have the one-time right of expansion into the entire balance of space on the fifth (5th) floor of the Building that was not part of the initial Premises (the “Expansion Space”) on the terms and conditions provided in this Article 36.

36.2                        Availability Notice.  Landlord shall deliver to Tenant a written notice (the “Availability Notice”) identifying the date (the “Expansion Space Delivery Date”) the Expansion Space will be available for delivery to Tenant; provided that the Expansion Space Delivery Date shall be within the Expansion Period and be no earlier than nine (9) months after Landlord delivers the Availability Notice and no later than twelve (12) months after Landlord delivers the Availability Notice.

36.3                        Exercise Notice.  If Tenant wishes to exercise Tenant’s rights set forth in this Article 36 with respect to the Expansion Space, then Tenant shall deliver irrevocable written notice to Landlord (the “Expansion Exercise Notice”) of Tenant’s exercise of its expansion right no later than the date (the “Expansion Exercise Date”) that is fifteen (15) business days after the date upon which Landlord gives the Availability Notice.

36.4                        Terms Applicable to the Expansion Space.  If Tenant timely and validly gives the Expansion Exercise Notice, then Tenant shall lease the Expansion Space from Landlord for the remaining Term of the Lease, including any extension thereof, on the following terms:

36.4.1              The Base Year for the Expansion Space shall be the calendar year in which the Expansion Space Delivery Date falls.

36.4.2              The Base Rent, shall be the Prevailing Market Rate determined in accordance with Sections 33.3 and 33.4 (excluding clause (a) of Section 33.4) of the Lease, except that (a) each reference therein to the “Extension Option” shall be deemed a reference to the “Expansion Option” (b) each reference therein to the “Extension Term” shall be deemed a reference to the period of time from the date (the “Expansion Space Commencement Date”) that is four (4) months after Expansion Space Delivery Date to the expiration of the then effective Term of this Lease, (c) except that the Construction Allowance shall equal $50.00 per square foot of rentable area in the Expansion Space multiplied by a fraction, the denominator of which is 84 and the numerator of which is the number of months remaining in the Term after the Expansion Space Commencement Date, (d) the determination of Prevailing Market Rate shall take into account the four-month construction period provided for in clause (b) of this Section 36.4.2 and the delivery condition provided for in Section 36.4.4, and shall not take into account tenant improvement allowances or refurbishment allowances granted in Comparison Leases, and (e) the first two sentences of Section 33.4(b) shall be modified to read as follows:

“Landlord and Tenant shall first negotiate in good faith in an attempt to agree upon the Prevailing Market Rate for the term of the leasing of the applicable Expansion Space.  If Landlord and Tenant are able to agree within thirty (30) days following Landlord’s receipt of the Expansion Exercise Notice (the “Negotiation Period”), such agreement shall constitute a determination of Prevailing Market Rate for purposes of this Article.”

36.4.3              The amount of the Letter of Credit that Tenant must provide shall be increased by an amount equal to the Base Rent for the Expansion Space for the six (6) months after the Expansion Space Commencement Date multiplied by a fraction, the denominator of which is 84 and the numerator of which is the number of months remaining in the Term after the Expansion Space Commencement Date ( the “Original Expansion LC Increase Amount”), that portion of the amount of the Letter of Credit shall be reduced annually by 1/6th of the Original Expansion LC Increase Amount on the first, second and third anniversaries of the Expansion Space Commencement Date, but those reductions shall not reduce that portion of the Letter of Credit to less than one-half of the Original Expansion LC Increase Amount and the reduction of that portion of the Letter of Credit shall be conditioned upon the Reduction Condition being satisfied at the particular reduction effective date and the last four sentences of Section 34.1 shall apply to that reduction.  The increase in the Letter of Credit under this Section 36.4.3 shall be made upon the Expansion Space Delivery Date for the applicable Expansion Space.

36.4.4              The delivery condition of the Expansion Space, the design and construction of Tenant Improvements in the Expansion Space and the disbursement of the Expansion Space tenant improvement allowance shall be governed by a Work Letter Agreement containing the same terms as that attached as Exhibit C hereto.

36.5                        Effect of Default.  Tenant’s rights and Landlord’s obligations under this Article 36 are expressly subject to and conditioned upon there not existing any Event of Default by Tenant under this Lease, either at the time of the delivery of the Request Notice, the Expansion Exercise Notice, or on the Expansion Space Delivery Date.

36.6                        Right Personal.  It is understood and agreed that Tenant’s rights under this Article 36 are personal to Original Tenant and any Permitted Assignee and not transferable.  In the event of any assignment or subletting of the Premises or any part thereof (other than to a Permitted Assignee), this expansion right shall automatically terminate and shall thereafter be null and void.  If Tenant does not timely deliver to Landlord a Request Notice or an Expansion Exercise Notice for the Expansion Space, then Tenant’s right to lease the Expansion Space as set forth in this Article 36 shall terminate.

36.7                        Effect of Exercise of Other Rights.  In the event Tenant exercises its right of first offer as provided in Article 35, with respect to the Expansion Space, this Article 36 shall be null and void and of no further force or effect.

Signatures follow on next page.

IN WITNESS WHEREOF, the parties have executed this Lease as of the Lease Date.

LANDLORD:			TENANT:

POST-MONTGOMERY ASSOCIATES,			OPENTABLE, INC.,
a California general partnership			a Delaware corporation

By:	The Prudential Insurance Company
	of America, a general partner		By:	/s/ Ian D. Robertson
(Signature)

	By:	/s/ Keysha Bailey		Ian D. Robertson
		(Signature)		(Type or Print Name)

		Keysha Bailey		Its:	Chief Financial Officer
(Type or Print Name)

	Its:	Vice President	By:	/s/ John Orta
(Signature)

By:	UBS REALTY INVESTORS LLC,
	as agent for NLI PROPERTIES			John Orta
	WEST, INC., a general partner			(Type or Print Name)

				Its:	SVP & General Counsel
	By:	/s/ Thomas Enger
(Signature)

[If Tenant is a corporation, this instrument must be executed by the chairman of the board, the president or any vice president and the secretary, any assistant secretary, the chief financial officer or any assistant financial officer or any assistant treasurer of such corporation, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which case the bylaws or a certified copy of the resolution, as the case may be, must be attached to this instrument.]

Thomas Enger
(Type or Print Name)

	Its:	Executive Director

EXHIBIT A

FLOOR PLAN

[See Attached.]

146 WORKSTATIONS 1 KITCHEN BREAK AREA 1 BOARDROOM 4 MEDIUM CONFERENCE ROOMS 1 SMALL CONFERENCE ROOM 2 PHONE BOOTHS 2 CASUAL MEETING AREAS 1 MOTHER’S ROOM 2 STORAGE ROOMS 1 OPERATIONS BUILD ROOM OPENTABLE- 7TH FLOOR OPENTABLE- 1 MONTGOMERY SPACE PLAN ISSUED FOR CLIENT REVIEW 8.9.2012 RECEPTION PRNT

150 WORKSTATIONS 1 COFFEE BAR 4 MEDIUM CONFERENCE ROOMS 4 SMALL CONFERENCE ROOMS 7 PHONE BOOTHS 6 CASUAL MEETING AREAS 1 MOTHER’S ROOM 1 SERVER ROOM 1 IT STORAGEASSEMBLY OPENTABLE- 6TH FLOOR OPEN TABLE- 1 MONTGOMERY SPACE PLAN ISSUED FOR CLIENT REVIEW 5.9.2012

ENTRY T.B.D. BY TENANT

EXHIBIT B

RULES AND REGULATIONS

1.                                      The Common Areas of the Project shall not be obstructed by Tenant or used by it for any purpose other than for ingress to and egress from the Premises.  Landlord shall in all cases retain the right to control and prevent access to the Common Areas of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Project and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities.  Tenant shall not go upon the roof of the Project, except in areas that Landlord may designate as “Common Areas” from time to time.

2.                                      No awning, canopy or other projection of any kind over or around the windows or entrances of the Premises shall be installed by Tenant, and only such window coverings as are approved by Landlord shall be used in the Premises.

3.                                      The Premises shall not be used for lodging or sleeping, nor shall cooking be done or permitted by Tenant on the Premises, except that the preparation of coffee, tea, hot chocolate and similar items, including without limitation microwave oven items, for Tenant and its employees shall be permitted, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors which are objectionable to Landlord and other tenants.

4.                                      Any person or persons employed by Tenant to do janitorial work shall be subject to and under the control and direction of the Project property manager while in the Project and outside the Premises.

5.                                      Landlord will furnish Tenant with two (2) keys to the Premises, free of charge.  No additional locking devices shall be installed without the prior written consent of Landlord.  Landlord may make reasonable charge for any additional lock or any bolt installed on any door of the Premises without the prior consent of Landlord.  Tenant shall in each case furnish Landlord with a key for any such lock.  Tenant, upon the termination of its tenancy, shall deliver to Landlord all keys to doors in the Project and the Premises that shall have been furnished to Tenant, together with security codes for security systems installed by Tenant in accordance with the Lease.

6.                                      The freight elevator shall be available for use by Tenant, subject to such reasonable scheduling as Landlord shall deem appropriate.  The persons employed by Tenant to move equipment or other items in or out of the Project must be acceptable to Landlord.  Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, supplies, furniture or other property brought into the Project.  Heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight of such objects.  Landlord will not be responsible for loss of or damage to any such property from any cause, and all damage done to the Project by moving or maintaining Tenant’s property shall be repaired at the expense of Tenant.

7.                                      Tenant shall not use or keep in the Premises or the Project any kerosene, gasoline or flammable or combustible fluid or materials or use any method of heating or air conditioning other than that supplied by Landlord.  Tenant shall not use, keep or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business in the Project.  No pets shall be kept in the Premises.

8.                                      In case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Project during the continuance of same by such action as Landlord may deem appropriate, including closing entrances to the Project.

9.                                      The doors of the Premises shall be closed and securely locked at such time as Tenant’s employees leave the Premises.

10.                               The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be deposited therein, and any damage resulting to same from Tenant’s misuse shall be paid for by Tenant.

11.                               Except with the prior consent of Landlord, Tenant shall not sell, or permit the sale from the Premises of, or use or permit the use of any Common Area adjacent to the Premises for the sale of, newspapers, magazines, periodicals, theatre tickets or any other goods, merchandise or service, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, business in or from the Premises for the service or accommodation of occupants of any other portion of the Project, nor shall the Premises be used for manufacturing of any kind, or for any business or activity other than as specifically provided for in the Lease.

12.                               Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Project.

13.                               Tenant shall not use in any space, or in the Common Areas of the Project, any handtrucks except those equipped with rubber tires and side guards or such other material handling-equipment as Landlord may approve.  Except as provided in the Lease, no bicycles, motorcycles, or other vehicles of any kind shall be brought by Tenant into the Project or kept in or about the Premises; provided that Landlord consents to the parking of bicycles in bicycle parking areas designated by Landlord from time to time.

14.                               Tenant shall store all its trash and garbage within the Premises until daily removal of same by Tenant to such location in the Project as may be designated from time to time by Landlord.  No material shall be placed in the Project trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the City of San Francisco without being in violation of any law or ordinance governing such disposal.

15.                               All loading and unloading of merchandise, supplies, materials, garbage and refuse and delivery of same to the Premises shall be made only through such entryways and elevators and at such times as Landlord shall designate.  In its use of the loading areas on the first basement floor, Tenant shall not obstruct or permit the obstruction of said loading areas, and at no time shall Tenant park vehicles therein except for loading and unloading.

16.                               Canvassing, soliciting, peddling or distribution of handbills or any other written material in the Project is prohibited and Tenant shall cooperate to prevent same.

17.                               Tenant shall not permit the use or the operation of any coin operated machines on the Premises, including, without limitation, vending machines, video games, pinball machines, or pay telephones without the prior written consent of Landlord, which shall not be unreasonably withheld.

18.                               Landlord may direct the use of all pest extermination and scavenger contractors at such intervals as Landlord may reasonably require.

19.                               Tenant shall immediately, upon request from Landlord (which request need not be in writing), reduce its lighting in the Premises for temporary periods designated by Landlord, when required in Landlord’s judgment to prevent overloads of the mechanical or electrical systems of the Project or to meet the requests of the public utility providing electricity with respect to reducing load during peak usage periods; provided, however, that any such reduction shall be done in a manner so as to minimize any disruption to the conduct of Tenant’s business conducted in the Premises.

20.                               The requirements of Tenant will be attended to only upon application by telephone or in person at the office of the Project, or pursuant to written notice delivered under the terms of the Lease.  Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

21.                               Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of these Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project.

22.                               Wherever the word “Tenant” occurs in these Rules and Regulations, it is understood and agreed that it shall mean Tenant and other Tenant Parties.

23.                               These Rules and Regulations are in addition to, and shall not be construed in any way to modify, alter or amend, in whole or part, the terms, covenants, agreements and conditions of any lease of premises in the Project.

24.                               Landlord reserves the right to make such other reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Project, and for the preservation of good order therein.

25.                               Tenant shall have the right to connect the telephone system in the Premises to the telephone cable distribution system serving the Project at the location of the telephone cable terminal on the floor on which the Premises are situated, provided that no connection shall be made and no work otherwise affecting the telephone cable terminal or distribution system shall be undertaken without reasonable prior notice to Landlord.  Landlord or Landlord’s contractor with responsibility for maintenance of the telephone distribution system may require supervision of the connection by Landlord or the maintenance contractor, and may impose such other reasonable conditions as may be necessary to protect the telephone cable terminal or distribution system.  Any damage to the telephone cable terminal or distribution system caused by the act or omission of Tenant shall be repaired at the expense of Tenant.

26.                               Tenant may use, store, handle and transport Hazardous Materials as part of its business operation conducted in the Premises in the ordinary course as part of a first-class office building operation, such as the use and storage of small quantities of office supplies which may contain minor amounts of Hazardous Materials, the use of products containing minor amounts of Hazardous Materials for the making of Alterations, the use of products containing customary amounts of Hazardous Materials in the maintenance, operation and repair of the Premises, or the use or storage of chemicals, such as chlorofluorocarbons (CFC’s), in amounts necessary for the operation of systems in the Premises such as ventilation and air conditioning package units.

27.                               A breach by Tenant of the covenants contained in Rules 1 through 26 immediately above which continues for more than five (5) days after written notice from Landlord or Landlord’s agent, shall be deemed an Event of Default.

EXHIBIT C

WORK LETTER

(Tenant Performs Work)

This Work Letter is attached to and forms a part of the Office Lease dated as of September 19, 2012 (the “Lease”), by and between POST-MONTGOMERY ASSOCIATES, a California general partnership (“Landlord”), and OPENTABLE, INC., a Delaware corporation (“Tenant”), pertaining to certain premises located in the building commonly known as One Montgomery Tower and located at One Montgomery Street, San Francisco, California, which is a portion of the Post Montgomery Center.  Except where clearly inconsistent or inapplicable, the provisions of the Lease are incorporated into this Work Letter, and capitalized terms used without being defined in this Work Letter shall have the meanings given them in the Lease.

The purpose of this Work Letter is to set forth the respective responsibilities of Landlord and Tenant with respect to the design and construction of all alterations, additions and improvements which Tenant may deem necessary or appropriate to prepare the Premises for occupancy by Tenant under the Lease.  Such alterations, additions and improvements to the Premises to be performed by Tenant are referred to in this Work Letter as the “Tenant Improvements,” and the work of constructing the Tenant Improvements is referred to as the “Tenant Improvement Work.”

Landlord and Tenant agree as follows:

1.                                      General.

1.1                               Tenant is solely responsible for designing the Tenant Improvements and performing the Tenant Improvement Work (subject to Landlord’s rights of review and approval set forth in this Work Letter).

1.2                               Landlord’s sole interest in reviewing and approving the Construction Drawings (as hereinafter defined) is to protect the Project and Landlord’s interests, and no such review or approval by Landlord shall be deemed to create any liability of any kind on the part of Landlord, or constitute a representation on the part of Landlord or any person consulted by Landlord in connection with such review and approval, that the Space Plans or Final Working Drawings are correct or accurate, or are in compliance with any applicable Requirements.

1.3                               Landlord shall contribute (subject to the terms and conditions set forth in this Work Letter) the amount specified in Section 5.1 below as the “Construction Allowance,” towards the costs of designing the Tenant Improvements and performing the Tenant Improvement Work.

1.4                               Tenant shall be responsible for all costs of designing the Tenant Improvements and performing the Tenant Improvement Work to the extent such costs exceed the Construction Allowance.

1.5                               Pursuant to Section 3.2 of the Lease, Tenant has certain Early Entry rights as to the Premises.

1.6                               In the event of any conflict between this Work Letter and the Construction Guide, the terms of this Work Letter shall govern.

2.                                      Base Building Improvements; Condition of Premises.

2.1                               Landlord shall perform, at Landlord’s sole cost and expense, the Base building improvements listed in the attached Schedule 1 (“Landlord’s Work”).

2.2                               Tenant acknowledges and agrees that Landlord may perform the work required to be performed by Landlord on the restrooms and window coverings on the floors on which the Premises is located (the “Post Delivery Work”) before or after the Target Delivery Date, and concurrently with the performance of the Tenant Improvement Work.  Landlord shall use commercially reasonable efforts (without any obligation to engage overtime labor) to avoid unreasonably interfering with Tenant’s performance of the Tenant Improvement Work.

2.3                               For purposes of this Work Letter Agreement, the phrase “substantial completion of Landlord’s Work” shall mean that:  (i) Landlord has completed Landlord’s Work (other than the Post Delivery Work), in the condition required by the Lease and this Work Letter; (ii) Landlord has provided Tenant written evidence that Landlord’s Work has received any required final inspections or city approvals necessary as a condition to the commencement of the Tenant Improvements and that any applicable permits and approvals required in connection with Landlord’s Work have been issued, except such approvals as are not customarily obtained prior to completion of tenant improvements such as the Tenant Improvements; (iii) the condition of the Premises and Landlord’s Work (including any punch list items Landlord is to complete during the course of Tenant’s construction) is such that Tenant’s Work can be commenced and performed in accordance with customary construction practices without unreasonable interruption or delay; and (iv) Landlord has provided written certification to Tenant that to Landlord’s actual knowledge the Premises are free of Hazardous Materials (including asbestos).

2.4                               Landlord shall perform as necessary and ensure, at its sole cost and expense and not as an expense to Tenant, that the Landlord’s Work in the Premises is in compliance with all applicable codes and regulations of governmental entities, including without limitation current seismic, fire/life safety, ADA, Environmental Laws and Title 24 energy conservation and handicapped accessibility codes (including, without limitation, all ADA “path of travel” requirements [i.e., primary entrance and elevator accessibility]) and that all Base Building Systems in the Premises are in good working order and repair as of the Delivery Date.

3.                                      Design and Approval of the Tenant Improvements.

3.1                               Selection of Tenant’s Architect; Construction Drawings.

(a)                                 Tenant has retained Studio O+A (“Tenant’s Architect”) to prepare the Construction Drawings.  Tenant shall retain engineering consultants reasonably approved by Landlord (the “Engineers”) to prepare all plans and engineering working drawings relating to work to be performed on the structural portions of the Building or the Building Systems in the

Premises, if any, in connection with the Tenant Improvements.  Tenant’s Architect and Engineers shall be subject to the written approval of Landlord, which approval will not be unreasonably withheld, conditioned or delayed.  The plans and drawings to be prepared by Tenant’s Architect and the Engineers hereunder shall be known, collectively, as the “Construction Drawings”.

(b)                                 If readily available, Landlord may supply Tenant with a set of drawings of the Building which Tenant may use in connection with the preparation of the Construction Drawings, but Tenant agrees that Landlord shall have no liability for the completeness or accuracy of such drawings, and Tenant’s Architect shall be responsible for performing all necessary field measurements and confirming the completeness and accuracy of such drawings.

3.2                               Space Plans.  Tenant’s final space plans for the Premises (“Space Plans”) are attached hereto as Exhibit C-1, are incorporated herein by this reference, and are approved and accepted by Landlord and Tenant as of the date of this Lease.

3.3                               Final Working Drawings.  Tenant shall cause Tenant’s Architect and the Engineers to prepare and submit for Landlord’s approval complete and detailed construction plans and specifications, including a fully coordinated set of architectural, structural, mechanical, fire protection, electrical and plumbing working drawings for the Tenant Improvement Work, in a form which is sufficiently complete to permit subcontractors to bid on the work, obtain all required Permits (as hereinafter defined) and commence construction (the “Final Working Drawings”).  Tenant shall furnish Landlord with four (4) copies signed by Tenant of such Final Working Drawings. Landlord shall approve or disapprove of the Final Working Drawings by giving written notice to Tenant within ten (10) business days after receipt thereof.  Landlord shall not unreasonably withhold or delay its approval of the Final Working Drawings, provided that, without limiting the generality of the foregoing, Landlord shall be entitled to withhold its consent to the Final Working Drawings for any of the reasons specified in clauses (a) through (e) of Section 3.2 above, or if in Landlord’s good faith judgment, the Final Working Drawings are inconsistent with, or do not conform to, the Space Plans. If Landlord disapproves the Final Working Drawings, Landlord shall return the Final Working Drawings to Tenant with a statement of Landlord’s reasons for disapproval and/or specifying any required corrections or revisions. Landlord shall approve or disapprove of any such revisions to the Final Working Drawings within five (5) business days after receipt of such revisions. This procedure shall be repeated until Landlord approves the Final Working Drawings (as so approved, the “Approved Working Drawings”).

3.4                               Light Harvesting System.  Without limiting the foregoing, the Final Working Drawings and Tenant Improvements must reasonably incorporate the Building standard light harvesting lighting system for energy efficiency.

4.                                      Construction of Tenant Improvements.

4.1                               Contracts with Tenant’s Contractor and Subcontractors.

(a)                                 Tenant shall retain a licensed general contractor as the contractor for the construction of the Tenant Improvements (“Tenant’s Contractor”). Tenant’s Contractor must be experienced in the performance of work comparable to the work of the Tenant Improvements in buildings and projects comparable to the Building and the Project, respectively, and shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord hereby approves Source Planning and Construction as Tenant’s contractor.  All subcontractors, laborers, materialmen and suppliers used by Tenant (such subcontractors, laborers, materialmen and suppliers, together with Tenant’s Contractor, are collectively referred to herein as “Tenant’s Agents”) must be approved in writing by Landlord, which approval shall not be unreasonably withheld; provided, however, that Landlord reserves the right to require that any work to be performed on the following Building Systems (whether such systems are located within or outside the Premises) be performed by the following subcontractors specified by Landlord:

Fire/Life/Safety:	Simplex

Mechanical:	Siemens, AR&B, CMI, ACCO or Innovative

(b)                                 Upon Tenant’s execution thereof, Tenant shall furnish Landlord with true and correct copies of all construction contracts between or among Tenant, Tenant’s Contractor and all subcontractors relating to the Tenant Improvement Work, provided that Landlord’s review of such contracts shall not relieve Tenant from its obligations under this Work Letter nor shall such review be deemed to constitute Landlord’s representation that such contracts comply with the requirements of this Work Letter.  All such contracts shall expressly provide that (i) the work to be performed thereunder shall comply with the Construction Guide, and (ii) the Tenant Improvement Work (or in the case of a subcontractor, the portion thereof performed by such subcontractor) shall be warranted in writing to Tenant and Landlord to be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion of the Tenant Improvement Work.  Upon written notice from Landlord, Tenant agrees to give to Landlord any assignment or other assurances that may be necessary to permit Landlord to directly enforce such warranties (such warranties shall include, without additional charge, the repair of any portion of the Project or Common Areas which may be damaged as a result of the removal or replacement of the defective Tenant Improvements).  Tenant shall cause Tenant’s Agents to engage only labor that is harmonious and compatible with other labor working in the Project.  In the event of any labor disturbance caused by persons employed by Tenant or Tenant’s Contractor, Tenant shall immediately take all actions necessary to eliminate such disturbance.  If at any time any of Tenant’s Agents interferes with any other occupant of the Project, or hinders or delays any other work of improvement in the Project, or performs any work which may or does impair the quality, integrity or performance of any portion of the Project, including any Building Systems, Tenant shall cause such subcontractor, laborer, materialman or supplier to leave the Project and remove all tools, equipment and materials immediately upon written notice delivered to Tenant, and, without limiting Tenant’s indemnity obligations set forth in Article 16 of the Lease, Tenant shall reimburse Landlord for all direct costs, expenses, losses or damages incurred or suffered by Landlord resulting from the acts or omissions of Tenant’s Agents in or about the Project.

4.2                               Permits.  Following approval of the Final Working Drawings, Tenant shall obtain all building permits and other permits, authorizations and approvals which may be required in connection with, or to satisfy all Requirements applicable to, the construction of the Tenant Improvements in accordance with the Approved Working Drawings (the “Permits”). Tenant shall provide Landlord with copies of any documents or applications filed by Tenant to obtain Permits concurrently with any such filing.  If Tenant elects to file any such documents or applications prior to Landlord’s approval of the Final Working Drawings, Tenant shall be solely responsible for any additional costs or delays arising from changes to the documents or applications in order to conform them to the Final Working Drawings as approved by Landlord.  Tenant agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any Permits or the certificate of occupancy for the Premises, and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord will cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such Permit or certificate of occupancy. Any amendments or revisions to the Approved Working Drawings that may be necessary to obtain any such Permits, or which may be required by city officials or inspectors to comply with code rulings or interpretations, shall be prepared by Tenant’s Architect, at Tenant’s expense (provided that to the extent funds are available, such expense may be reimbursed from the Construction Allowance), and submitted to Landlord for Landlord’s review and approval as a Change Order under Section 6 below.  If Landlord disapproves of such amendments or revisions, Landlord shall return the same to Tenant with a statement of Landlord’s reasons for disapproval, or specifying any required corrections.  This procedure shall be repeated until Landlord approves the amendments or revisions and all Permits have been obtained for the Approved Working Drawings, as so amended.

4.3                               Commencement of Work.  At least ten (10) days prior to the commencement of construction of the Tenant Improvements, or the delivery of any construction materials for the Tenant Improvement Work to the Building, whichever is earlier, Tenant shall submit to Landlord a notice specifying the date Tenant will commence construction of the Tenant Improvements, the estimated date of completion of the Tenant Improvements and the construction schedule provided by Tenant’s Contractor.  In addition, prior to the commencement of construction of the Tenant Improvements, or the delivery of any construction materials for the Tenant Improvement Work to the Building, whichever is earlier, Tenant shall submit to Landlord the following:  (a) all Permits required to commence construction of the Tenant Improvements; (b) a copy of the executed construction contract with Tenant’s Contractor, together with a detailed breakdown, by trade, of the final costs to be incurred, or which have theretofore been incurred, in connection with the design and construction of the Tenant Improvements, which costs of construction form a basis for the amount of the construction contract; and (c) true and correct copies of all policies of insurance, or original certificates thereof executed by an authorized agent of the insurer or insurers, together with any endorsements referred to in Section 4.5 below, confirming to Landlord’s reasonable satisfaction compliance with the insurance requirements of this Work Letter.

4.4                               Performance of Work.  All work performed by Tenant’s Contractor shall strictly conform to the Approved Working Drawings, shall comply with all applicable Requirements (including building codes) and all applicable standards of the American Insurance Association and the National Electrical Code and all building material manufacturer’s specifications, shall comply with all rules and regulations from time to time adopted by Landlord to govern construction in or about the Project (provided copies of such rules and regulations have been provided to Tenant), including the Construction Guide, and shall be performed in a good and professional manner and so as not to interfere with the occupancy of any other tenant of the Project, the performance of any other work within the Project, or with Landlord’s maintenance or operation of the Project.  At all reasonable times during construction of the Tenant Improvements, Landlord and Landlord’s employees and agents shall have the right to enter the Premises to inspect the Tenant Improvement Work, and to require the correction of any faulty work or any material deviation from the Approved Working Drawings.  Any such entry by Landlord and Landlord’s employees shall be done in a manner that, to the extent reasonably possible, minimizes disruption to the Tenant Improvement Work.  Tenant shall not close-up any Tenant Improvement Work affecting the Building Systems in the Premises until the same have been inspected and approved by Landlord’s agents. No inspection or approval by Landlord of any such work shall constitute an endorsement thereof or any representation as to the adequacy thereof for any purpose or the conformance thereof with any applicable Requirements, and Tenant shall be fully responsible and liable therefor. In addition to the Construction Administration Costs under Section 5.3 below, Tenant shall reimburse Landlord for the cost of any repairs, corrections or restoration which must be made, in Landlord’s good faith judgment, to the Premises or any other portion of the Project, if caused by Tenant’s Contractor or any other of Tenant’s Agents.

4.5                               Insurance.  At all times during the construction of the Tenant Improvements (and in the case of Products and Completed Operations Coverage, for 5 years following completion of the Tenant Improvement Work), in addition to the insurance required to be maintained by Tenant under the Lease, Tenant shall require all of Tenant’s Agents to maintain (a) Commercial General Liability Insurance with limits of not less than $2,000,000 combined single limit for bodily injury and property damage, including personal injury and death, and Contractor’s Protective Liability, and Products and Completed Operations Coverage in an amount not less than $500,000 per incident, $1,000,000 in the aggregate; (b) Comprehensive automobile liability insurance with a policy limit of not less than $1,000,000 each accident for bodily injury and property damage, providing coverage at least as broad as the Insurance Services Office (ISO) Business Auto Coverage form covering Automobile Liability, code 1 “any auto”, and insuring against all loss in connection with the ownership, maintenance and operation of automotive equipment that is owned, hired or non-owned; (c) Worker’s Compensation with statutory limits and Employer’s Liability Insurance with limits of not less than $100,000 per accident, $500,000 aggregate disease coverage and $100,000 disease coverage per employee.  Tenant’s liability insurance shall be written on an “occurrence” basis and shall name as additional insureds (by endorsement reasonably acceptable to Landlord) the persons and entities to be added as additional insureds under Section 14.2 of the Lease.  All of the insurance required to be carried by Tenant hereunder shall provide that it is primary insurance, and not excess over or contributory with any other valid, existing, and applicable insurance in force for or on behalf of Landlord, and shall be placed with companies which are rated A:X or better by A.M. Best’s Insurance Guide and authorized to do business in the State of California.  Tenant shall give

Landlord 30 days’ written notice prior to any cancellation or change of coverage with respect to any insurance required by this Section 4.5.  All deductibles and self-insured retentions under Tenant’s policies are subject to Landlord’s reasonable approval, and all insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder.  Tenant’s compliance with the provisions of this Section shall in no way limit Tenant’s liability under any of the other provisions of the Lease.

4.6                               Liens.  Tenant shall keep the Premises and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant.  Should Tenant fail to remove any such lien within five (5) business days after notice to do so from Landlord, Landlord may, in addition to any other remedies, record a bond pursuant to California Civil Code Section 8424 and all costs and obligations incurred by Landlord in so doing shall immediately become due and payable by Tenant to Landlord as additional Rent under the Lease.  Landlord shall have the right to post and keep posted on the Premises any notices that may be required or permitted by applicable Requirements, or which Landlord may deem to be proper, for the protection of Landlord and the Project from such liens.  Promptly following completion of construction, Tenant shall provide Landlord a copy of a final unconditional lien release from Tenant’s Contractor and each of Tenant’s Agents who performed work or supplied materials for the Tenant Improvements.  Upon completion of construction, Tenant shall promptly record a notice of completion in accordance with California Civil Code Section 8182 and provide a copy thereof to Landlord.

5.                                      Responsibility for Design and Construction Costs.

5.1                               Construction Allowance.  Landlord will contribute to the costs of designing the Tenant Improvements and performing the Tenant Improvement Work, as depicted on the Approved Working Drawings, in the amount of Two Million Four Hundred Eight Thousand and Fifty Dollars ($2,408,050.00) (calculated at the rate of $50.00 per square foot of rentable area in the Premises (exclusive of the Bicycle Storage Room)) (the “Construction Allowance”).  Tenant shall pay all costs in excess of the Construction Allowance for the design and construction of the Tenant Improvements.  Tenant shall have the right, at its option, to use any portion of the Construction Allowance for hard or soft costs of the Tenant Improvement Work, including without limitation:  (i) costs of preparing the Space Plans and Final Working Drawings, the cost of obtaining Permits and other similar approvals and the costs and expenses incurred by Landlord in connection with coordinating and supervising the Tenant Improvement Work, including, without limitation, the Construction Administration Costs; and (ii) documented costs of labor and materials incorporated into the Tenant Improvements (excluding all costs of data and telephone cabling in excess of an amount equal to $5.00 per square foot or rentable area in the Premises (exclusive of the Bicycle Storage Room), and all costs of furnishings, fixtures, equipment, signage and other personal property, including switches, servers, routers and similar data and telecommunications equipment), and (iii) documented staging expenses, construction fees, project management, move costs (not to exceed an amount equal to $2.00 per square foot of rentable area in the Premises (exclusive of the Bicycle Storage Room)), and consultant fees.

5.2                               Disbursement of Construction Allowance.  Provided that (a) the Lease is then in full force and effect, (b) Tenant is not then in default of any of its obligations under the Lease beyond any applicable cure or grace period, including, without limitation, Tenant’s obligations under this Work Letter to perform Tenant Improvement Work in accordance with the Approved Working Drawings and all applicable Requirements, Landlord shall make disbursements of the Construction Allowance for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows:

5.2.1                     Interim Disbursements.  On or before the twenty-fifth (25th) day of each calendar month during the construction of the Tenant Improvements (or such other date as Landlord may designate) Tenant shall deliver to Landlord:  (i) a request for payment of Tenant’s Contractor, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of Tenant’s Agents, for labor rendered and materials delivered to the Premises; (iii) executed mechanic’s lien releases from all of Tenant’s contractors and subcontractors which shall comply with the appropriate provisions of applicable law; and (iv) all other information reasonably requested by Landlord.  Tenant’s request for payment shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request.  On or before the last day of the following calendar month, Landlord shall deliver a check to Tenant in payment of the lesser of:  (A) Landlord’s Percentage Share of the amounts so requested by Tenant, as set forth in this Section 5.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention”), and (B) the balance of any remaining available portion of the Construction Allowance (not including the Final Retention), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the Approved Working Drawings, or due to any substandard work, or for any other reason related to the Tenant Work.  For purposes of this Work Letter, “Landlord’s Percentage Share” shall be calculated by dividing the amount of the Construction Allowance by the estimated budget for the Tenant Improvements (including any Change Orders as defined below) shall in no event exceed one hundred percent (100%).  Within twenty (20) days after Tenant’s delivery to Landlord of the items described in clauses (i) through (iv), Tenant shall pay the balance of the amounts requested by Tenant (less the remaining balance of the retention), and shall provide Landlord with written evidence of that payment.  Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.

5.2.2                     Final Disbursement.  Provided that (a) the Lease is then in full force and effect, (b) no Event of Default then exists, subject to applicable notice and cure periods, (c) Tenant has commenced business operations in the Premises, and (d) Tenant has incurred the costs towards which the Construction Allowance may be applied, Landlord shall pay the balance remaining of the Construction Allowance (including the Final Retention) to Tenant, less any amounts deducted therefrom pursuant to Section 5.3 below, within thirty (30) days after satisfactory completion of the Tenant Improvement Work and submission by Tenant of (i) “as-built” drawings in CAD format showing the Tenant Improvements (updated by Tenant’s Architect as necessary to reflect all changes made to the Approved Working Drawings during the course of construction), (ii) a written statement from Tenant’s Architect that the work described on any such invoices has been completed in accordance with the Approved Working Drawings, (iii) properly executed mechanics’ lien releases in compliance with both California Civil Code Section 8134 and either Section 8136 or Section 8138 from all of Tenant’s Agents; and (iv) copies of all Permits, licenses, certificates and other governmental authorizations and approvals necessary in connection with, and indicating final approval of, the Tenant Improvement Work.  If Tenant has not submitted the required documentation to obtain payment of the Construction Allowance on or before the date that is one (1) year after the Delivery Date, Landlord shall have no further obligation to furnish any unpaid balance of the Construction Allowance to Tenant.

5.3                               Construction Administration Costs. Tenant shall pay to Landlord all of Landlord’s actual out-of-pocket costs incurred in connection with the Tenant Improvement Work, including, without limitation, all management, engineering, outside consulting and construction fees incurred by or on behalf of Landlord for the review and approval of the Space Plans and Construction Drawings (collectively, the “Construction Administration Costs”); provided that the Construction Administration Costs shall not exceed an amount equal to 0.5% of the general contractor’s “hard cost” budget. Landlord shall be entitled to charge the amount of the Construction Administration Costs against the Construction Allowance required to be contributed by Landlord hereunder, or if funds are not available from the Construction Allowance for such purposes, Tenant will pay such amounts within thirty (30) days following delivery of Landlord’s reasonably itemized invoice therefor.

5.4                               Space Planning Allowance.  Landlord shall provide an allowance of $0.15 per rentable square foot of the Premises for Tenant to prepare a preliminary test fit space plan of the Premises, plus one revision thereof, within thirty (30) days after receipt by Landlord of reasonable evidence of the payment by Tenant of the cost of the preliminary test fit space plan; provided that Landlord shall have first received a CAD version of Tenant’s preliminary test fit plan.  Such test fit fee will not be deducted from or charged against the Construction Allowance, and payment thereof shall not be contingent on execution of the Lease.

6.                                      Change Orders.  Landlord will not unreasonably withhold its approval of (a) any request by Tenant, or by Tenant’s Contractor with Tenant’s approval, to amend or change the Approved Working Drawings, or (b) any change or amendment to the Approved Working Drawings that may be necessary to obtain any Permits, or which may be required by city officials or inspectors to comply with code rulings or interpretations (any of the foregoing, a “Change Order”), provided such Change Order does not diminish the quality of construction of the Tenant Improvements.  Without limiting the generality of the foregoing, however, Tenant acknowledges that it shall not be unreasonable for Landlord to withhold consent to any Change Order if any of the circumstances listed in clauses (a) through (e) of Section 3.2 of this Work Letter applies.  No material changes or modifications to the Approved Working Drawings shall be made unless by written Change Order signed by Landlord and Tenant.  Tenant shall pay all costs attributable to Change Orders, including costs incurred by Landlord in reviewing proposed Change Orders (provided that to the extent funds are available, such costs may be paid or reimbursed from the Construction Allowance).

7.                                      Ownership of Tenant Improvements.  Except as set forth in the Lease, the Tenant Improvements shall be deemed, effective upon installation, to be a part of the Premises and the Building and shall be deemed to be the property of Landlord (subject to Tenant’s right to use the same during the Term of the Lease), and shall be surrendered at the expiration or earlier termination of the Term, unless Landlord shall have conditioned its approval of the Final Working Drawings or any Change Order on Tenant’s agreement to remove any items thereof, in which event, prior to the expiration or termination of the Term, the specified items shall be removed at Tenant’s expense, any damage caused by such removal shall be repaired, and the Premises shall be restored to their condition existing prior to the installation of the items in question, normal wear and tear excepted.  The removal, repair and restoration described above shall, at Landlord’s sole election, be performed either by Tenant or by Landlord; and if such work shall be performed by Landlord, Tenant shall pay to Landlord, within twenty (20) days following Landlord’s demand, the reasonable cost and expense of such work.  Tenant shall not take a position with the United States Internal Revenue Service that is inconsistent with Landlord’s depreciation of the Tenant Improvements.

8.                                      Certain Charges Limited.  Tenant’s contractors, vendors and sub-contractors shall receive free parking in the Building loading dock areas, subject to Building rules and regulations, during the construction of the Tenant Improvements.  Tenant shall not be charged for freight elevators, security, access to loading docks, utilities, or temporary HVAC during construction or Tenant’s move into the Premises.

9.                                      Path of Travel.  Upon Tenant’s request, Landlord shall provide Tenant’s architect with accurate path of travel and ADA drawings for the Building, at Landlord’s sole cost and expense.

SCHEDULE 1

LANDLORD WORK

•                  Provide restroom upgrades to current Building standards on floors 5, 6 and 7 and Code compliant condition.

•                  Select demolition of existing tenant improvements per plans proposed by Tenant and reasonably approved by Landlord.  Landlord and Tenant agree to work together in good faith to create those demolition plans.

•                  Upgrade VAV boxes, controllers and associated wiring to Building standard.

•                  Patching and/or repairing of all demolition scars.

•                  Ensure that main/primary air and water supply loops and remaining controls, systems boxes and thermostats are in good, operable working condition and ready / available to receive Tenant’s branch feeds.

•                  Remove all existing data cabling, associated conduits and hangars from the Premises and patch and fire caulk as necessary.

•                  Install Building standard Mecco window coverings around the perimeter.

•                  Construct Building standard multitenant corridor and the demising walls to separate the portion of the Premises on the 5th floor from the balance of the floor per a mutually agreed space plan (the “5th Floor Corridor Work”).

•                  Provide functional existing electrical distribution panel.

•                  Provide main sprinkler loop and a functional fire / life safety system with sufficient “points” or module capacity to allow the Tenant to tie into per floor.

•                  Provide existing Building card key access control system for Building elevators and stairwells serving Premises.  (Initial security access cards to be provided to Tenant’s employees free of charge.)

EXHIBIT C-1

SPACE PLANS

(See Attached)

146 WORKSTATIONS 1 KITCHEN BREAK AREA 1 BOARDROOM 4 MEDIUM CONFERENCE ROOMS 1 SMALL CONFERENCE ROOM 2 PHONE BOOTHS 2 CASUAL MEETING AREAS 1 MOTHER’S ROOM 2 STORAGE ROOMS 1 OPERATIONS BUILD ROOM OPENTABLE- 7TH FLOOR OPEN TABLE- 1MONTGOMERY SPACE PLAN ISSUED FOR CLIENT REVIEW 8.9.2012

150 WORKSTATIONS 1 COFFEE BAR 4 MEDIUM CONFERENCE ROOMS 4 SMALL CONFERENCE ROOMS 7 PHONE BOOTHS 6 CASUAL MEETING AREAS 1 MOTHER’S ROOM 1 SERVER ROOM 1 IT STORAGEASSEMBLY OPENTABLE- 6TH FLOOR OPEN TABLE- 1MONTGOMERY SPACE PLAN ISSUED FOR CLIENT REVIEW 8.9.2012

ENTRY T.B.D. BY TENANT

EXHIBIT D

CONFIRMATION OF LEASE TERM

THIS CONFIRMATION OF LEASE TERM is made this          day of                       , 20     between POST-MONTGOMERY ASSOCIATES, a California general partnership (“Landlord”), and                                               , a                                              (“Tenant”).

W I T N E S S E T H:

WHEREAS, by Office Lease dated the          day of                     ,         , between the parties hereto (the “Lease”), Landlord leased to Tenant and Tenant leased from Landlord for the Term and upon the terms and conditions set forth therein the Premises being Suite No.        containing approximately                    square feet of rentable area situated in One Montgomery Tower, located at One Montgomery Street, San Francisco, California, said Premises being more particularly designated in the Lease; and

WHEREAS, the parties hereto wish to confirm and memorialize the Commencement Date and Expiration Date of the Term.

NOW, THEREFORE, the parties hereto mutually agree as follows:

1.                                      All terms used herein, as indicated by the initial capitalization thereof, shall have the same respective meanings designated for such terms in the Lease.

2.                                      The Term of the Lease commenced upon the Commencement Date, which for all purposes under the Lease shall be deemed to be                         ,         .  The Term shall expire at midnight on                       , 20    , unless sooner terminated as provided in the Lease.

3.                                      Any work required to be performed by Landlord under the Lease has been completed in the manner required thereunder as of the Commencement Date.

IN WITNESS WHEREOF, the parties hereto have caused this Confirmation of Lease Term to be executed as the day and year first above written.

LANDLORD:		TENANT:

POST-MONTGOMERY ASSOCIATES,		OPENTABLE, INC.,
a California general partnership		a Delaware corporation

By:	The Prudential Insurance Company
	of America, a general partner	By:
(Signature)

By:
	(Signature)	(Type or Print Name)

Its:
(Type or Print Name)

	Its:	By:
(Signature)
By:	UBS REALTY INVESTORS LLC,
as agent for NLI PROPERTIES
	WEST, INC., a general partner	(Type or Print Name)

Its:
By:
(Signature)

[If Tenant is a corporation, this instrument must be executed by the chairman of the board, the president or any vice president and the secretary, any assistant secretary, the chief financial officer or any assistant financial officer or any assistant treasurer of such corporation, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which case the bylaws or a certified copy of the resolution, as the case may be, must be attached to this instrument.]

(Type or Print Name)

Its:

EXHIBIT E

FORM OF LETTER OF CREDIT

WORDING APPROVED, OPENTABLE, INC.,  BY:                                DATE:

COMERICA BANK
INTERNATIONAL TRADE SERVICES
FAX NO: 310-297-2890	2321 ROSECRANS AVE., 5TH FLOOR
SWIFT: MNBDUS6S LAX	EL SEGUNDO, CA 90245

BENEFICIARY:

POST MONTGOMERY ASSOCIATES

ONE MONTGOMERY TOWER

SAN FRANCISCO, CA (INSERT ZIP CODE)

AS “LANDLORD”

APPLICANT:	DATE OF ISSUANCE: MMDDYY
OPENTABLE, INC.
799 MARKET ST. 4TH FLOOR,
SAN FRANCISCO, CA 94103

AS “TENANT”

AMOUNT: US$ 1,023,421.25

EXPIRATION DATE: MAY 31, 2013, SUBJECT TO EXTENSION AS PROVIDED BELOW.

LOCATION: EL SEGUNDO, CALIFORNIA

LADIES AND GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. [INSERT NUMBER] IN YOUR FAVOR. THIS LETTER OF CREDIT IS AVAILABLE BY SIGHT PAYMENT WITH OURSELVES ONLY AGAINST PRESENTATION AT THE BANK’S OFFICE (AS DEFINED BELOW) OF THE FOLLOWING DOCUMENTS:

1.              THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT (S), IF ANY.

2.              YOUR SIGHT DRAFT, IN WHOLE OR IN PART DRAWN ON US IN THE FORM ATTACHED HERETO AS EXHIBIT “A”.

PARTIAL AND MULTIPLE DRAWINGS ARE ALLOWED, PROVIDED, HOWEVER, THAT EACH SUCH DEMAND THAT IS PAID BY US SHALL REDUCE THE AMOUNT AVAILABLE UNDER THIS IRREVOCABLE STANDBY LETTER OF CREDIT.

THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO BENEFICIARY UNLESS IT IS FULLY UTILIZED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU A NOTICE BY REGISTERED MAIL/OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS (OR SUCH OTHER ADDRESS AS BENEFICIARY MAY FROM TIME TO TIME DESIGNATE IN A NOTICE DELIVERED TO COMERICA BANK AT THE BANK’S OFFICE) THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE THEN-CURRENT EXPIRATION DATE.  BUT IN ANY EVENT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND MAY 31, 2020 WHICH SHALL BE THE FINAL EXPIRATION DATE OF THIS LETTER OF CREDIT.

Exhibit E

THE DATE THIS LETTER OF CREDIT EXPIRES IN ACCORDANCE WITH THE ABOVE PROVISION IS THE “FINAL EXPIRATION DATE”.  UPON THE OCCURRENCE OF THE FINAL EXPIRATION DATE THIS LETTER OF CREDIT SHALL FULLY AND FINALLY EXPIRE AND NO PRESENTATIONS MADE UNDER THIS LETTER OF CREDIT AFTER SUCH DATE WILL BE HONORED.

THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES BY THE ISSUING BANK, AT THE REQUEST OF THE BENEFICIARY, BUT IN EACH INSTANCE TO A SINGLE BENEFICIARY AND ONLY IN ITS ENTIRETY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF ANY NOMINATED TRANSFEREE ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATIONS, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US TOGETHER WITH OUR LETTER OF TRANSFER DOCUMENTATION (IN THE FORM OF EXHIBIT “B” ATTACHED HERETO)////NOT YET ATTACHED////. THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM MUST BE VERIFIED BY BENEFICIARY’S BANK.  ANY TRANSFER OF THIS LETTER OF CREDIT MAY NOT CHANGE THE PLACE OF EXPIRATION OF THE LETTER OF CREDIT FROM OUR ABOVE-SPECIFIED OFFICE. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE ORIGINAL LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL LETTER OF CREDIT TO THE TRANSFEREE.  ALL THE CHARGES, INCLUDING WITHOUT LIMITATION ANY TRANSFER FEE SHALL BE ON ACCOUNT OF APPLICANT.  ANY TRANSFER OF THIS LETTER OF CREDIT IS NOT CONTINGENT ON APPLICANT’S ABILITY TO PAY THE TRANSFER FEE OR SUCH CHARGES.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER OF THIS LETTER OF CREDIT.

DOCUMENTS MUST BE DELIVERED TO US DURING REGULAR BUSINESS HOURS ON A BUSINESS DAY OR FORWARDED TO US BY OVERNIGHT DELIVERY SERVICE TO:  COMERICA BANK, INTERNATIONAL TRADE SERVICES, 2321 ROSECRANS AVE., 5TH FLOOR, MAIL CODE 4659, EL SEGUNDO, CA 90245, ATTENTION: STANDBY LETTER OF CREDIT DEPT., TEAM 44 (THE “BANK’S OFFICE”).

DRAFTS PRESENTED PRIOR TO 10:00 A.M. NEW YORK CITY TIME ON ANY BUSINESS DAY SHALL BE PAID BY BANK CHECK OR WIRE TRANSFER, AT BENEFICIARY’S INSTRUCTION, ON THE SAME BUSINESS DAY.  DRAFTS PRESENTED AFTER 10:00 A.M. NEW YORK CITY TIME ON ANY BUSINESS DAY SHALL BE PAID BY BANK CHECK OR WIRE TRANSFER, AT BENEFICIARY’S INSTRUCTION, BY CLOSE OF BUSINESS ON THE NEXT SUCCEEDING BUSINESS DAY.

AS USED HEREIN, THE TERM “BUSINESS DAY” MEANS A DAY ON WHICH WE ARE OPEN AT OUR ABOVE ADDRESS IN EL SEGUNDO, CALIFORNIA TO CONDUCT OUR LETTER OF CREDIT BUSINESS. NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN THE ISP98 (AS HEREINAFTER DEFINED), IF THE EXPIRATION DATE OR THE FINAL EXPIRATION DATE IS NOT A BUSINESS DAY THEN SUCH DATE SHALL BE AUTOMATICALLY EXTENDED TO THE NEXT SUCCEEDING DATE WHICH IS A BUSINESS DAY.

WE HEREBY ENGAGE WITH YOU THAT DRAFT(S) DRAWN AND/OR DOCUMENTS PRESENTED UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO COMERICA BANK, IF PRESENTED ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES 1998 (ISP 98) INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590 AND AS TO MATTERS NOT GOVERNED BY THE ISP 1998 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA AND APPLICABLE U.S. LAW.

VERY TRULY YOURS

(AUTHORIZED SIGNATURE)

Exhibit E

EXHIBIT A
(Form of Sight Draft)

Date:

Aggregate Amount: U.S. Dollars

To:  [Name of Issuer]

AT SIGHT OF THIS DRAFT, PAY TO THE ORDER OF OURSELVES, THE AGGREGATE AMOUNT OF U.S. DOLLARS                                       (Insert Dollar Amount in words)                                                  DRAWN UNDER [NAME OF ISSUER] STANDBY IRREVOCABLE TRANSFERABLE LETTER OF CREDIT NO.                      DATED

[BENEFICIARY]

By:	(signature)
(Print Name and Title)

Exhibit A